UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
MERIDIANLINK, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—
DATED SEPTEMBER 10, 2025

MeridianLink, Inc.
1 Venture, Suite 235
Irvine, CA 92618
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
[•], 2025
Dear stockholders of MeridianLink, Inc.:
You are cordially invited to attend a special meeting of the stockholders of MeridianLink, Inc., a Delaware corporation (“MeridianLink,” the “Company,” “we,” “us” or “our”), to be held virtually on [•], 2025 at [•], Pacific Time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/MLNK2025SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting.
We have entered into an Agreement and Plan of Merger (as it may be amended, restated and/or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of August 11, 2025, with ML Holdco, LLC, a Delaware limited liability company (“Parent” or “ML Holdco”), and ML Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ML Holdco (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into MeridianLink, with MeridianLink surviving the merger as a private company and wholly-owned subsidiary of ML Holdco (the “Merger”).
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The affirmative vote of the holders of a majority of the outstanding shares of MeridianLink common stock, par value $0.001 per share (“Company Common Stock”), entitled to vote thereon as of the close of business on [•], 2025 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal.
If the Merger is consummated, you will be entitled to receive $20.00 in cash, without interest, for each share of Company Common Stock that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). On [•], 2025, the last practicable day before the printing of this proxy statement, the closing price of Company Common Stock on the NYSE was $[•] per share.
The Board of Directors of MeridianLink (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (together, the “Transactions”), are in the best interests of MeridianLink and the holders of Company Common Stock (the “Company Stockholders”), and declared it advisable to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that the Company Stockholders adopt the Merger Agreement and direct that such matter be submitted for consideration of the Company Stockholders at the Special Meeting. The Board unanimously recommends that the Company Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Transactions. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about MeridianLink from documents we file with the Securities and Exchange Commission (the “SEC”) from time to time.
Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.
Your vote is very important, regardless of the number of Company Common Stock that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote thereon as of the Record Date.
If you have questions or need assistance voting your Company Common Stock, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call: (877) 750-5837 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833
On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.
Very truly yours,

Nicolaas Vlok
Chief Executive Officer & Director
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, passed upon the merits or fairness of the Merger Agreement or the Transactions, including the Merger, or determined if the information contained in this document or the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. This proxy statement is dated [•], 2025 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about [•], 2025.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—
DATED SEPTEMBER 10, 2025

MeridianLink, Inc.
1 Venture, Suite 235
Irvine, CA 92618
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2025
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of MeridianLink, Inc., a Delaware corporation (“MeridianLink,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast at www.virtualshareholdermeeting.com/MLNK2025SM on [•], 2025 at [•], Pacific Time (including any adjournments or postponements thereof, the “Special Meeting”). The Special Meeting is being held for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended, restated and/or otherwise modified from time to time in accordance with its terms, “Merger Agreement”), dated as of August 11, 2025, by and among MeridianLink, ML Holdco, LLC, a Delaware limited liability company (“Parent” or “ML Holdco”), and ML Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ML Holdco (“Merger Sub”), pursuant to which Merger Sub will be merged with and into MeridianLink, with MeridianLink surviving as a wholly-owned subsidiary of ML Holdco (the “Merger”); and

2.
To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only Company stockholders (“Company Stockholders”) of record as of the close of business on [•], 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof.
The Board of Directors of MeridianLink (the “Board”) unanimously recommends that you vote:
1.	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”); and
2.
“FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares of MeridianLink common stock, par value $0.001 per share (“Company Common Stock”), that you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to (i) return your proxy card, (ii) grant your proxy electronically over the Internet or by telephone or (iii) attend the Special Meeting, your Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding Company Common Stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to MeridianLink before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal.
By Order of the Board,

Nicolaas Vlok
Chief Executive Officer & Director

Irvine, California
[•], 2025

YOUR VOTE IS VERY IMPORTANT!
Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote before it is voted at the Special Meeting.
If your Company Common Stock is held in the name of a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your Company Common Stock in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If your Company Common Stock is registered directly in your name, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your Company Common Stock through a bank, broker or other nominee and do not have a 16-digit control number, you must obtain a “legal proxy” in order to vote virtually or by proxy at the Special Meeting.
If you fail to (i) return your proxy card, (ii) grant your proxy electronically over the Internet or by telephone or (iii) vote by virtual ballot at the Special Meeting, your Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.
We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Transactions, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Common Stock, please contact our proxy solicitor by using the contact information provided below:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call: (877) 750-5837 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833

i

ii

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (together, the “Transactions”). Please refer to the “Summary” beginning on page 11 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.
Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “MeridianLink,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to MeridianLink, Inc. Throughout this proxy statement, we refer to ML Holdco, LLC as “ML Holdco” or “Parent,” and ML Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to: (i) the Agreement and Plan of Merger, dated as of August 11, 2025, as it may be amended, restated and/or otherwise modified from time to time in accordance with its terms, by and among ML Holdco, Merger Sub and MeridianLink, as the “Merger Agreement”; (ii) the merger of Merger Sub with and into MeridianLink, with MeridianLink surviving as a wholly-owned subsidiary of ML Holdco, as the “Merger”; (iii) shares of our common stock, par value $0.001 per share, as the “Company Common Stock”; (iv) the holders of Company Common Stock as the “Company Stockholders”; and (v) the special meeting of Company Stockholders described in this proxy statement, including any adjournments or postponements thereof, as the “Special Meeting”. Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Q:	Why am I receiving these materials?
A:
On August 11, 2025, MeridianLink entered into the Merger Agreement providing for the merger of Merger Sub, a wholly-owned subsidiary of ML Holdco, with and into MeridianLink, with MeridianLink surviving the Merger as a private company and wholly-owned subsidiary of ML Holdco. The Board of Directors of MeridianLink (the “Board”) is furnishing this proxy statement and form of proxy card to the Company Stockholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of MeridianLink by ML Holdco pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote thereon as of the close of business on [•], 2025 (the “Record Date”) and the other closing conditions set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into MeridianLink, with MeridianLink surviving the Merger as a wholly-owned subsidiary of ML Holdco. As a result of the Merger, the Company Common Stock will no longer be publicly traded and will be delisted from The New York Stock Exchange (the “NYSE”). In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and MeridianLink will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will Company Stockholders receive if the Merger is consummated?
A:
Upon consummation of the Merger, you will be entitled to receive $20.00 in cash, without interest (the “Merger Consideration”), in exchange for each share of Company Common Stock that you own as of the effective time of the Merger (the “Effective Time”), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). For example, if you own 100 shares of Company Common Stock as of the Effective Time, you will receive $2,000.00 in cash in exchange for your shares of Company Common Stock (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in ML Holdco as a result of the Merger.

Q:	How does the Merger Consideration compare to the market price of the Company Common Stock as of a recent trading date?
A:
The Merger Consideration represents a premium of approximately 26% over the closing price of the Company Common Stock on the NYSE of $15.88 on August 8, 2025, the last trading day before the public announcement that MeridianLink had entered into the Merger Agreement. On [•], 2025, the last practicable day before the printing of this proxy statement, the closing price of the Company Common Stock on the NYSE was $[•] per share. You are encouraged to obtain current market quotations for the Company Common Stock.
Q:	When and where is the Special Meeting?
A:
The Special Meeting will take place virtually on [•], 2025, at [•] a.m., Pacific Time. There will not be a physical meeting location. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/MLNK2025SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?
A:
Only stockholders of record of Company Common Stock as of the close of business on [•], 2025 will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were [•] shares of Company Common Stock outstanding. Each outstanding share of Company Common Stock owned on the Record Date will entitle its holder to one vote, virtually or by proxy, on all matters to be voted on at the Special Meeting.

Q:	What are Company Stockholders being asked to vote on at the Special Meeting?
A:	You are being asked to consider and vote on the following proposals:
•	The Merger Proposal; and
•
A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to MeridianLink’s amended and restated bylaws (the “Bylaws”), the only business that will be transacted at the Special Meeting are the Merger Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.
Q:	Have any Company Stockholders agreed to vote for the Merger Proposal?
A:
In connection with the execution of the Merger Agreement, on August 11, 2025, certain Company Stockholders (collectively, the “Supporting Stockholders”) entered into voting and support agreements (each, a “Support Agreement” and collectively, the “Support Agreements”) with ML Holdco and MeridianLink. As of August 11, 2025, the Supporting Stockholders held, collectively, approximately fifty five percent (55%) of the voting power of the Company Common Stock (without giving effect to any exercise or vesting of MeridianLink Options or MeridianLink RSUs). The Support Agreements will terminate at the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) a Change in Recommendation (as defined below) by the Board in accordance with the terms of the Merger Agreement or (iv) any modification, waiver or amendment to any term or provision of the Merger Agreement that is effected without the Supporting Stockholders’ prior written consent and that reduces the Merger Consideration or changes the form of consideration being offered to the Company’s Stockholders under the Merger Agreement, imposes any conditions, requirements or restrictions on any Company Stockholder’s right to receive the cash consideration payable to the Company Stockholders with respect to Company Common Stock owned by the Company Stockholders pursuant to the Merger Agreement or that materially delays the timing of any such payment after the Effective Time (the earliest such date set forth in clauses (i) through (iv), the “Termination Date”).

Q:	What vote is required to approve the proposal to adopt the Merger Agreement?
A:
Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding Company Common Stock entitled to vote thereon as of the close of business on the Record Date. As a result, the failure to (i) grant a proxy to vote your Company Common Stock by submitting a signed proxy card, (ii) grant a proxy electronically over the Internet or by telephone or (iii) vote virtually at the Special Meeting, in each case, will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the adoption of the Merger Agreement by the Company Stockholders?
A:
In reaching its decision to unanimously adopt, approve and declare advisable the Merger Agreement and the Transactions, and to recommend that the Company Stockholders approve the Merger Proposal, the Board consulted with MeridianLink’s senior management, as well as its legal and financial advisors, and considered the terms of the proposed Merger Agreement and the Transactions, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the MeridianLink Board of Directors and Reasons for the Merger” beginning on page 41 of this proxy statement.

Q:	What is a quorum and how many shares of Company Common Stock are needed to constitute a quorum? How can the meeting be adjourned?
A:
A quorum of Company Stockholders is necessary to transact business at the Special Meeting. Our Bylaws provide that the presence at the Special Meeting, in person or by proxy, of holders of a majority of our outstanding Company Common Stock entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the Special Meeting may be adjourned either by the presiding officer of the Special Meeting or by Company Stockholders representing a majority of the voting power present in person or represented by proxy at the Special Meeting.

Q:	What vote is required to approve the Adjournment Proposal?
A:	Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter at the Special Meeting.
Q:	How does the Board recommend that I vote?
A:
The Board, after considering the various factors described under “The Merger—Recommendation of the MeridianLink Board of Directors and Reasons for the Merger” beginning on page 41 of this proxy statement, unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are in the best interests of MeridianLink and the Company Stockholders, and declared it advisable to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that Company Stockholders adopt the Merger Agreement and direct that such matter be submitted for consideration of the Company Stockholders at the Special Meeting.

The Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your Company Common Stock can be voted at the Special Meeting. If you hold your Company Common Stock in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Common Stock.

Q:	How do I vote?
A:
If you are a stockholder of record (that is, if your Company Common Stock are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), there are three ways to cause your Company Common Stock to be voted at the Special Meeting:

•	Submit a Proxy by Internet: You can submit a proxy in advance of the Special Meeting over the Internet by visiting www.proxyvote.com;
•	Submit a Proxy by Telephone: You can submit a proxy in advance of the Special Meeting by calling 1-800-690-6903 toll-free (within the U.S. or Canada) and granting your proxy; or
•	Mailing a Proxy Card: You can submit a proxy in advance of the Special Meeting by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a stockholder of record, you may attend the Special Meeting virtually and vote via the Special Meeting website, www.virtualshareholdermeeting.com/MLNK2025SM. Please have your 16-digit control number to join the Special Meeting. Instructions on how to attend and participate in the Special Meeting via the Internet are posted at www.proxyvote.com.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal and the Adjournment Proposal.
A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Common Stock, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Common Stock, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting virtually, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Special Meeting virtually.
If your shares of Company Common Stock is held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Company Common Stock. Without those instructions, your shares of Company Common Stock will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.
Q:	What is the difference between holding Company Common Stock as a stockholder of record and as a beneficial owner?
A:
If your Company Common Stock is registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those Company Common Stock, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of MeridianLink.

If your Company Common Stock is held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Common Stock and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Common Stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting and may vote via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
Q:	Will my Company Common Stock held in “street name” or another form of record ownership be combined for voting purposes with Company Common Stock I hold as the stockholder of record?
A:
No. Because any Company Common Stock you may hold in “street name” will be deemed to be held of record by a different stockholder than any Company Common Stock you hold directly as the stockholder of record, any Company Common Stock held in “street name” will not be combined for voting purposes with the Company Common Stock you hold as the stockholder of record. Similarly, if you own Company Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Common Stock because they are held in a different form of record ownership. Company Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Company Common Stock held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my Company Common Stock in “street name,” will my bank, broker or other nominee vote my Company Common Stock for me on the proposals to be considered at the Special Meeting?
A:
Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Common Stock on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your

Company Common Stock on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Common Stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Common Stock.
You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your Company Common Stock. Without such instructions, your Company Common Stock will not be voted at the Special Meeting. A failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal.
Q:	What happens if I do not vote?
A:
The required vote to approve the Merger Proposal is based on the total number of Company Common Stock outstanding as of the close of business on the Record Date, not just the Company Common Stock that are voted at the Special Meeting. If you do not vote virtually or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering a written notice of revocation of your proxy to MeridianLink, Inc., 1 Venture, Suite 235, Irvine, California, Attn: Corporate Secretary, prior to the Special Meeting;
•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Common Stock and returning it to us by mail prior to the Special Meeting;
•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting;
•	submitting a new proxy by Internet prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting; or
•	attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked).
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to MeridianLink or by sending a written notice of revocation to MeridianLink, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by MeridianLink before the Special Meeting.
Please note that if you hold your Company Common Stock in “street name,” and you have instructed a bank, broker or other nominee to vote your Company Common Stock, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote.
Q:	What is a proxy?
A:
A “proxy” is your legal designation of another person to vote your Company Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Common Stock is called a “proxy card.” The Board has designated each of Laurence E. Katz., President and Elias Olmeta, Chief Financial Officer, with full power of substitution, as proxies for the Special Meeting.

Q:	If a Company Stockholder gives a proxy, how are the Company Common Stock voted?
A:
Regardless of the method you choose to grant a proxy to vote your Company Common Stock, the individuals named on the enclosed proxy card, or your proxies, will vote your Company Common Stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Company Common Stock should be voted “FOR” or “AGAINST” or to abstain from voting on the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Company Common Stock should be voted on a matter, the Company Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
Q:	May I attend the Special Meeting and vote in person?
A:
All Company Stockholders as of the Record Date may attend and vote at the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/MLNK2025SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person.

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Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/MLNK2025SM.

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Stockholders holding shares in “street” name: If your Company Common Stock is held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of Company Common Stock you held as of the Record Date, your name and email address. If you hold your Company Common Stock in “street name,” you must obtain the appropriate documents from your bank, broker or other nominee giving you the right to vote the Company Common Stock at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/MLNK2025SM.
You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all Company Stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/MLNK2025SM.
Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your Company Common Stock will be represented at the Special Meeting. If you hold your Company Common Stock in “street name,” because you are not the stockholder of record, we encourage you to provide voting instructions to your bank, broker or other nominee.
Q:	What happens if I sell or otherwise transfer my Company Common Stock before consummation of the Merger?
A:
If you sell or transfer your Company Common Stock before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Common Stock at the effective time of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Common Stock and each of you notifies MeridianLink in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Common Stock, but you will have retained your right to vote these Company Common Stock at the Special Meeting. Even if you sell or otherwise transfer your Company Common Stock after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.
Q:	How will I receive the Merger Consideration to which I am entitled?
A:
If you hold your Company Common Stock in book-entry form but not through the Depository Trust Company, you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares.

If your Company Common Stock is held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Common Stock in exchange for the Merger Consideration.
Q:	When do you expect the Merger to be consummated?
A:
Consummation of the Merger is subject to various closing conditions, including, among others, approval of the Merger Proposal, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and certain other conditions. The applicable waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on September 22, 2025, unless extended or early terminated.

We currently anticipate that the Merger will be consummated in the second half of 2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of MeridianLink and ML Holdco, that the Merger will be consummated at a later time or not at all.
Q:	What effects will the Merger have on MeridianLink?
A:
The Company Common Stock are currently registered under the Exchange Act and are listed on the NYSE under the symbol “MLNK.” As a result of the Merger, MeridianLink will cease to be a publicly traded company and will become a wholly-owned subsidiary of ML Holdco. As soon as reasonably practicable following the consummation of the Merger, the Company Common Stock will cease trading on and be delisted from the NYSE and will be deregistered under the Exchange Act, and MeridianLink will no longer be required to file periodic reports with the SEC.

Q:	What happens if the Merger is not consummated?
A:
If the Merger Proposal is not approved or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Common Stock pursuant to the Merger Agreement. Instead, MeridianLink will remain a public company, the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, MeridianLink may be required to pay ML Holdco a termination fee of $47,700,000 upon termination of the Merger Agreement and ML Holdco may be required to pay a termination fee of $98,600,000 to MeridianLink upon termination of the Merger Agreement as described under “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement.
Q:	Do any directors or executive officers have interests in the Merger that may differ from those of Company Stockholders generally?
A:
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the Company Stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of MeridianLink in the Merger” beginning on page 53 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?
A:	The votes will be counted by the independent inspector of election appointed for the Special Meeting.
Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?
A:
MeridianLink will bear the cost of the solicitation of proxies. We have retained Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $30,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.
Q:	Where can I find the voting results of the Special Meeting?
A:
We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four (4) business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 100 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to Company Stockholders of the exchange of Company Common Stock for cash pursuant to the Merger?
A
The Merger (in which cash will be received for Company Common Stock) will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Common Stock surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or certain other conditions are true (as further discussed below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders”), but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. You are urged to consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66 of this proxy statement.

Q:	What will the holders of MeridianLink equity awards receive in the Merger?
A:
At the Effective Time, each option to purchase Company Common Stock (each, a “MeridianLink Option”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is less than the Merger Consideration (each, an “In-the-Money MeridianLink Option”) will fully vest, be cancelled and, in exchange therefor, each holder of any such In-the-Money MeridianLink Option will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such In-the-Money MeridianLink Option as of immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the per share exercise price of such In-the-Money MeridianLink Option. At the Effective Time, each MeridianLink Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

At the Effective Time, each outstanding restricted stock unit award (each, a “MeridianLink RSU”, together with the MeridianLink Options, the “MeridianLink Equity Awards”) that is vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date of the Merger Agreement as a result of the consummation of the Transactions, including the Merger (each, a “Vested MeridianLink RSU”), will be cancelled and, in exchange therefor, each holder of any such Vested MeridianLink RSU will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such Vested MeridianLink RSU as of immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.
At the Effective Time, each outstanding MeridianLink RSU other than a Vested MeridianLink RSU (each, an “Unvested MeridianLink RSU”) will be cancelled and replaced with a right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to (i) the Merger Consideration, multiplied by (ii) the aggregate number of Company Common Stock subject to such Unvested MeridianLink RSU as of immediately prior to the Effective Time (such product, the “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with ML Holdco or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will be subject to the same terms and conditions (including with respect to vesting) as applied to the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or for such other administrative or ministerial changes as in the reasonable and good faith determination of ML Holdco are appropriate to conform the administration of the Cash Replacement RSU Amounts.
As soon as practicable following the date of the Merger Agreement, the Board was required to adopt resolutions and take all actions necessary or as may be required under MeridianLink’s 2021 Employee Stock Purchase Plan (the “MeridianLink ESPP”) to: (i) amend and suspend the MeridianLink ESPP such that, except for the offering under the MeridianLink ESPP in effect as of the date of the Merger Agreement, no additional offering will be authorized or commenced between the date of the Merger Agreement and the Effective Time, (ii) provide that no participant in the MeridianLink ESPP may increase such participant’s rate of payroll deductions in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following the date of the Merger Agreement (provided that, participants will be entitled to withdraw from the MeridianLink ESPP in accordance with the terms of the MeridianLink ESPP), (iii) provide that only participants in the MeridianLink ESPP as of the date of the Merger Agreement may continue to participate in the MeridianLink ESPP after the date of the Merger Agreement and that no new participants will commence participation in the MeridianLink ESPP after the date of the Merger Agreement, (iv) provide that the MeridianLink ESPP will terminate in its entirety, subject to and as of the Effective Time, and no further rights will be granted or exercised under the MeridianLink ESPP thereafter, and (v) provide that each MeridianLink ESPP participant’s accumulated contributions under the MeridianLink ESPP shall be refunded to the applicable participant in accordance with the terms of the MeridianLink ESPP.
Q:	Are Company Stockholders entitled to appraisal rights in connection with the Merger under the DGCL?
A:
Yes. As a holder of record or beneficial owner of Company Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, holders and beneficial owners of Company Common Stock who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Company Common Stock, as determined by the Delaware Court of Chancery if the Merger is consummated. Appraisal rights are only available if the holder of the Company Common Stock complies fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the consideration that such holder of Company Common Stock may receive in the Merger. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to MeridianLink before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Common Stock is held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Common Stock is voted.

Q:	What is householding and how does it affect me?
A:
The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Common Stock held through brokerage firms. If your family has multiple accounts holding Company Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?
A:
If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Common Stock, please contact our proxy solicitor at the contact information provided below:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call: (877) 750-5837 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833
If your bank, broker or other nominee holds your Company Common Stock, you should also call your bank, broker or other nominee for additional information.

SUMMARY
This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference into this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 100 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.
The Companies (page 25)
MeridianLink, Inc.
We are a leading vertical software-as-a-service (“SaaS”) provider of secure, cloud-based software solutions for financial institutions, including banks, credit unions, mortgage lenders, specialty lending providers, and credit reporting agencies. Financial institutions turn to MeridianLink to empower their digital transformation as they seek to transition business models, create new revenue streams, and increase client engagement. In addition to providing business results, our mission-critical digital lending software solutions enable our customers to create a superior consumer experience that wins in an increasingly digital market. Consumers’ financial needs are evolving, and our platform is designed to create personalized, automated solutions, which improve client acquisition and retention for our customers. Our solutions also allow our customers to operate more efficiently by enabling automated loan decisioning and enhanced risk management, saving resources that can be re-allocated to best serving their clients’ needs.
Our digital solutions are designed to be highly configurable, scalable, and adaptable to the specific strategies of our customers. We design and develop our solutions with an open platform approach intended to provide comprehensive integration among our solution offerings and our customers’ internal systems and third-party systems. Our multi-product platform, MeridianLink One, paired with the strategic guidance from our consultants, empowers our customers’ digital transformation. We deliver our solutions to most of our customers using a SaaS model under which our customers pay subscription fees for the use of our solutions as well as fees for transactions processed using our solutions and typically have multi-year contracts with an initial term of three years or more.
We are a Delaware corporation with our principal executive offices located at 1 Venture, Suite 235, Irvine, California, and our telephone number at that address is (714) 708-6950. Our website address is www.meridianlink.com. The information provided on, or that can be accessed through, our website does not constitute part of this proxy statement and is not incorporated in this proxy statement by reference here or by any other reference to its website provided in this proxy statement. Shares of Company Common Stock trade on the NYSE under the symbol “MLNK.” Additional information about MeridianLink is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 100 of this proxy statement.
ML Holdco, LLC
ML Holdco, LLC (“ML Holdco”) is a Delaware limited liability company and a direct wholly-owned subsidiary of ML Midco, LLC (“ML Midco”), with a registered office located at 850 New Burton Road, Suite 201, Dover, Delaware 19904. ML Holdco is a holding company and does not conduct any operations. ML Holdco and ML Midco are affiliates of Centerbridge Partners, L.P. (“Centerbridge”) See “The Companies— ML Holdco, LLC” beginning on page 25 of this proxy statement.
ML Merger Sub, Inc.
ML Merger Sub Inc. (“Merger Sub”) is a Delaware corporation and a direct wholly-owned subsidiary of ML Holdco, with a registered office located at 850 New Burton Road, Suite 201, Dover, Delaware 19904. Merger Sub was formed solely for the purpose of effecting the Merger Agreement and the Transactions. Upon completion of the Merger, Merger Sub will cease to exist. See “The Companies— ML Merger Sub, Inc.” beginning on page 25 of this proxy statement.

The Special Meeting (page 26)
This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [•], 2025 at [•], Pacific Time, or at any adjournment or postponement thereof. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/MLNK2025SM and by using the 16-digit control number included in their proxy materials. Company Stockholders will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting.
Company Common Stock held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
At the Special Meeting, Company Stockholders of record as of the Record Date will be asked to vote on the Merger Proposal and the Adjournment Proposal, each as further described below.
The Merger Proposal (page 94)
Company Stockholders will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, on the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth therein, Merger Sub will be merged with and into MeridianLink, with MeridianLink surviving the Merger as a wholly-owned subsidiary of ML Holdco. At the Effective Time and as a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Company Common Stock (x) held in the treasury of MeridianLink, or (y) owned by ML Holdco or Merger Sub or any of their direct or indirect subsidiaries immediately prior to the Effective Time (collectively, the “Excluded Shares”)) and (ii) Company Common Stock held by stockholders or owned by beneficial owners who have perfected their statutory rights of appraisal under Section 262 of the DGCL (“Appraisal Shares”) will be automatically canceled and converted into the right to receive $20.00 in cash, without interest.
Following the Merger, Company Common Stock will no longer be publicly listed and traded on the NYSE, Company Common Stock will be deregistered under the Exchange Act, MeridianLink will no longer file periodic reports with the SEC and existing Company Stockholders will cease to have any ownership interest in MeridianLink.
Record Date; Shares Entitled to Vote; Quorum (page 26)
You are entitled to receive notice and to vote at the Special Meeting if you owned Company Common Stock as of the close of business on [•], 2025, which is the Record Date for the Special Meeting. As of the Record Date, there were [•] shares of Company Common Stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of Company Stockholders is necessary to transact business at the Special Meeting. A majority of the Company Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Special Meeting. In the absence of a quorum, the Special Meeting may be adjourned either by the presiding officer of the Special Meeting or by Company Stockholders representing a majority of the voting power present in person or represented by proxy at the Special Meeting.
Vote Required (page 94)
Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.
Approval of the Merger Proposal requires the holders of a majority of the outstanding Company Common Stock entitled to vote thereon as of the close of business on the Record Date to vote “FOR” the Merger Proposal. A failure to vote your Company Common Stock or an abstention from voting on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Common Stock on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal. A failure to vote your Company Common Stock or an abstention will have no effect on the Adjournment Proposal. If you hold your Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Common Stock on the Adjournment Proposal will have no effect on the Adjournment Proposal.
Support Agreements (page 92)
On August 11, 2025, the Supporting Stockholders, who beneficially owned, collectively, approximately fifty five percent (55)% (without giving effect to any exercise or vesting of MeridianLink Options or MeridianLink RSUs) of the total voting power of MeridianLink as of August 11, 2025, entered into the Support Agreements, pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their Company Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Support Agreements.
Additionally, pursuant to the Support Agreements, the Supporting Stockholders are prohibited from transferring any of the Company Common Stock subject to the Support Agreements (unless to certain permitted affiliates) while the Support Agreements are in effect. Pursuant to the Support Agreements, the Supporting Stockholders irrevocably and unconditionally waived, and agreed not to assert, any appraisal rights in connection with the Merger.
The Support Agreements will terminate on the Termination Date.
For more information, see the section of this proxy statement titled “The Support Agreements” beginning on page 92 of this proxy statement and the full text of the Support Agreements, attached as Annex B to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
Recommendation of the MeridianLink Board of Directors and Reasons for the Merger (page 41)
The Board recommends that the Company Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations the Board consulted with MeridianLink senior management and its outside legal and financial advisors and considered a number of factors and a substantial amount of information. For a description of the factors considered by the Board in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were considered, and additional information on the recommendations of the Board, see the section of this proxy statement titled “The Merger—Recommendation of the MeridianLink Board of Directors and Reasons for the Merger” beginning on page 41 of this proxy statement.
Opinion of Centerview Partners LLC (page 44)
MeridianLink retained Centerview Partners LLC, which is referred to in this proxy statement as “Centerview,” as financial advisor to the Board in connection with the proposed Merger and the other Transactions. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the Company Stockholders (other than holders of (i) Excluded Shares and (ii) Appraisal Shares) (which shares referred to in clauses (i) and (ii), together with any shares of Company Common Stock held by any affiliate of MeridianLink or Parent, collectively are referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the section entitled “Opinion of Centerview Partners LLC”) of the Merger Consideration proposed to be paid to such Company Stockholders pursuant to the Merger Agreement. On August 10, 2025, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 10, 2025 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the Company Stockholders (other than holders of Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such Company Stockholders.
The full text of Centerview’s written opinion, dated August 10, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors of MeridianLink and not in any other capacity) in connection with and for purposes of its consideration of the Transactions and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the Company Stockholders (other than holders of Excluded Shares) of the Merger Consideration to be paid to such Company Stockholders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transactions and does not constitute a recommendation to any Company Stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Certain Effects of the Merger on MeridianLink (page 32)
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into MeridianLink, with MeridianLink surviving as a wholly-owned subsidiary of ML Holdco. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to MeridianLink as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and ML Holdco may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the consummation of the Merger (the “Closing”) occurs.
Effect on MeridianLink if the Merger Is Not Consummated (page 32)
If the Merger Proposal is not approved or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Common Stock pursuant to the Merger Agreement. Instead, MeridianLink will remain a public company, the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, MeridianLink may be required to pay ML Holdco a termination fee, as described under “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement.
Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which the Company Common Stock traded as of the date of this proxy statement.
Merger Consideration (page 72)
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Appraisal Shares) will be automatically canceled and converted into the right to receive $20.00 in cash without interest. As of the Effective Time, all such Company Common Stock will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of any such Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
Treatment of Equity Awards (page 72)
Treatment of MeridianLink Options
At the Effective Time, each In-the-Money MeridianLink Option will fully vest, be cancelled and, in exchange therefor, each holder of any such In-the-Money MeridianLink Option will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such In-the-Money MeridianLink Option as of immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the per share exercise price of such In-the-Money MeridianLink Option. At the Effective Time, each MeridianLink Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

Treatment of Vested MeridianLink RSUs
At the Effective Time, each Vested MeridianLink RSU that is outstanding as of immediately prior to the Effective Time, will be cancelled and, in exchange therefor, each holder of any such Vested MeridianLink RSU will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such Vested MeridianLink RSU as of immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.
Treatment of Unvested MeridianLink RSUs
At the Effective Time, each Unvested MeridianLink RSU will be cancelled and replaced with a right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to (i) the Merger Consideration, multiplied by (ii) the aggregate number of Company Common Stock subject to such Unvested MeridianLink RSU as of immediately prior to the Effective Time, which Cash Replacement RSU Amounts will, subject to the holder’s continued service with ML Holdco or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will be subject to the same terms and conditions (including with respect to vesting) as applied to the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or for such other administrative or ministerial changes as in the reasonable and good faith determination of ML Holdco are appropriate to conform the administration of the Cash Replacement RSU Amounts.
Treatment of MeridianLink ESPP
As soon as practicable following the date of the Merger Agreement, the Board was required to adopt resolutions and take all actions necessary or as may be required under the MeridianLink ESPP to: (i) amend and suspend the MeridianLink ESPP such that, except for the offering under the MeridianLink ESPP in effect as of the date of the Merger Agreement, no additional offering will be authorized or commenced between the date of the Merger Agreement and the Effective Time, (ii) provide that no participant in the MeridianLink ESPP may increase such participant’s rate of payroll deductions in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following the date of the Merger Agreement (provided that, participants will be entitled to withdraw from the MeridianLink ESPP in accordance with the terms of the MeridianLink ESPP), (iii) provide that only participants in the MeridianLink ESPP as of the date of the Merger Agreement may continue to participate in the MeridianLink ESPP after the date of the Merger Agreement and that no new participants will commence participation in the MeridianLink ESPP after the date of the Merger Agreement, (iv) provide that the MeridianLink ESPP will terminate in its entirety, subject to and as of the Effective Time, and no further rights will be granted or exercised under the MeridianLink ESPP thereafter, and (v) provide that each MeridianLink ESPP participant’s accumulated contributions under the MeridianLink ESPP will be refunded to the applicable participant in accordance with the terms of the MeridianLink ESPP.
Interests of the Directors and Executive Officers of MeridianLink in the Merger (page 53)
Certain of MeridianLink’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of Company Stockholders generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and in making its recommendation that the Company Stockholders adopt the Merger Agreement. These interests include the following, among others:
•	MeridianLink’s directors and executive officers hold equity awards that will be afforded the treatment described above under “Treatment of Equity Awards”;
•
Nicolaas Vlok holds MeridianLink RSUs that will accelerate and vest in full at the Effective Time and be treated as Vested MeridianLink RSUs if the Effective Time occurs on or after the date that Mr. Vlok’s employment terminates (anticipated to be October 1, 2025) and prior to January 1, 2026 pursuant to the terms of his pre-existing Transition Agreement with MeridianLink;

•	MeridianLink’s non-employee directors hold equity awards that will accelerate and vest in full at the Effective Time pursuant to MeridianLink’s non-employee director compensation policy;

•
MeridianLink’s executive officers are party to pre-existing employment agreements with MeridianLink that provide for eligibility for severance payments and benefits in the event of a termination of employment in certain circumstances in connection with a change in control of MeridianLink (including the Merger), as described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of MeridianLink in the Merger—Employment and Transition Agreements with Executive Officers”; and

•
MeridianLink’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement, as described in more detail in the section of this proxy statement titled “The Merger Agreement—Indemnification and Insurance.”

The interests of MeridianLink’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of the Directors and Executive Officers of MeridianLink in the Merger” beginning on page 53 of this proxy statement.
Financing of the Merger (page 58)
The Merger is not subject to a financing condition. ML Holdco estimates that the total amount of funds necessary to complete the Merger will be approximately $2.39 billion, including estimated transaction fees and expenses. ML Holdco and Merger Sub intend to fund the amounts necessary to complete the Merger through a combination of the following:
•
equity financing of up to approximately $1.03 billion in cash to be provided by Centerbridge Capital Partners IV L.P. (the “Equity Investor”) (as further discussed in the section entitled “The Merger—Financing of the Merger—Equity Financing” beginning on page 58) and

•
debt financing of up to approximately $1.36 billion to be provided by the Financing Sources (as defined below) (as further discussed in the section entitled “The Merger—Financing of the Merger—Debt Financing” beginning on page 59).

ML Holdco has obtained the equity and debt financing commitments as described below. The funding of the proceeds under each of the equity and debt financing commitments is contingent on the satisfaction of customary conditions described therein. ML Holdco has represented to MeridianLink that, assuming the satisfaction of ML Holdco’s closing conditions and the accuracy of MeridianLink’s representations and warranties set forth in the Merger Agreement, including that MeridianLink’s representation regarding its capitalization is true and correct in all respects as of the Closing Date, except for inaccuracies that would not be reasonably expected to result in additional cost, expense or liability to ML Holdco, individually or in the aggregate, of more than $7,500,000 and performance by MeridianLink of its obligations under the Merger Agreement that are required to be performed by MeridianLink on or prior to the Closing Date, the aggregate amounts of the equity and debt financing, when funded or invested, will provide sufficient funds for ML Holdco, Merger Sub and the Surviving Corporation to pay the amounts required to be paid on the Closing Date in connection with the consummation of the Transactions, including payment of the aggregate Merger Consideration, to make any repayment, repurchase or refinancing of debt contemplated by the Merger Agreement, to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated by the Merger Agreement and to pay all related fees and expenses due and payable on the Closing Date (the “Required Amount”). Pursuant to the Merger Agreement, MeridianLink is required to use commercially reasonable efforts to provide ML Holdco with customary cooperation in connection with the equity and debt financing. For more information, see the sections entitled “Special Factors—Financing of the Merger” and “The Merger Agreement—Other Covenants—Financing” beginning on pages 58 and 88, respectively.
Equity Financing
Pursuant to the equity commitment letter, dated August 11, 2025 (the “Equity Commitment Letter”), the Equity Investor has agreed to invest and contribute to ML Holdco, directly or indirectly through one or more intermediate vehicles that are affiliates of ML Holdco, on the terms an subject to the conditions set forth in the Equity Commitment Letter, an aggregate amount equal to approximately $1.03 billion in cash to fund a portion of the payment of the aggregate Merger Consideration required to be paid under the Merger Agreement (the “Equity Financing”).

The Equity Investor’s financing commitment is generally subject to the satisfaction of the conditions to ML Holdco and Merger Sub’s obligations to effect the Closing as set forth in the Merger Agreement and the funding of the Debt Financing (as defined below) (or alternative debt financing) pursuant to the Debt Commitment Letter (as defined below) in accordance with the terms and conditions thereof at the Closing if the Equity Financing is funded at the Closing.
For more information, see the section entitled “The Merger—Financing of the Merger—Equity Financing” beginning on page 58.
Debt Financing
Pursuant to the debt commitment letter, dated August 11, 2025 (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”), with certain lenders (the “Financing Sources”), the Financing Sources have committed, severally and not jointly, to provide ML Holdco with debt financing in the amounts and on the terms and subject to the conditions set forth in the Debt Commitment Letter (the “Debt Financing” and, together with the Equity Financing, the “Financing”). The obligations of the Financing Sources to provide the Debt Financing under the Debt Commitment Letter are subject to certain customary conditions set forth therein. For more information, see the section entitled “The Merger—Financing of the Merger—Debt Financing” beginning on page 59.
Appraisal Rights (page 61)
If the Merger is consummated, holders of record or beneficial owners of Company Common Stock who (i) do not vote in favor of the Merger Proposal, (ii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable Company Common Stock through the effective date of the Merger, (iii) properly demand in writing an appraisal of their applicable Company Common Stock prior to the vote on the Merger Proposal at the Special Meeting, (iv) meet certain statutory requirements described in this proxy statement, and (v) do not validly withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their Company Common Stock in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
This means that these holders of record and beneficial owners may be entitled to have their Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal of their Company Common Stock should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “The Merger—Appraisal Rights—Determination of Fair Value.”
To exercise appraisal rights, a holder of record or a beneficial owner of Company Common Stock must (i) submit a written demand for appraisal of such holder’s or beneficial owner’s of Company Common Stock to

MeridianLink before the vote is taken on the Merger Proposal at the Special Meeting, (ii) not vote, virtually or by proxy, in favor of the Merger Proposal, (iii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject of Company Common Stock through the effective date of the Merger, (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (v) not validly withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of Company Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (i) reasonably identify the holder of record of Company Common Stock for which the demand is made, (ii) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (iii) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL (the “Chancery List”). The failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders (page 66)
The Merger (in which cash will be received for Company Common Stock) will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders”) in exchange for such U.S. Holder’s Company Common Stock in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Company Common Stock surrendered in the Merger. A Non-U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or certain other conditions are true (as further discussed below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders”), but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, Company Stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.
Regulatory Approvals Required for the Merger (page 69)
Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (and any voluntary extension thereof) applicable to the Merger under the HSR Act has expired or been terminated. MeridianLink and ML Holdco filed their respective HSR Act notifications on August 22, 2025. The expiration of the applicable waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on September 22, 2025, unless extended or earlier terminated. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.
No-Shop Period (page 80)
From the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement, MeridianLink will not, and will not permit any of its subsidiaries to, nor will MeridianLink authorize or knowingly permit any of its representatives or any of its subsidiaries’ representatives to:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist the submission or announcement of any Acquisition Proposal or Acquisition Inquiry (as described under “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 80 of this proxy statement);

•
furnish any non-public information regarding MeridianLink or any of its subsidiaries or affording access to the business, properties, assets, books, records or other non-public information, or to any personnel of MeridianLink or any of its subsidiaries to any person for the purpose of inducing the making, submission or announcement of or knowingly encouraging, facilitating, assisting or in response to, an Acquisition Proposal or Acquisition Inquiry;

•	participate or engage in discussions, communications or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;
•	approve, endorse or recommend any proposal that constitutes or is reasonably expected to lead to, an Acquisition Proposal;
•
amend, terminate or grant the waiver of a “standstill” or similar obligation or agreement with respect to MeridianLink and its subsidiaries or any confidentiality agreement to which MeridianLink or any of its subsidiaries is a party (other than limited waiver of a “standstill” or similar obligation); or

•	enter into any Alternative Acquisition Agreement (as described under “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 80 of this proxy statement).
Notwithstanding these restrictions, MeridianLink and its subsidiaries and representatives may engage in any such discussions or negotiations with, and provide any such information to, any third party in response to a bona fide written Acquisition Proposal if: (A) MeridianLink complies with the notice requirements described in the Merger Agreement and prior to providing any non-public information regarding MeridianLink to any third party in response to an Acquisition Proposal, MeridianLink enters into (or there is then in effect) a customary confidentiality agreement with such third party; and (B) the Board (or a committee thereof) determines in good faith, after consultation with the MeridianLink’s outside legal counsel and Centerview, that such Acquisition Proposal either constitutes a Superior Proposal (as described under “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 80 of this proxy statement) or would reasonably be expected to lead to a Superior Proposal and that the failure to take such actions contemplated would be inconsistent with the Board’s fiduciary duties to the Company Stockholders under applicable law.
For a further discussion of the no-shop period, see “The Merger Agreement—Solicitation of Other Offers—No-Shop Period” beginning on page 80 of this proxy statement.
Recommendation Changes (page 81)
Notwithstanding the restrictions described above, at any time prior to the Effective Time, the Board may, (i) make a Change in Recommendation (as defined below under “The Merger Agreement—Solicitation of Other Offers” beginning on page 79 of this proxy statement) in response to a bona fide Acquisition Proposal and/or (ii) authorize MeridianLink to terminate the Merger Agreement and cause MeridianLink to enter into an Alternative Acquisition Agreement contemplating an Acquisition Proposal. MeridianLink will not be entitled to effect a Change in Recommendation or terminate the Merger Agreement if it received an Acquisition Proposal attributable to, as a result of, or in connection with its breach of certain sections of the Merger Agreement.
For a further discussion of Recommendation Changes, see “The Merger Agreement—Recommendation Changes” beginning on page 81 of this proxy statement.
Conditions to the Closing of the Merger (page 84)
The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law), at or prior to Closing, of each of the following conditions, including, among others:
•
the obtaining of the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”);

•
no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger will have been issued by any governmental entity of competent and applicable jurisdiction and remain in effect, and there will not be any law enacted that makes consummation of the Merger illegal that remains in effect; and

•
the expiration or termination of the applicable waiting period, or any extension thereof, under the HSR Act (which waiting period is set to expire at 11:59 p.m., Eastern Time, on September 22, 2025, unless extended).

For a further discussion of the Conditions to the Closing of the Merger, see “The Merger Agreement— Conditions to the Closing of the Merger” beginning on page 84 of this proxy statement.
Termination of the Merger Agreement (page 90)
The Merger Agreement can be terminated by the parties thereto in the following scenarios:
•	By mutual written agreement of MeridianLink and ML Holdco (notwithstanding the Company Stockholder Approval).
•	By either MeridianLink or ML Holdco, upon written notice:
○
if the Closing Date has not occurred on or before February 11, 2026 (the “End Date”); provided that the right to terminate the Merger Agreement by ML Holdco or MeridianLink if the Closing has not occurred on or before the End Date, will not be available to any party whose material breach of any provision of the Merger Agreement has been the cause of, or has resulted in, the failure of the Merger to be consummated by the End Date (the “End Date Termination Right”);

○
if (i) there is any law enacted after the date of the Merger Agreement and remaining in effect that makes consummation of the Merger illegal, or (ii) any governmental entity of competent and applicable jurisdiction will have issued a permanent injunction or other permanent order having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such permanent injunction or other permanent order will have become final and non-appealable; provided, however, the right to terminate pursuant to this provision will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or resulted in, the issuance, entry or continuing existence of any such law or permanent order (the “Law Termination Right”);

○
if the Company Stockholder Approval has not been obtained at the Special Meeting (or any adjournment or postponement thereof); provided, that the right to terminate the Merger Agreement for failure to obtain the Company Stockholder Approval will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure to obtain the Company Stockholder Approval (the “Stockholder Approval Failure Termination Right”).

•	By MeridianLink, upon written notice:
○
if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of ML Holdco or Merger Sub, in either case which (i) would cause any of the conditions to the obligations of MeridianLink not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following MeridianLink’s delivery of written notice describing such breach to ML Holdco; provided, however, MeridianLink will not be entitled to terminate the Merger Agreement if MeridianLink is in breach of its obligations under the Merger Agreement such that MeridianLink is entitled to terminate the Merger Agreement for such breach (the “Parent Breach Termination Right”);

○
at any time prior to receipt of the Company Stockholder Approval, in order for MeridianLink to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Solicitation of Other Offers” beginning on page 79 of this proxy statement); provided, that prior to, or substantially concurrently with, such termination MeridianLink pays the Company Termination Fee (as defined below); provided, further, that MeridianLink shall not be entitled to terminate the Merger Agreement pursuant to this provision if the applicable Superior Proposal was solicited in material violation of or resulted from a breach of the non solicitation or negotiation provisions of the Merger Agreement (other than a breach that is immaterial and unintentional) (the “Alternative Acquisition Termination Right”) (as defined below under “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement);

○
if (i) all of the conditions with respect to the Merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied or waived at the Closing)), (ii) ML Holdco fails to consummate the Merger by the time the Closing was required to occur under pursuant to the terms of the Merger Agreement, (iii) MeridianLink has provided written notice to ML Holdco (A) of MeridianLink intention to terminate the Merger Agreement if ML Holdco fails to consummate the Closing in accordance with the terms and conditions thereof and (B) that MeridianLink is ready, willing and able to consummate the Closing on such date of the notice and at all times during the three (3) business day period immediately thereafter and (iv) ML Holdco fails to consummate the Closing within three (3) business days following delivery of such confirmation (the “Closing Failure Termination Right”); or

•	By ML Holdco, upon written notice:
○
if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of MeridianLink which (i) would cause any of the conditions to the obligations of ML Holdco and Merger Sub not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following ML Holdco’s delivery of written notice describing such breach to ML Holdco; provided, however, ML Holdco will not be entitled to terminate the Merger Agreement if ML Holdco is in breach of its obligations under the Merger Agreement such that MeridianLink is entitled to terminate the Merger Agreement for such breach (the “Company Breach Termination Right”); or

○
at any time prior to receipt of the Company Stockholder Approval, if the Board or any committee thereof has effected a Change in Recommendation (the “Change in Recommendation Termination Right”) (as described under “The Merger Agreement—Recommendation Changes” beginning on page 81 of this proxy statement).

•	The Support Agreements will terminate upon the valid termination of the Merger Agreement in accordance with its terms.
Termination Fee (page 90)
Under certain circumstances, MeridianLink will be required to pay a termination fee of $47,700,000 (the “Company Termination Fee”), including upon:
•	termination by ML Holdco pursuant to the Change in Recommendation Termination Right;
•	termination by MeridianLink pursuant to the Alternative Acquisition Termination Right; or
•
(i) termination by either ML Holdco or MeridianLink pursuant to the End Date Termination Right or the Stockholder Approval Failure Termination Right, (ii) a bona fide Acquisition Proposal has been publicly announced (and such Acquisition Proposal has not been publicly withdrawn prior to the time of the termination of Merger Agreement), and (iii) MeridianLink enters into a definitive agreement within twelve (12) months after termination of the Merger Agreement which is subsequently consummated.

For more information, please see “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement.
Under certain circumstances, ML Holdco will be required to pay a termination fee of $98,600,000 (the “Parent Termination Fee”), including upon:
•	termination by MeridianLink pursuant to the Closing Failure Termination Right;
•	termination by MeridianLink pursuant to the Parent Breach Termination Right; or
•
termination by either ML Holdco or MeridianLink pursuant to the End Date Termination Right, if at such time MeridianLink is entitled to terminate the Merger Agreement under the Closing Failure Termination Right or the Parent Breach Termination Right.

For more information, please see “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement.

Fees and Expenses (page 91)
Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions contemplated by the Merger Agreement.
Market Prices and Dividend Data (page 96)
Company Common Stock are listed on the NYSE under the symbol “MLNK.” On August 8, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for Company Common Stock as reported on the NYSE were $16.10 and $15.88 per share, respectively. The closing price of Company Common Stock on the NYSE on August 8, 2025 was $15.88 per share. On [•], 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of Company Common Stock on the NYSE was $[•] per share. As of [•], 2025, which is the Record Date for the Special Meeting, there were [•] shares of Company Common Stock issued and outstanding, held by approximately [•] stockholders of record.
We have never declared or paid any cash dividends on Company Common Stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of ML Holdco, any cash dividends on our capital stock.
Delisting and Deregistration of Company Common Stock (page 70)
If the Merger is consummated, following the Effective Time, the Company Common Stock will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. All statements other than statements of historical fact contained in this proxy statement, including statements regarding the closing of the proposed Merger, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management are forward-looking statements. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” the negative of these words and other similar words or expressions. Stockholders are cautioned that any such forward-looking statements, such as statements about the consummation of the proposed Merger and the anticipated benefits thereof, are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference into this proxy statement, and the following factors:
•
the inability to consummate the Merger in a timely manner, or at all, including, but not limited to, as a result of the failure to obtain the required approval of the Company Stockholders or the failure to satisfy the other conditions to the consummation of the Merger;

•
the risk that the parties may be unable to obtain the regulatory approval required to complete the Merger, or that the required regulatory approval may delay the consummation of the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

•
the occurrence of any fact, event, change, development or other circumstance or condition that could give rise to the termination of the Merger Agreement, including, but not limited to, the risk that the Merger Agreement may be terminated in circumstances requiring us to pay a termination fee;

•	the risk that our stock price may decline significantly, including below our stock price prior to the public announcement of the execution of the Merger Agreement, if the Merger is not consummated;
•
the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, but not limited to, employees, customers, partners, other business partners and governmental entities), operating results, cash flows and business generally;

•	risks that the proposed Merger may disrupt our current plans and operations or affect our ability to retain or recruit key employees;
•	the response of our competitors to the proposed Merger;
•	the amount of the costs, fees, expenses and charges incurred by MeridianLink related to the Merger Agreement or the Merger;
•	risks related to the diversion of the attention of our management and employees from ongoing business operations;
•
the effect of the restrictions placed on our business activities pursuant to the Merger Agreement and the limitations on our ability to pursue certain business opportunities and alternatives to the Merger during the pendency of the Merger;

•
the nature, cost and outcome of any litigation and other legal proceedings, including, but not limited to, any such proceedings related to the Merger and instituted against parties to the Merger Agreement or the other agreements related to the Transactions or their respective directors, managers or officers;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other business opportunities or strategic alternatives during the pendency of the Merger;
•	the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

•	risks related to the implementation of our business model, goals and strategic plans for our business;
•	risks related to our ability to effectively manage privacy and information and data security;
•	risks related to protecting our intellectual property and operating our business without infringing upon the intellectual property rights of others;
•	risks related to general industry conditions and competition; and
•
risks related to the potential impact of general economic, political and market factors and industry trends, including the impact of increased economic uncertainty, and elevated market volatility, interest rates, capital market disruptions, new or increased international tariffs and retaliatory tariffs, trade protection measures, economic sanctions and potential economic slowdowns or recessions, and inflation rates on our customers, consumers generally and on the parties to the proposed Merger.

Consequently, there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, MeridianLink or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included in this proxy statement and elsewhere, including the risk factors included in MeridianLink’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and other reports filed with the SEC.
Forward-looking statements made in this proxy statement speak only as of the date on which they were made and are based on management’s current beliefs, as well as assumptions made by, and the information currently available to, MeridianLink, all of which are subject to change. MeridianLink can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. MeridianLink undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If MeridianLink does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE COMPANIES
MeridianLink, Inc.
We are a leading vertical SaaS provider of secure, cloud-based software solutions for financial institutions, including banks, credit unions, mortgage lenders, specialty lending providers, and credit reporting agencies. Financial institutions turn to MeridianLink to empower their digital transformation as they seek to transition business models, create new revenue streams, and increase client engagement. In addition to providing business results, our mission-critical digital lending software solutions enable our customers to create a superior consumer experience that wins in an increasingly digital market. Consumers’ financial needs are evolving, and our platform is designed to create personalized, automated solutions, which improve client acquisition and retention for our customers. Our solutions also allow our customers to operate more efficiently by enabling automated loan decisioning and enhanced risk management, saving resources that can be re-allocated to best serving their clients’ needs.
Our digital solutions are designed to be highly configurable, scalable, and adaptable to the specific strategies of our customers. We design and develop our solutions with an open platform approach intended to provide comprehensive integration among our solution offerings and our customers’ internal systems and third-party systems. Our multi-product platform, MeridianLink One, paired with the strategic guidance from our consultants, empowers our customers’ digital transformation. We deliver our solutions to most of our customers using a SaaS model under which our customers pay subscription fees for the use of our solutions as well as fees for transactions processed using our solutions and typically have multi-year contracts with an initial term of three years or more.
We are a Delaware corporation with our principal executive offices located at 1 Venture, Suite 235, Irvine, California, and our telephone number at that address is (714) 708-6950. Our website address is www.meridianlink.com. The information provided on, or that can be accessed through, our website does not constitute part of this proxy statement and is not incorporated in this proxy statement by reference here or by any other reference to its website provided in this proxy statement. Company Common Stock trades on the NYSE under the symbol “MLNK.” Additional information about MeridianLink is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 100 of this proxy statement.
ML Holdco, LLC
ML Holdco, LLC is a Delaware limited liability company and a direct wholly-owned subsidiary of ML Midco, LLC, with a registered office located at 850 New Burton Road, Suite 201, Dover, Delaware 19904. ML Holdco, LLC is a holding company and does not conduct any operations.
ML Merger Sub, Inc.
Merger Sub is a Delaware corporation and a direct wholly-owned subsidiary of ML Holdco, LLC, with a registered office located at 850 New Burton Road, Suite 201, Dover, Delaware 19904. Merger Sub was formed solely for the purpose of effecting the Merger and the Transactions. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING
We are furnishing this proxy statement to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [•], 2025, at [•], Pacific Time. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/MLNK2025SM.
Company Common Stock held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control and wish to vote at the Special Meeting, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
Purpose of the Special Meeting
At the Special Meeting, we will ask the Company Stockholders as of the Record Date to vote on the Merger Proposal and the Adjournment Proposal. If Company Stockholders fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 71 of this proxy statement.
This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about [•], 2025.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record of MeridianLink as of the close of business on [•], 2025, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection by Company Stockholders for any legally valid purpose germane to the Special Meeting in our offices located at MeridianLink, Inc., 1 Venture, Suite 235, Irvine, California 92618, during regular business hours for a period of at least ten (10) days before the Special Meeting. The list shall also be open to the examination of any stockholder during the whole time of the Special Meeting.
As of the Record Date, there were [•] shares of Company Common Stock issued and outstanding and entitled to be voted at the Special Meeting.
A quorum of Company Stockholders is necessary to transact business at the Special Meeting. Our Bylaws provide that the presence at the Special Meeting, in person or by proxy, of holders of a majority of our outstanding Company Common Stock entitled to vote at the Special Meeting will constitute a quorum. In the absence of a quorum, the Special Meeting may be adjourned either by the presiding officer of the Special Meeting or by Company Stockholders representing a majority of the voting power present virtually or represented by proxy at the Special Meeting. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Company Common Stock represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Common Stock considered to be present at the Special Meeting for purposes of determining a quorum. If a beneficial owner of Company Common Stock held in “street name” gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Common Stock will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.
In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes
Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote thereon as of the close of business on the Record Date. Adoption of the Merger Agreement by Company Stockholders is a condition to the Closing. A failure to vote your Company Common Stock or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Common Stock on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal. A failure to vote your Company Common Stock will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have no effect on the Adjournment Proposal. If you hold your Company Common Stock in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Common Stock on the Adjournment Proposal will have no effect on the Adjournment Proposal.
We do not expect any broker non-votes at the Special Meeting because both the Merger Proposal and the Adjournment Proposal are non-routine matters on which your bank, broker or other nominee cannot vote without your instructions.
Company Common Stock Held by Directors and Executive Officers
As of the close of business on the Record Date, directors and executive officers of MeridianLink and their affiliates beneficially owned and were entitled to vote, in the aggregate, [•] shares of Company Common Stock, which represented approximately [•]% of the total voting power of Company Common Stock issued and outstanding on the Record Date.
Voting; Proxies
Voting at the Special Meeting
You can vote at the virtual Special Meeting, which will be held on [•], 2025 at [•], Pacific Time, at www.virtualshareholdermeeting.com/MLNK2025SM (unless the Special Meeting is adjourned or postponed).
You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although MeridianLink offers multiple different voting methods, MeridianLink encourages you to vote over the Internet or by phone as MeridianLink believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.
Providing Voting Instructions by Proxy
To ensure that your Company Common Stock is voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Common Stock held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.
Company Common Stock Held by Record Holders
If you are a stockholder of record and your Company Common Stock is registered in your name with our registrar and transfer agent, Computershare Trust Company, N.A., you may submit your proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-800-690-6903 or via the Internet by following the instructions specified on the enclosed proxy card. Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting. Your Company Common Stock will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.
Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting, your Company Common Stock will be voted in the manner directed by you on your proxy card.
Voting instructions are included on your proxy card. All Company Common Stock represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Common Stock represented by your properly signed proxy card will be voted “FOR” each of the Merger Proposal and the Adjournment Proposal. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal and will have no effect on the Adjournment Proposal.
Company Common Stock Held in “Street Name”
If your Company Common Stock is held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Common Stock. You may cause your Company Common Stock to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.
Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Common Stock on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Common Stock with respect to such matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. The Merger Proposal and the Adjournment Proposal described in this proxy statement are all “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, your Company Common Stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal. However, if a beneficial owner of Company Common Stock held in “street” name gives voting instructions to the bank, broker or other nominee with respect to one of the proposals, but gives no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Common Stock held in “street name,” only Company Common Stock affirmatively voted “FOR” the Merger Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.
Revocability of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the final vote at the Special Meeting by:
•
timely delivering a written notice of revocation of your proxy to the attention of our Corporate Secretary at MeridianLink, Inc., 1 Venture, Suite 235, Irvine, California 92618, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Common Stock and returning it to us by mail prior the Special Meeting;
•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting;
•	submitting a new proxy by Internet prior to 11:59 p.m., Eastern Time on [•], 2025, the day preceding the Special Meeting; or
•	attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked unless you vote again).
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to MeridianLink or by sending a written notice of revocation to MeridianLink, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by MeridianLink before the Special Meeting.
If you hold your Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote virtually at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain instructions on how to vote. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
Abstentions
An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal and no effect on the Adjournment Proposal.
Adjournments and Postponements
Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. The presiding officer of the Special Meeting may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (iii) the Board determines that adjournment is otherwise in the best interests of MeridianLink. If less than a quorum is present at the Special Meeting, (i) the holders of voting stock representing a majority of the voting power present at the Special Meeting or (ii) the presiding officer may adjourn the Special Meeting.
If the Special Meeting is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the Special Meeting of the hour, date and place, if any, to which the Special Meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the date of the Special Meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
In the event that there is present at the Special Meeting, virtually or by proxy, sufficient favorable voting power to secure the vote of the Company Stockholders necessary to adopt the Merger Agreement, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation
The Board, after considering the various factors more fully described under “The Merger—Recommendation of the MeridianLink Board of Directors and Reasons for the Merger” beginning on page 41 of this proxy statement, unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are in the best interests of MeridianLink and the Company Stockholders, and declared it advisable to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that Company Stockholders adopt the Merger Agreement and direct that such matter be submitted for consideration of the Company Stockholders at the Special Meeting (the matters described in clauses (i) through (iii), the “Board Recommendation”).
The Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.
We have retained Innisfree, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $30,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Consummation of the Merger
We currently anticipate that the Merger will be consummated in the second half of 2025, assuming satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of MeridianLink and ML Holdco, that the Merger will be consummated at a later time or not at all.
Appraisal Rights
If the Merger is consummated, stockholders who do not wish to accept the applicable Merger Consideration are entitled to seek appraisal of their Company Common Stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of Company Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such holder of Company Common Stock may receive in the Merger. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Common Stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal of their Company Common Stock should recognize that the fair value of their Company Common Stock determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record of Company Common Stock and a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (ii) has not consented to the Merger in writing, voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262 of the DGCL, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, is a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by MeridianLink and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement), will be entitled to receive the fair value of his, her or its Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 61 of this proxy statement.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we or your bank, broker or other intermediary may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card, unless contrary instructions have been received from you. This process, known as “householding,” is designed to reduce the environmental impact of stockholder meetings, as well as printing and postage costs and the volume of duplicate information received at your household, and helps to reduce our expenses.
We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon request to our Corporate Secretary at MeridianLink, Inc., 1 Venture, Suite 235, Irvine, California 92618, or by email to InvestorRelations@meridianlink.com. Company Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their bank, broker or other intermediary or sending a written request to us at the address above.
Questions and Additional Information
If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Company Stockholders call: (877) 750-5837 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and brokers call collect: (212) 750-5833
If your bank, broker or other nominee holds your Company Common Stock, you should also call your bank, broker or other nominee for additional information.

THE MERGER
This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Certain Effects of the Merger on MeridianLink
If the Merger Agreement is adopted by the Company Stockholders and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into MeridianLink, with MeridianLink continuing as the Surviving Corporation and a wholly-owned subsidiary of ML Holdco.
The Company Common Stock are listed and traded on the NYSE under the symbol “MLNK.” As a result of the Merger, MeridianLink will cease to be a publicly traded company and will become a wholly-owned subsidiary of ML Holdco. We will cooperate with ML Holdco to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under the Exchange Act following the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of either the Surviving Corporation or ML Holdco.
Effect on MeridianLink if the Merger Is Not Consummated
If the Merger Agreement is not adopted by the holders of a majority of the outstanding Company Common Stock entitled to vote as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Common Stock pursuant to the Merger Agreement. Instead, MeridianLink will remain a public company, the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.
Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Company Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which the Company Common Stock traded on August 8, 2025, the last day of trading prior to the public announcement of the execution of the Merger Agreement, or as of the date of this proxy statement.
Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Company Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review our business, operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the Company Stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to MeridianLink will be offered or that our business, prospects or results of operations will not be adversely impacted.
In addition, upon termination of the Merger Agreement, under specified circumstances, MeridianLink may be required to pay ML Holdco a termination fee, as described under the section titled “The Merger Agreement—Termination Fee” beginning on page 90 of this proxy statement.
Merger Consideration
At the Effective Time, by virtue of the Merger and without any action on the part of ML Holdco, Merger Sub, MeridianLink or any holder of Company Common Stock, each share of Company Common Stock (other than Excluded Shares and Appraisal Shares) will be automatically canceled and converted into the right to receive an amount in cash equal to $20.00, without interest. At the Effective Time, all Company Common Stock will cease to be outstanding, will automatically be cancelled and will cease to exist, and each certificate (a “Company Stock Certificate”) formerly representing any of such shares (other than Excluded Shares or Appraisal Shares) and each non-certificated share represented by book entry (a “Book Entry Share”) (other than Excluded Shares or Appraisal Shares) will thereafter represent only the right to receive the Merger Consideration, without interest, to be paid upon surrender of such Company Stock Certificate or Book Entry Share.
At the Effective Time, by virtue of the Merger and without any action on the part of ML Holdco, Merger Sub, MeridianLink or any holder of Company Common Stock, each Excluded Share will, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, will be cancelled without payment of any consideration therefor and will cease to exist.

At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.
Notwithstanding anything in the Merger Agreement to the contrary, each of the Surviving Corporation, ML Holdco and Merger Sub and their respective affiliates and agents will be entitled to deduct and withhold (or cause the paying agent to deduct and withhold) from any cash amounts payable pursuant to the Merger Agreement to any holder of Company Common Stock, In-the-Money MeridianLink Options or Vested MeridianLink RSUs, taxes as it is required by applicable law to deduct and withhold. ML Holdco will use commercially reasonable efforts to cooperate with MeridianLink and such holders to obtain any affidavits, certificates and other documents as may reasonably be expected to afford to MeridianLink and such holders reduction of or relief from any such deduction or withholding. To the extent that any taxes are so deducted or withheld and timely paid over to the appropriate governmental entity, such deducted and withheld taxes will be treated for purposes of the Merger Agreement as having been paid to the holder of Company Common Stock or MeridianLink equity awards, as applicable, in respect of which such deduction and withholding was made.
Background of the Merger
The following chronology summarizes the negotiations, material contacts and other material events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board, the Transaction Committee or the representatives of MeridianLink, Centerbridge and other parties.
As part of MeridianLink’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and MeridianLink’s management have periodically reviewed, considered and assessed MeridianLink’s business, operations, financial performance and prospects, as well as overall industry conditions, as factors that may affect those strategic goals and plans. This review at times has included, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives to enhance stockholder value.
In September 2023, the Board commenced a strategic alternatives review process (the “Fall 2023 Process”) after the Company earlier that month received two separate verbal indications of interest regarding a potential acquisition of the Company, which did not propose any price terms, from a financial sponsor (“Sponsor A”), as well as from two other financial sponsors acting as a consortium (“Sponsor B” and “Sponsor C”).
In late September 2023, the Board formed an ad hoc transaction committee for convenience (and not because of any actual or perceived conflicts of interests) with the Fall 2023 Process. The transaction committee discussed and authorized continued engagement with counterparties to explore a strategic transaction, including the entry into confidentiality agreements and due diligence review.
On September 28, 2023, the Company contacted a fourth financial sponsor (“Sponsor D”), as well as three strategic companies (“Strategic 1”, “Strategic 2” and “Strategic 3”) to gauge each party’s interest in evaluating a potential strategic transaction with the Company. Strategic 3 declined to enter into a confidentiality agreement and declined to evaluate a transaction shortly after the Company’s outreach.
On September 29, 2023, the Company entered into a confidentiality agreement with Strategic 1, which included a “standstill” provision that expired 18 months after the date of the agreement, permitted Strategic 1 to make confidential proposals to the Board, and did not contain a “don’t ask, don’t waive” provision.
On October 5, 2023, the Company entered into a confidentiality agreement with Strategic 2, which included a “standstill” provision that expired 12 months after the date of the agreement, permitted Strategic 2 to make confidential proposals to the Board, and did not contain a “don’t ask, don’t waive” provision. In late October 2023, Strategic 2 declined to further evaluate a potential transaction after engaging in a limited amount of due diligence.
In October 2023, the Company engaged Centerview Partners LLC (“Centerview”) and J.P. Morgan Securities LLC (“JPM”) as its co-financial advisors.
During October and November 2023, and with Centerview and JPM’s assistance the Company continued to engage with Sponsor A, as well as the consortium comprised of Sponsor B and Sponsor C, each of which entered into a confidentiality agreement with the Company and engaged in due diligence. Each such confidentiality agreement included a “standstill” provision that expired 12 months after the date of the agreement, permitted the respective counterparty to make confidential proposals to the Board, and did not contain a “don’t ask, don’t waive” provision.

During the first half of November 2023, each of the other parties in the Fall 2023 Process—Sponsor A, the consortium consisting of Sponsor B and Sponsor C, Sponsor D and Strategic 1—declined to further evaluate a potential transaction, and none of those parties submitted an acquisition proposal in the Fall 2023 Process. The parties generally cited similar reasons for their withdrawals from the process, including the relative complexity of MeridianLink’s SaaS model and growth algorithm, as well as the overall interest rate environment, which saw a series of interest rate increases that raised federal funds to the highest level in over two decades, remaining high through year end amid moderating inflation.
On November 11, 2023, the Board discontinued the Fall 2023 Process and dissolved the then-existing transaction committee as a result of these withdrawals.
During 2024 and the first half of 2025, representatives of the Company from time to time discussed the potential acquisition of the Company with representatives of financial sponsor firms and strategic companies in the ordinary course (collectively, the “2024-25 Interactions”), including with a financial sponsor (“Sponsor E”) in July, September and October 2024; with a financial sponsor (“Sponsor F”) in August 2024; with a financial sponsor (“Sponsor G”) in August 2024; with a financial sponsor (“Sponsor H”) in August and December 2024; with Sponsor D and one of its portfolio companies in October 2024; with a strategic company (“Strategic 4”) in December 2024; with Sponsor B in March and June 2025; with a financial sponsor (“Sponsor I”) in March 2025; with a financial sponsor (“Sponsor J”) in March and June 2025; with a strategic company (“Strategic 5”) in April and June 2025; with a strategic company (“Strategic 6”) in May 2025; with a financial sponsor (“Sponsor K”) in May 2025 and on two occasions in June 2025; with a financial sponsor (“Sponsor L”) in June 2025; and with Strategic 2 in June 2025. No acquisition proposals were made in connection with these interactions, and none of those parties requested to proceed to formal transaction discussions, confidentiality agreements or due diligence (except with respect to Sponsor B and Sponsor K as described below). The members of MeridianLink’s management reported to and discussed all of the 2024-25 Interactions with the Board.
In September 2024, a strategic company (“Strategic 7”) met several times informally with Mr. Nicolaas Vlok, MeridianLink’s chief executive officer, and expressed interest in exploring how the two parties could develop a more strategic relationship.
During September, October and early November 2024, the management of the two companies met occasionally to explore strategic opportunities, resulting in Strategic 7 expressing interest in a possible stock-for-stock combination structured as an acquisition of the Company by Strategic 7.
On November 18, 2024, the Company and Strategic 7 entered into a mutual confidentiality agreement, which included a mutual “standstill” provision that expired one year after the date of the agreement, permitted the respective counterparty to make confidential proposals to the other party, and did not contain a “don’t ask, don’t waive” provision. The Company and Strategic 7 continued to conduct mutual due diligence and management meetings until January 2025.
In January 2025, Strategic 7 determined to discontinue the potential transaction discussions with the Company, citing differences in strategic vision for the combined enterprise (the process with Strategic 7, the “Strategic 7 Process”).
On April 16, 2025, Mr. Jared Hendricks, a senior managing director at Centerbridge, spoke with Mr. Vlok, with respect to overall market conditions and potential impact on MeridianLink’s business, which was later followed by a meeting at Centerbridge’s offices on May 15, 2025 to discuss updates to market conditions since the initial outreach. These calls were part of a series of market update calls between representatives of MeridianLink and of Centerbridge that were conducted with the knowledge of the Board.
As part of JPM’s routine meetings with sponsors discussing companies in various sectors of interest, JPM and representatives of Centerbridge discussed potential opportunities with MeridianLink as a general matter, including an acquisition by Centerbridge of MeridianLink.
On June 10, 2025, a representative of Centerbridge reached out to Mr. A.J. Rohde, a member of MeridianLink’s Board, to express interest in exploring a potential strategic transaction pursuant to which Centerbridge would acquire all of the outstanding stock of MeridianLink.
On June 13, 2025, a representative of Centerbridge called Mr. Rohde and discussed Centerbridge’s perspective on a potential strategic transaction involving MeridianLink and Centerbridge. Mr. Rohde promptly reported this outreach to MeridianLink’s general counsel and other members of management.

On June 16, 2025, members of MeridianLink’s management discussed Centerbridge’s potential interest in a potential strategic transaction with Mr. Edward McDermott in his capacity as Chairman of the Board. Mr. McDermott expressed his support for continued engagement with Centerbridge.
On June 18, 2025, MeridianLink entered into a confidentiality agreement with Centerbridge to facilitate discussions regarding a potential strategic transaction, which included a “standstill” provision that expired 18 months after the date of the agreement, permitted Centerbridge to make confidential proposals to the Board, and did not contain a “don’t ask, don’t waive” provision.
Between June 24, 2025 and July 14, 2025, MeridianLink’s management provided diligence information of limited scope, as requested by Centerbridge; however, such diligence information did not include any financial projections.
On June 19, 2025, MeridianLink entered into a confidentiality agreement with Sponsor K, and on June 28, 2025, MeridianLink entered into a confidentiality agreement with Sponsor B to facilitate discussions regarding a potential strategic transaction. Both confidentiality agreements included a “standstill” provision that expired 12 months after the date of the agreement, permitted the counterparty to make confidential proposals to the Board, and did not contain a “don’t ask, don’t waive” provision. Following execution of the confidentiality agreements with each of Sponsor K and Sponsor B, neither party expressed further interest in pursuing a potential transaction with MeridianLink. Sponsor K cited the reason for not pursuing a potential transaction with MeridianLink was because Sponsor K was considering combining MeridianLink with another strategic company but ultimately decided not to pursue this further, and Sponsor B cited capital constraints as the reason for not pursuing a potential transaction with MeridianLink. Sponsor K received a MeridianLink management presentation and there was a corresponding meeting with Sponsor K. Sponsor B received access to written diligence information of limited scope.
On July 14, 2025, Centerbridge sent a letter to the Company containing a non-binding proposal to acquire all of the outstanding Company Common Stock for $19.25 per share of Company Common Stock in cash, subject to the completion of due diligence and the negotiation of a definitive agreement (the “July 14th Proposal”). The July 14th Proposal stated that Centerbridge would be prepared to work to seek to announce a transaction on August 11, 2025, concurrent with the Company’s earnings release for the second quarter of 2025. Centerbridge indicated that it intended to fund the aggregate consideration with a combination of debt and equity, including from third-party co-investors, and that debt commitments would be in place concurrently with the signing of the transaction. The July 14th Proposal additionally requested a period of exclusivity for four weeks from July 14, 2025.
On July 15, 2025, Centerbridge sent to the Company, for the Company’s approval under the confidentiality agreement, a list of proposed debt and equity financing sources that Centerbridge would like to involve in the transaction.
Also on July 15, 2025, representatives of Goodwin Procter LLP, outside counsel to MeridianLink (“Goodwin”), spoke with representatives of Kirkland & Ellis LLP, outside counsel to Centerbridge (“Kirkland”), to clarify certain aspects of the July 14th Proposal. The representatives of Kirkland indicated that Centerbridge would likely require debt financing to fund the merger consideration such that the merger agreement would need to provide that the Company’s specific performance rights to compel Centerbridge to close the transaction would be conditioned upon the availability of Centerbridge’s debt financing at closing (i.e., a “conditional specific performance model”). The representatives of Kirkland also indicated that Centerbridge would require that significant stockholders of the Company enter into customary support agreements to vote in favor of a transaction with Centerbridge.
Later on July 15, 2025, the Board held a meeting at which members of Company management as well as representatives of Goodwin were present. In light of the interest expressed by Centerbridge, Sponsor K and Sponsor B, the Board discussed the engagement of one or more financial advisors in connection with evaluating such interest. The Board determined that given, among other things, each of Centerview’s and JPM’s knowledge of the Company and its industry and their experience assisting the Company in the Fall 2023 Process, the Company should engage each of Centerview and JPM. At this meeting, Larry Katz, the President of MeridianLink, summarized the July 14th Proposal and the recent discussions with representatives of Centerbridge. Representatives from Goodwin reviewed the fiduciary duties and other legal considerations of the Board in the context of the Board’s consideration of an acquisition proposal. The meeting participants discussed potential responses to Centerbridge regarding the July 14th Proposal and related process considerations. Mr. Rohde conveyed on behalf of Thoma Bravo L.P. (“Thoma Bravo”) that (i) Thoma Bravo did not have any agreements, arrangements or understandings with Centerbridge or any other party with respect to a potential transaction involving the Company, and Mr. Rodhe confirmed that he had previously summarized for management and Mr. McDermott, chair of the Company’s Board, the material discussions that he had had with entities expressing potential interest in an acquisition (i.e., certain of the 2024-25 Interactions), (ii) Thoma Bravo was not interested in acquiring MeridianLink, either alone or as part of a consortium, (iii) Thoma Bravo did not intend to seek differential treatment of some or all of its stake in a transaction relative to MeridianLink’s public stockholders, and did not intend to otherwise seek any non-ratable benefits in a potential transaction relative to MeridianLink’s public stockholders, and unless and until otherwise approved in advance by the Board, Thoma Bravo would not enter into discussions or negotiations with any potential buyer regarding differential treatment or non-ratable benefits for Thoma Bravo in a potential transaction, and (iv) Thoma Bravo did not have any need, financial or otherwise, to sell its stake in the Company at such time. The Board then formed an ad hoc transaction committee of the Board (the “Transaction Committee”), for convenience (and not because of any actual or perceived conflicts of interests), to manage day-to-day matters related to the consideration of the July 14th Proposal and other strategic alternatives that may be available to MeridianLink and to make recommendations to the Board regarding the advisability of entering into a potential sale transaction with Centerbridge or any other potential transaction counterparty, pursuing other strategic alternatives, or continuing to operate MeridianLink on a standalone basis. The Transaction Committee also was authorized by the Board to direct and supervise any outreach to additional potential transaction counterparties. The Board discussed Mr. Rohde’s participation on the Transaction Committee and Mr. Rohde’s and Mr. George Jaber’s (as members of the Board) involvement in deliberations generally with respect to a potential transaction given their affiliations with Thoma Bravo, and determined that such affiliations did not present a conflict of interest with respect to the consideration of a potential transaction in view of the affirmations made by Thoma Bravo earlier in the meeting. The Transaction Committee consisted of the following directors: Messrs. McDermott, Rohde and Mark Sachleben. At this meeting, the Board (i) authorized MeridianLink management to distribute the rules and guidelines for MeridianLink management in connection with a proposed transaction, which among other things, prohibited discussions or negotiations with Centerbridge with respect to equity participation or post-Closing employment unless and until instructed by the Board, (ii) authorized MeridianLink management and representatives of Goodwin to engage each of Centerview and JPM as financial advisors in connection with the Company’s consideration of the July 14th Proposal and other strategic alternatives, and (iii) gave consent for Centerbridge to involve the various debt and equity financing sources requested by representatives of Kirkland on behalf of Centerbridge earlier that day. The Board also discussed Centerbridge’s request for exclusivity and determined not to grant exclusivity at this time for tactical reasons as price and other key terms remained under negotiation. Finally, the Board determined to permit Centerbridge to continue its due diligence and to participate in management meetings over the course of the next several weeks and invited Centerbridge to provide a revised price proposal for a transaction on August 4, 2025. This messaging was subsequently conveyed to Centerbridge.
Following the meeting on July 15, 2025, representatives of Goodwin circulated a questionnaire to each of the members of the Board requesting relationships disclosures with respect to Centerbridge and Sponsor B, as well as to Thoma Bravo and Mr. Timothy Nguyen and his affiliated investment vehicles to accommodate the possibility (which had not been broached by Centerbridge) that a potential counterparty could propose treating significant Company Stockholders differently in a potential transaction and to disclose financial, professional and personal relationships with other members of the Board, including Messrs. McDermott, Rohde and Vlok. The responses to these questionnaires yielded no disabling actual or potential conflicts of interest, and the Board determined the same at its meeting on July 24, 2025. Some of the relationships disclosed were certain investments by members of the Board in investment funds managed by Thoma Bravo, which were not material to each of the Board members’ personal net worth. Mr. Vlok provided prior consulting work to a portfolio company of Centerbridge from 2018 to 2021.
Thereafter, Centerbridge sent lists of due diligence questions and requested additional due diligence items to MeridianLink, and Centerbridge, and its representatives participated in multiple meetings with senior management and representatives of MeridianLink (including on July 22, 2025) as part of Centerbridge’s due diligence process. On July 17, 2025, MeridianLink provided representatives of Centerbridge and its advisors with access to due diligence materials in a virtual data room.
On July 22, 2025, representatives of Centerview sent a relationship disclosure letter to Goodwin, which information was shared with the Board at the July 24, 2025 meeting. The Board did not identify in Centerview’s relationship disclosure any matter that would affect the ability of Centerview to fulfill its responsibilities as financial advisor to MeridianLink.

On July 24, 2025, the Board held a meeting at which members of Company management as well as representatives of each of Centerview and Goodwin were present. A discussion ensued about senior management’s long-range plan for MeridianLink on a standalone basis, including the related methodology, the underlying assumptions, MeridianLink’s preliminary financial results for the second quarter of 2025 and related risks, and the risk-adjusted financial projections for fiscal years 2025 through 2030, which was prepared by management in connection with the current consideration of a potential transaction (referred to as the “Projections” in the section of this proxy statement titled “—Certain Unaudited Prospective Financial Information”). The discussion also covered MeridianLink’s standalone prospects and the strategic, financial, operational and competitive challenges facing MeridianLink, including, the preliminary second quarter 2025 financial results, as well as the macroeconomic, political, regulatory, industry and market conditions impacting financial technology companies such as MeridianLink. Representatives of Centerview also reviewed with the Board certain public market perspectives regarding MeridianLink and its operation in the sector. Following discussion of these matters, the Board approved the Projections for use by Centerview in connection with providing its financial analysis with respect to the Board’s evaluation of a potential transaction and preparing any opinions as requested by the Board, and authorized MeridianLink’s management to share the Projections and the underlying assumptions thereof with Centerbridge for purposes of Centerbridge’s business due diligence. Afterward, the Board reviewed the interactions that the Company and/or its representatives have had with financial sponsors and strategic companies within the prior 24 months relating to a potential strategic transaction involving the Company, consisting of the Fall 2023 Process, the 2024-25 Interactions and the Strategic 7 Process, including that all these financial sponsors and strategic companies either withdrew from the processes or declined to express interest in pursuing a potential transaction. The Board discussed whether, in light of these prior interactions, it would be advisable for the Board to contact additional third parties prior to potentially entering into an exclusivity arrangement pursuant to the July 14th Proposal or definitive agreement with Centerbridge. Following discussion, the Board determined that the Company’s fundamental characteristics, performance and market valuation had not materially changed since the Fall 2023 Process, such that, notwithstanding the passage of time, the Board could reasonably rely upon the parties involved in, process pertaining to, and outcomes arising from, the Fall 2023 Process, combined with the 2024-25 Interactions and the Strategic 7 Process, as being instructive as to what conducting additional pre-signing outreach to potential counterparties would likely achieve. The Board also discussed mechanisms in lieu of conducting additional pre-signing outreach to potential counterparties beyond those already contacted in the Fall 2023 Process, the 2024-2025 Interactions and Strategic 7 Process, that would facilitate the ability of parties other than Centerbridge to propose a potential acquisition of the Company, including a post-signing “go-shop” construct and a lower-than-market Company termination fee in a transaction with Centerbridge in connection with the Board exercising its “fiduciary out” if there were an unsolicited proposal received after the signing of a definitive agreement with Centerbridge. In light of this discussion and the thoroughness of the Company’s “market check” conducted from Fall 2023 to the present, distraction of management, the potential for Centerbridge to withdraw its interest if it learned about the Company outreach or a definitive agreement was not executed with Centerbridge in the near term and the potential for leaks from further outreach to additional counterparties, the Board determined not to conduct additional outreach. Also at this meeting, representatives of Goodwin summarized the financial advisor relationship disclosures of Centerview and proposed engagement terms of each of Centerview and JPM. Following discussion of these matters, the Board authorized MeridianLink’s management to negotiate, finalize and execute engagement letters with each of Centerview and JPM, subject to receipt of JPM’s relationship disclosures, based on each of Centerview’s and JPM’s qualifications, reputation, independence and extensive expertise, including with respect to serving as a financial advisor to technology and SaaS companies in connection with potential strategic transactions. The engagement letter with Centerview was executed on July 24, 2025. Further, the Board approved a limited and conditional waiver of the potential application of certain anti-takeover provisions of MeridianLink’s charter to discussions involving Thoma Bravo, Messrs. Nguyen, Vlok and McDermott and/or any of their respective affiliates holding shares of Company Common Stock regarding a voting or tender and support agreement for a transaction requested by the Board and, solely in the case of Mr. Nguyen or such affiliates of his, potential differential treatment in a transaction including a potential “rollover”, so long as these discussions, understandings and agreements were subject to the entry by MeridianLink, with the approval of the Board, into a definitive merger agreement with Centerbridge.
Immediately following the meeting on July 24, 2025, and prior to the Board’s authorization of MeridianLink’s management to negotiate, finalize, and execute an engagement letter with JPM, JPM sent a relationship disclosure letter to representatives of Goodwin, which information was shared with the Board. The Board did not identify in JPM’s relationship disclosure any matter that would affect the ability of JPM to fulfill its responsibilities as financial advisor to MeridianLink.

On July 25, 2025, representatives of Goodwin provided an initial draft of the merger agreement and a summary of the terms of the merger agreement to the Transaction Committee and the Transaction Committee directed representatives of Goodwin to share the initial draft with Kirkland.
On July 26, 2025, representatives of Goodwin provided Kirkland with an initial draft of the merger agreement for the transaction, which included, among other things, (i) a transaction structure consisting of a cash tender offer followed immediately by a short-form merger pursuant to Section 251(h) of the DGCL, (ii) contemplation that certain supporting stockholders, including Thoma Bravo and Mr. Nguyen, who together hold more than 50% of the voting power of the Company, would enter into customary support agreements to vote in favor of the transaction, as representatives of Kirkland had indicated would be required by Centerbridge on July 15, 2025, (iii) a conditional specific performance model as discussed with representatives of Kirkland on July 15, 2025, (iv) accelerated vesting of all unvested Company equity awards at closing, (v) a go-shop provision to permit MeridianLink to solicit alternative proposals for a period of thirty (30) calendar days after the signing of the merger agreement and an additional twenty (20) calendar days for any “Excluded Party” that had provided an acquisition proposal prior to the expiry of the go-shop period which would reasonably be expected to lead to a “Superior Proposal”, and (vi) a termination fee equal to 3.0% of the aggregate equity value of the transaction payable by MeridianLink in customary circumstances, except with respect to the termination in accordance with the go-shop provision, in which event the termination fee would equal 1.0% of the aggregate equity value of the transaction.
On July 28, 2025, the engagement letter with JPM was executed, which provided that JPM would be entitled to receive a fee of $5 million upon the closing of the Merger in addition to reimbursement of out-of-pocket expenses and indemnification for any liabilities incurred in connection with its engagement. JPM was not engaged to, and did not, render an opinion on fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Company Common Stock.
On July 30, 2025, representatives of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), outside counsel to Thoma Bravo, sent an initial draft of a form of tender and support agreement to representatives of Goodwin, which provided for supporting stockholders to tender their respective Company Common Stock into the tender offer to be commenced by a subsidiary of Centerbridge and contained a termination of the support agreement if MeridianLink’s Board were to change its recommendation in favor of the Centerbridge transaction or if the merger agreement were to be terminated, among other things.
On July 31, 2025, the Board held a meeting at which members of Company management, as well as representatives of each of Centerview and Goodwin, were present. At this meeting, representatives of Centerview presented Centerview’s preliminary financial analysis of the Company. The meeting participants also discussed the status of diligence, the progress regarding equity financing sources requested by Centerbridge and overall next steps for the potential transaction.
On July 31, 2025, representatives of Goodwin provided representatives of Kirkland with the initial draft of the form of tender and support agreement, which provided for supporting stockholders to tender their respective Company Common Stock into the tender offer to be commenced by a subsidiary of Centerbridge and contained a termination of the support agreement if MeridianLink’s Board were to change its recommendation in favor of the Centerbridge transaction or if the merger agreement were to be terminated, among other things.
On August 1, 2025, representatives of Goodwin provided to representatives of Bryan Cave Leighton Paisner LLP, outside counsel to Mr. Timothy Nguyen (“BCLP”), the initial draft of the merger agreement and the initial form of tender and support agreement.
On August 4, 2025, Centerbridge sent a letter to Messrs. Vlok and Katz, reiterating Centerbridge’s non-binding proposal to acquire all of the outstanding Company Common Stock for $19.25 per share of Company Common Stock, subject to the completion of due diligence and the negotiation of a definitive agreement, on terms substantially similar to the July 14th Proposal (the “August 4th Proposal”).
On August 4, 2025, representatives of Kirkland provided to representatives of Goodwin a markup of the merger agreement. Among other changes, the markup of the merger agreement (i) requested that the tender offer structure be pivoted to a “one-step” merger structure involving a Company stockholder meeting, (ii) removed accelerated vesting of Company RSUs and proposed that unvested Company RSUs be converted into cash replacement amounts equal to (a) the number of shares underlying such unvested Company RSUs multiplied by (b) the Merger Consideration, which amounts would vest and be paid out on the same vesting schedule as the underlying RSUs, subject to the holder’s continued service with MeridianLink or its subsidiaries through the vesting date, (iii) removed the go-shop provision entirely (and accordingly the bifurcated lower Company termination fee for a go-shop related termination), and (iv) proposed a Company termination fee equal to 3.0% of aggregate equity value payable under certain circumstances. Representatives of Kirkland also informed representatives of Goodwin that Centerbridge planned to obtain representation and warranty insurance with respect to the proposed transaction.
Also on August 4, 2025, representatives of Kirkland provided representatives of Goodwin with an initial draft of the equity commitment letter and an initial draft of the limited guarantee. From August 4, 2025, until the signing of the definitive agreements, the parties negotiated the final terms of the equity commitment letter and the limited guarantee.
On August 5, 2025, the Transaction Committee held a meeting at which members of Company management as well as representatives of each of Centerview and Goodwin were present. A discussion ensued about certain aspects of the drafts of the merger agreement and other ancillary documents received from Centerbridge, in particular the structure of the transaction, treatment of equity awards, termination fees, termination rights, removal of the go-shop provision, required regulatory efforts and financing terms proposed in the drafts. The discussion also covered potential responses to Centerbridge regarding the August 4th Proposal and related considerations with respect to the markup of the draft merger agreement. Following discussion, the Transaction Committee authorized representatives of Centerview and Mr. Rohde to communicate a counteroffer of $21.00 per share of Company Common Stock to Centerbridge among other negotiated terms, including reinstating the go-shop provision with a termination fee payable with respect to the go-shop provision by MeridianLink equal to 1.5% of the aggregate equity value of the transaction (and accepting the 3.0% termination fee in all other circumstances), accepting Centerbridge’s position on the conversion of unvested Company RSUs to cash awards, accepting Centerbridge’s proposal for a “one-step” merger and proposing certain employment matters with respect to severance for non-executive employees and a transaction bonus pool in the amount of $3,500,000 to $4,000,000 (the “August 5th Counterproposal”).
Following the Transaction Committee meeting, representatives of Centerview and Mr. Rohde communicated the August 5th Counterproposal to representatives of Centerbridge.
On August 6, 2025, the Board held a meeting at which all members of the Board, members of senior management of MeridianLink, as well as representatives of each of Centerview and Goodwin, were present. A discussion ensued about the August 4th Proposal and certain aspects of the drafts of the merger agreement and other ancillary documents received from Centerbridge. The discussion also covered outreach by representatives of Centerview and Mr. Rohde to representatives of Centerbridge with respect to the August 5th Counterproposal. Following discussions, the Board directed Goodwin to prepare a revised draft of the merger agreement and other ancillary documents and continue negotiating the terms thereof with Kirkland.
On August 6, 2025, representatives of Kirkland provided representatives of Goodwin, with a markup of the form of the voting and support agreement. Among other changes, the markup of the voting and support agreement, (i) requested that the tender offer mechanics be pivoted to a “one-step” transaction structure, (ii) removed the ability to terminate the support agreement if the merger agreement were terminated by the Company to accept a superior proposal, and (iii) solely for Thoma Bravo’s support agreement (and not Mr. Nguyen’s), provided that if the Board were to change its recommendation in favor of the Centerbridge transaction, then Thoma Bravo would still be bound to vote 35% of the Company’s total voting power in favor of the Centerbridge transaction. Goodwin shared this markup of the supporting agreement with Skadden.
On August 7, 2025, representatives of each of Goodwin, Skadden and BCLP discussed the terms of the voting and support agreement. Later that day, representatives of Goodwin provided representatives of Kirkland with a markup of the voting and support agreement which (i) reinstated the ability to terminate the support agreement if the merger agreement were terminated by the Company to accept a superior proposal and (ii) reinstated Thoma Bravo’s ability to fully terminate the support agreement if the Board were to change its recommendation in favor of the Centerbridge transaction, and thus remove the provision that 35% of the Company’s total voting power held by Thoma Bravo would continue to be bound.
Also on August 7, 2025, representatives of Centerview received a telephone call from representatives of Centerbridge, who proposed (i) a best and final offer to acquire all of the outstanding Company Common Stock for $20.00 per share of Company Common Stock, (ii) removal of the go-shop provision, (iii) a Company termination fee equal to 3.0% of the aggregate equity value of the transaction, and (iv) general alignment with the employee-related terms proposed in the Company’s August 5th Counterproposal (the “August 7th Proposal”).

On August 8, 2025, the Transaction Committee held a meeting at which members of Company management, as well as representatives of each of Centerview and Goodwin, were present. A discussion ensued about the August 7th Proposal. The Transaction Committee discussed that it can ultimately accept a removal of the go-shop construct in light of the market check conducted to date through the Fall 2023 Process, the 2024-25 Interactions and the Strategic 7 Process, and in exchange for a lower Company termination fee equal to 2.9% of the aggregate equity value of the transaction. Following discussions, the Transaction Committee directed the Company and its advisors to counter-propose a price per share of $20.25, but to accept Centerbridge’s proposal of $20.00 per share of Company Common Stock if the $20.25 per share price was rejected. Representatives of the Company subsequently conveyed the $20.25 per share proposal to representatives of Centerbridge, who reaffirmed that $20.00 per share was Centerbridge’s last, best and final offer.
Also on August 8, 2025, representatives of Goodwin sent a revised draft of the merger agreement to representatives of Kirkland, which, among other things, reflected the proposed 2.9% Company termination fee and the removal of the go-shop construct.
On August 9, 2025, representatives of Kirkland provided to representatives of Goodwin initial drafts of the debt commitment letter and debt fee letter. From August 9, 2025 until the signing of the definitive agreements, the parties negotiated the final terms of the debt commitment letter and debt fee letter.
Also on August 9, 2025, representatives of Kirkland sent a revised draft of the merger agreement to representatives of Goodwin, which, among things, accepted the 2.9% Company termination fee.
Also on August 9, 2025, the Transaction Committee held a meeting at which members of Company management, as well as representatives of each of Centerview and Goodwin, were present. Representatives of Goodwin discussed the status of negotiations of the merger agreement and ancillary documents with Centerbridge.
Also on August 9, 2025, representatives of each of Goodwin and Kirkland finalized the terms of the merger agreement between MeridianLink and Centerbridge, as well as MeridianLink’s disclosure schedules thereto and the other ancillary agreements.
On August 10, 2025, the Transaction Committee, held a meeting at which all members of the Transaction Committee, as well as representatives of each of Centerview and Goodwin, were present. Representatives of Goodwin provided a status update regarding final negotiations of the merger agreement and other ancillary documents with Centerbridge. Prior to this meeting, representatives of Goodwin provided the Transaction Committee with substantially complete drafts of the Merger Agreement, form of Support Agreement, Equity Commitment Letter, Limited Guarantee (as defined below) and Debt Commitment Letter. At this meeting, the Transaction Committee unanimously adopted resolutions recommending to the Board that the Board (i) approve, adopt and declare advisable the Merger Agreement and the Transaction, including the Merger, (ii) determine that the Transactions, including the Merger, are in the best interests of the Company and its stockholders, and (iii) recommend that the Company Stockholders adopt the Merger Agreement and direct that such matter be submitted for consideration of the stockholders of MeridianLink at the Stockholder Meeting.
Also on August 10, 2025, the Board held a meeting at which all members of the Board, all members of the Transaction Committee, as well as representatives of each of Centerview and Goodwin, were present. Representatives of Goodwin provided a status update regarding final negotiations of the Merger Agreement and other ancillary documents with Centerbridge. Prior to this meeting, representatives of Goodwin provided the Board with substantially complete drafts of the Merger Agreement, form of Support Agreement, Equity Commitment Letter, Limited Guarantee and Debt Commitment Letter. Representatives of Goodwin reviewed the fiduciary duties and other legal considerations of the Board under Delaware law in reviewing the transaction and noted that MeridianLink’s directors recently completed their NYSE director and officer questionnaires in April 2025, with all directors other than Mr. Vlok and Mr. Katz determined to be independent from the Company. Further, as previously previewed by the Board, it was discussed that (i) Mr. Vlok holds Unvested MeridianLink RSUs that will accelerate and vest in full at the Effective Time if the Effective Time occurs on or after October 1, 2025 and prior to January 1, 2026, but which would be forfeited if the Effective Time does not occur (and the Company does not consummate any other sale transaction) prior to January 1, 2026, pursuant to the terms of his May 9, 2025 Transition Agreement with MeridianLink in connection with Mr. Vlok’s resignation from his position as the Company’s Chief Executive Officer, as further described in the section titled “The Merger—Interests of the Directors and Executive Officers of MeridianLink in the Merger” and (ii) Mr. Katz will likely be asked to continue in a management position at MeridianLink post-Closing. The Board then unanimously approved the participation of Messrs. Vlok and Katz in the

Board’s discussions regarding, and their voting upon, the Merger Agreement and the Transaction. Representatives of Goodwin then reviewed the final terms of the Merger Agreement, form of Support Agreement, Equity Commitment Letter, Limited Guarantee and Debt Commitment Letter. Representatives of Goodwin then discussed that the Transaction Committee had recommended that the Board approve the proposed transaction with Centerbridge, and detailed a number of reasons for the recommendation, including the extensive strategic review and sale processes conducted by the Board and its financial advisors to consider all potential transactions and alternatives since 2022, MeridianLink’s operating and financial condition and prospects on a standalone basis, and the consideration being offered in the proposed transaction, giving the Transaction Committee and the Board comfort that the process yielded the best price reasonably available. In addition, at the request of the Board, representatives of Centerview reviewed with the Board Centerview’s financial analysis of the Merger Consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the Company Stockholders (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “Opinion of Centerview Partners LLC”. Following discussion and consideration of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the factors described under the heading “Recommendation of the MeridianLink Board of Directors and Reasons for the Merger”), the Board unanimously (i) approved, adopted and declared advisable the Merger Agreement and the Transaction, including the Merger, (ii) determined that the Transactions, including the Merger, are in the best interests of MeridianLink and its stockholders, and (iii) recommended that the stockholders of MeridianLink adopt the Merger Agreement and direct that such matter be submitted for consideration of the Company Stockholders at the Stockholder Meeting.
Before the beginning of trading on the NYSE on August 11, 2025, the parties executed the Merger Agreement and ancillary documents. Also on August 11, 2025, MeridianLink issued a press release announcing the Merger and execution of the Merger Agreement.
Recommendation of the MeridianLink Board of Directors and Reasons for the Merger
At a special meeting held on August 10, 2025, the Board, upon the recommendation of the Transaction Committee, unanimously: (i) determined that it is in the best interest of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated therein, and (iii) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the DGCL. Accordingly, the Board recommends that the Company Stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
In its determinations and in reaching its recommendations, each of the Board and the Transaction Committee, as described in the section titled “—Background of the Merger” of this proxy statement, held a number of meetings, consulted with MeridianLink’s management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information, including, but not limited to, the following (not necessarily presented in order of relative importance) that weighed in favor of the Merger:
Consideration. The Board considered:
•	the fact that the price of $20.00 per share of Company Common Stock in cash payable in the Merger provides certainty, immediate value and liquidity to Company Stockholders;
•
the historical market prices, volatility and trading information with respect to the Company Common Stock, including the fact that the $20.00 per share to be received by Company Stockholders in the Merger represents a premium of approximately twenty six percent (26%) over the closing price as of August 8, 2025, the last full trading day prior to the transaction announcement;

•
the belief that, after negotiations with Centerbridge and its representatives, $20.00 per share was the highest price that Centerbridge was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement include the most favorable terms to MeridianLink, in the aggregate, to which Centerbridge would be willing to agree;

•
the belief that, if MeridianLink did not enter into the Merger Agreement with Centerbridge, there could be a considerable period of time before the trading price per share of MeridianLink Common Stock would reach and sustain the per share merger consideration of $20.00, as adjusted for present value;

MeridianLink’s Operating and Financial Condition and Prospects. The Board considered:
•
the current and prospective business environment in which MeridianLink operates, including international, national and local economic conditions, the competitive environment, and the likely effect of these factors on MeridianLink and its ability to execute its business plans as a standalone public company. In assessing the prospects of MeridianLink, the Board reviewed its business, assets, financial condition, historical condition, historical and projected financial performance , and execution challenges, as well as market dynamics impacting MeridianLink’s outlook; and

•
the belief that the $20.00 per share in cash payable in the Merger was more favorable to Company Stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to MeridianLink, based upon the directors’ extensive knowledge of MeridianLink’s business, assets, financial condition and results of operations, MeridianLink’s historical and projected financial performance, market dynamics, and the belief that the Merger represented an attractive and comparatively certain value for Company Stockholders relative to the risk-adjusted prospects for MeridianLink on a standalone basis.

Potential Strategic Alternatives. The Board considered:
•
the extensive strategic review and sale processes undertaken by the Company in 2022 and 2023, discussions with Strategic 7 in early 2025, the numerous other contacts that the Company and/or its representatives had with various financial and strategic parties over the course of 2024 and 2025 as detailed in the “Background of the Merger” section and the risk that Centerbridge would terminate discussions if the Company attempted to pursue a strategic review over an extended period of time, and concluded that further exploration of such indications of interest or any other transaction was unlikely to result in the maximization of shareholder value.

Negotiation Process. The Board considered:
•	the fact that the consideration and negotiation of the Merger Agreement was conducted through extensive arm’s-length negotiations; and
•
the fact that, after Centerbridge’s July 14, 2025 offer price was received, the Company provided Centerbridge with a counter offer and received the higher offer price of $20.00 per share on August 7, 2025.

Centerview’s Opinion and Analysis. The Board considered:
•
the opinion of Centerview rendered to the Board on August 10, 2025, which was subsequently confirmed by delivery of a written opinion dated as of such date, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the Company Stockholders (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “Opinion of Centerview Partners LLC.”

The Merger Agreement, Equity Commitment Letter, Debt Commitment Letter, Limited Guarantee and Voting Agreements. The Board considered:
•	the fact that MeridianLink has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;
•
the high degree of certainty that the Merger would close in a timely manner in light of the conditions and other terms set forth in the Merger Agreement, and the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain all necessary governmental approvals as promptly as reasonably practicable;

•
the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of MeridianLink’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification;

•	that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;
•
the ability of the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a superior proposal upon payment of a termination fee of $47,700,000 (which the Board believed was reasonable under the circumstances);

•	the end date of February 11, 2026 (subject to extension under certain circumstances), which is expected to allow for sufficient time to complete the Merger;
•
the availability of statutory appraisal rights to Company Stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;

•
the fact that the Board evaluating and approving the Merger Agreement is comprised of a majority of independent directors who are not employees of MeridianLink or any of its subsidiaries, and which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•
the fact that MeridianLink will receive a payment of a termination fee of $98,600,000 in the event Centerbridge terminates the Merger Agreement due to failure of receiving the requisite debt financing;

•
the fact that Thoma Bravo and Timothy Nguyen, holders collectively of greater than fifty percent (50%) of the voting power of the Company Common Stock, each agreed to enter into a voting and support agreement to vote their Company Common Stock in favor of the Merger;

•	representations by Centerbridge in the Merger Agreement that it will have adequate resources to pay the merger consideration and other amounts required to consummate the Merger;
•
MeridianLink’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and enforce specifically the terms of the Merger Agreement; and

•	the likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Centerbridge, the equity financing sources and the debt financing sources.
In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following (which are not necessarily presented in order of relative importance):
•
the fact that MeridianLink’s public stockholders will not participate in any future growth potential or benefit from any future increase in the value of MeridianLink as a private company following completion of the transactions contemplated by the Merger Agreement;

•
the possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on MeridianLink’s business, operations, financial results and stock price;

•
the potential negative effects of the public announcement of the Merger on MeridianLink’s sales, operating results and stock price, its ability to retain key management, sales, engineering and other personnel, and its relationships with customers, suppliers and partners;

•
the restrictions on the conduct of MeridianLink’s business prior to the completion of the Merger, requiring MeridianLink to conduct its business in the ordinary course and preventing MeridianLink from taking certain specified actions, subject to specific limitations, all of which may delay or prevent MeridianLink from undertaking business opportunities pending completion of the Merger;

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of MeridianLink management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the conditions to the obligations of Centerbridge to complete the Merger and the right of Centerbridge to terminate the Merger Agreement under certain circumstances;

•
the fact that the Merger Agreement precludes MeridianLink from actively soliciting alternative acquisition proposals, and the possibility that MeridianLink may be obligated to pay Centerbridge a termination fee of $47,700,000 in the event that MeridianLink terminates the Merger Agreement under certain circumstances;

•	the risk that the Company Stockholders may not approve the Merger;
•	the fact that completion of the Merger requires approval (or expiration of the waiting period) under the HSR Act;
•	the risk of litigation arising from Company Stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement;
•	the transaction costs to be incurred in connection with the Merger;
•	the fact that the consideration consists of cash and will therefore be taxable to Company Stockholders who are subject to taxation for U.S. federal income tax purposes; and
•	the interests that certain MeridianLink directors and executive officers may have with respect to the Merger, in addition to their interests as MeridianLink stockholders generally.
In addition, the Board was aware of and considered the interests of MeridianLink’s directors and executive officers that may be different from, or in addition to, the interests of Company Stockholders generally when approving the Merger Agreement and recommending that Company Stockholders vote to adopt the Merger Agreement. For more information, see the section of this proxy statement titled “—Interests of the Directors and Executive Officers of MeridianLink in the Merger.”
The foregoing discussion of the information and factors considered by the Board and the Transaction Committee in reaching their respective conclusions and recommendations is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board and the Transaction Committee did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board and the Transaction Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board or the Transaction Committee, but rather the Board and the Transaction Committee conducted an overall review of the factors described above, including discussions with MeridianLink’s management and legal and financial advisors.
The foregoing discussion of the reasoning and consideration of certain factors by the Board and the resulting determinations and recommendation, and certain other information presented in this section, as well as similar information included in this proxy statement, is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements.” For the reasons described above, and in light of other factors that the Board believed were appropriate to consider, the Board approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that the Company Stockholders vote in favor of the Merger Proposal and the Adjournment Proposal.
Opinion of Centerview Partners LLC
On August 10, 2025, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated such date that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the Company Stockholders (other than holders of Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such Company Stockholders.
The full text of Centerview’s written opinion, dated August 10, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the Company Stockholders (other than holders of Excluded Shares) of the Merger Consideration to be paid to such Company Stockholders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transactions and does not constitute a recommendation to any Company Stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•	a draft of the Merger Agreement dated August 10, 2025, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;
•	Annual Reports on Form 10-K of MeridianLink for the years ended December 31, 2024, December 31, 2023 and December 31, 2022;
•	certain interim reports to Company Stockholders and Quarterly Reports on Form 10-Q of MeridianLink;
•	certain publicly available research analyst reports for MeridianLink;
•	certain other communications from MeridianLink to its Company Stockholders; and
•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of MeridianLink, including certain financial forecasts, analyses and projections relating to the Company prepared by management of MeridianLink and furnished to Centerview by MeridianLink for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.” See “The Merger—Certain Unaudited Prospective Financial Information” beginning on page 51 of this proxy statement.

Centerview also participated in discussions with members of the senior management and representatives of MeridianLink regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for MeridianLink and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transactions with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with MeridianLink’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at MeridianLink’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MeridianLink as to the matters covered thereby and Centerview relied, at MeridianLink’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at MeridianLink’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of MeridianLink, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of MeridianLink. Centerview assumed, at MeridianLink’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at MeridianLink’s direction, that the Transactions will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transactions, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of MeridianLink, or the ability of MeridianLink to pay its obligations when they come due, or as to the impact of the Transactions on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, MeridianLink’s underlying business decision to proceed with or effect the Transactions, or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to MeridianLink or in which MeridianLink might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the Company Stockholders (other than holders of Excluded Shares) of the Merger Consideration to be paid to such Company Stockholders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transactions, including, without limitation, the structure or form of the Transactions, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transactions, including, without limitation, the fairness of the Transactions or any other term or aspect of the Transactions to, or any consideration to be received in connection therewith by, or the impact of the Transactions on, the holders of any other class of securities, creditors or other constituencies of MeridianLink or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of MeridianLink or any party, or class of such persons in connection with the Transactions, whether relative to the Merger Consideration to be paid to the Company Stockholders pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any Company Stockholder or any other person as to how such Company Stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated August 10, 2025. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of MeridianLink. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MeridianLink or any other parties to the Transactions. None of

MeridianLink, ML Holdco, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of MeridianLink do not purport to be appraisals or reflect the prices at which MeridianLink may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 8, 2025 (the last trading day before the public announcement of the Transactions) and is not necessarily indicative of current market conditions.
Selected Precedent Transactions Analysis
Centerview reviewed and analyzed certain information relating to the following selected transactions involving certain public financial vertical software companies (which transactions are referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to MeridianLink and the Transactions.
Using publicly available information obtained from SEC filings and other data sources as of the time of the public announcement of the selected transactions, Centerview calculated, for each selected transaction, implied enterprise value of the target company based on the consideration payable in such selected transaction as a multiple of the target company’s last twelve months (referred to as “LTM”) adjusted estimated earnings before interest, taxes, depreciation and amortization, less non-recurring items and unburdened by share-based compensation (referred to as “Adj. EBITDA”) as of the time of the public announcement of the relevant transaction (“TV/LTM Adj. EBITDA Multiple”).
The selected transactions and the TV/LTM Adj. EBITDA Multiples of the selected transactions considered in this analysis are summarized below:

Date Announced	Acquiror	Target	TV/LTM Adj. EBITDA
August 2024	Veritas Capital Fund Management, L.L.C.	NCR Digital Banking	15.8x*
August 2022	Centerbridge Partners, L.P.	Computer Services, Inc.	15.1x
May 2022	Intercontinental Exchange, Inc.	Black Knight, Inc.(Initial)**	21.4x
December 2021	Thoma Bravo, L.P.	Bottomline Technologies, Inc.	26.6x
February 2021	Stone Point Capital LLC	CoreLogic, Inc.	13.1x
August 2020	Intercontinental Exchange, Inc.	Ellie Mae, Inc.	23.4x
July 2020	Black Knight, Inc.	Optimal Blue, LLC	38.7x
February 2019	Thoma Bravo, L.P.	Ellie Mae, Inc.	27.5x
March 2017	Vista Equity Partners Management, LLC	DH Corporation	10.5x

*
NCR Digital Banking was the digital banking business of NCR Voyix Corporation. NCR Digital Banking LTM Adj. EBITDA burdened by proportion of corporate expenses in line with segment contribution to unburdened Adj. EBITDA.

**
Reflecting the original agreement entered into by the parties on May 4, 2022 providing for a cash and stock transaction, which had valued Black Knight at $85 per share and in which Black Knight shareholders could elect to receive either cash or stock, subject to proration. The parties subsequently amended the merger agreement and agreed to certain divestitures and a reduction in the consideration in connection with actions to obtain HSR clearance.

Although none of the selected transactions is directly comparable to the Transactions, these selected transactions were selected by Centerview because, among other reasons, their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the Transactions. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of MeridianLink and the companies included in the selected precedent transactions analysis. However, because none of the selected transactions used in this analysis is identical or directly comparable to the Transactions, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview selected a reference range of TV/LTM Adj. EBITDA Multiples of 13.0x – 16.0x.

In selecting this range of TV/LTM Adj. EBITDA Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Centerview applied this reference range of TV/LTM Adj. EBITDA Multiples to MeridianLink’s LTM Adj. EBITDA of $133 million, as of August 8, 2025 and as set forth in the Internal Data, and (i) added to it MeridianLink’s cash and cash equivalents of $91.6 million as of July 31, 2025 less $3.1 million of repurchases of Company Common Stock by MeridianLink from August 1, 2025 through August 7, 2025 per Company management and (ii) subtracted from it MeridianLink’s debt of $470 million as of July 31, 2025, in each case, as set forth in the Internal Data, and divided by the number of fully diluted outstanding shares of Company Common Stock (calculated using the treasury stock method and taking into account outstanding options and unvested restricted stock units) as of August 7, 2025, as set forth in the Internal Data, resulting in an implied per share equity value range for Company Common Stock of approximately $16.50 to $21.25, rounded to the nearest $0.25. Centerview then compared this range to the Merger Consideration of $20.00 in cash, without interest, proposed to be paid to the Company Stockholders (other than holders of Excluded Shares) pursuant to the Merger Agreement.
Selected Public Company Analysis
Centerview reviewed and compared certain financial information of MeridianLink to corresponding financial information of certain publicly traded financial vertical software companies listed below that Centerview deemed comparable, based on its experience and professional judgment, to MeridianLink (which companies are referred to as the “selected companies” in this summary of Centerview’s opinion).
Using publicly available information obtained from SEC filings and other data sources as of August 8, 2025, Centerview calculated, for each selected company, such selected company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of Wall Street research analyst consensus Adj. EBITDA for calendar year 2026 (“EV/2026E Adj. EBITDA Trading Multiple”).
The companies reviewed and the EV/2026E Adj. EBITDA Trading Multiples of the selected companies were as follows:

Selected Companies	EV/2026E Adj. EBITDA Trading Multiple
ACI Worldwide, Inc.	9.9x
Alkami Technology, Inc.	24.3x
Fidelity National Information Services, Inc.	9.2x
Jack Henry & Associates, Inc.	13.7x
nCino, Inc.	21.7x
Q2 Holdings, Inc.	23.7x
Temenos AG	14.7x
Median	14.7x

Although none of the selected companies is directly comparable to MeridianLink, the selected companies were chosen by Centerview, among other reasons, because they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of MeridianLink. However, because none of the selected companies is exactly the same as MeridianLink, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of MeridianLink and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of EV/2026E Adj. EBITDA Trading Multiples of 10.0x to 15.0x to apply to MeridianLink’s Adj. EBITDA for calendar year 2026 as set forth in the Forecasts. In selecting this reference range of EV/2026E Adj. EBITDA Trading Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, operational, and/or financial characteristics of MeridianLink and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Centerview applied this range of EV/2026E Adj. EBITDA Trading Multiples to MeridianLink’s estimated calendar year 2026 Adj. EBITDA of $144 million, as set forth in the Forecasts, and (i) added to it MeridianLink’s cash and cash equivalents of $91.6 million as of July 31, 2025 less $3.1 million of repurchases of Company Common Stock by MeridianLink from August 1, 2025 through August 7, 2025 per Company management and (ii) subtracted from it MeridianLink’s debt of $470 million as of July 31, 2025, in each case, as set forth in the Internal Data, and divided by the number of fully diluted outstanding Shares (calculated using the treasury stock method and taking into account outstanding options and unvested restricted stock units) as of August 7, 2025, as set forth in the Internal Data, resulting in an implied per share equity value range for the Company Common Stock of approximately $13.00 to $21.75, rounded to the nearest $0.25. Centerview then compared this range to the Merger Consideration of $20.00 per Share in cash, without interest, proposed to be paid to the Company Stockholders (other than holders of Excluded Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of MeridianLink based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of equity values for Company Common Stock by (a) discounting to present value as of June 30, 2025, using discount rates ranging from 11.0% to 13.0% (based on Centerview’s analysis of MeridianLink’s weighted average cost of capital determined using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of MeridianLink over the period beginning on July 1, 2025 and ending on December 31, 2030, utilized by Centerview based on the Forecasts, and (ii) a range of implied terminal values of MeridianLink calculated by Centerview by applying a range of terminal multiples to MeridianLink’s projected Adj. EBITDA for the next twelve months as of December 31, 2030, ranging from 10.5x to 15.5x, and (b)(i) adding to the foregoing results MeridianLink’s cash and cash equivalents of $91.6 million as of July 31, 2025 less $3.1 million of repurchases of Company Common Stock by MeridianLink from August 1, 2025 through August 7, 2025 per Company management and (ii) subtracting from the foregoing MeridianLink’s debt of $470 million as of July 31, 2025, in each case, as set forth in the Internal Data.
Centerview divided the result of the foregoing calculations by the number of fully diluted outstanding Shares (calculated using the treasury stock method and taking into account outstanding options and unvested restricted stock units) as of August 7, 2025, as set forth in the Internal Data, resulting in a range of implied equity values per Share of $13.25 to $22.50, rounded to the nearest $0.25. Centerview then compared the results of the above analysis to the Merger Consideration of $20.00 in cash, without interest, proposed to be paid to the Company Stockholders (other than holders of Excluded Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Board certain additional factors solely for reference and informational purposes only, including, among other things, the following:
•
Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of Company Common Stock during the 52-week period ended August 8, 2025, which reflected low and high stock closing prices for Company Common Stock during such period of $15.49 to $25.33 per share of Company Common Stock.

•
Analyst Price Target Analysis. Centerview reviewed stock price targets for Company Common Stock in eight publicly available Wall Street research analyst reports, which indicated low and high stock price targets for Company Common Stock ranging from $16.00 to $24.00 per share of Company Common Stock.

•
Precedent Premia Paid Analysis. Centerview performed an analysis of premia paid in certain transactions involving publicly traded companies occurring within the past ten years, each with a transaction value between $1 billion and $5 billion, for which premium data was available and which Centerview deemed relevant in its professional judgement. The premia in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview applied a premium range of 15.0% to 48.0% (representing the 25th and 75th percentile of the observed premia) to MeridianLink’s closing share price on August 8, 2025 (the last trading day before the public announcement of the Transactions) of $15.88, which resulted in an implied price range of approximately $18.25 to $23.50 per share of Company Common Stock, rounded to the nearest $0.25.
General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Transactions. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of MeridianLink with respect to the Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the Transactions was determined through arm’s-length negotiations between MeridianLink and ML Holdco and was approved by the Board. Centerview provided advice to MeridianLink during these negotiations. Centerview did not, however recommend any specific amount of consideration to MeridianLink or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to MeridianLink, and Centerview did not receive any compensation from MeridianLink during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Centerbridge, ML Holdco or Merger Sub, and Centerview did not receive any compensation from Centerbridge, ML Holdco or Merger Sub during such period. In 2023 and 2024, Centerview was engaged to provide financial advisory services unrelated to MeridianLink to a private company in which Centerbridge held a significant minority equity interest, in connection with certain strategic matters. Centerview did not receive compensation in connection with such engagement, which has expired. Centerview is currently providing financial advisory services unrelated to MeridianLink to a financial creditor group (of which an affiliate of Thoma Bravo, LP (“Thoma Bravo”) is a member) of an issuer in connection with a potential restructuring involving the relevant issuer, and Centerview expects to receive between $1 million and $3 million in compensation for such services during such period. Centerview may provide financial advisory and other services to or with respect to MeridianLink, Centerbridge, ML Holdco or Thoma Bravo or their respective affiliates, including portfolio companies of Centerbridge and Thoma Bravo, in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, MeridianLink, Centerbridge, ML Holdco, Thoma Bravo or any of their respective affiliates, including portfolio companies of Centerbridge and Thoma Bravo, or any other party that may be involved in the Transactions.
The Board selected Centerview as its financial advisor in connection with the Transactions based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions.
In connection with Centerview’s services as the financial advisor to the Board, MeridianLink has agreed to pay Centerview an aggregate fee of $29.4 million, $3.0 million of which was payable upon the rendering of Centerview’s opinion and $26.4 million of which is payable contingent upon consummation of the Transactions. In addition, MeridianLink has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Certain Unaudited Prospective Financial Information
Except for financial outlooks issued in connection with its ordinary course earnings announcements, MeridianLink does not, as a matter of course, publicly disclose financial forecasts or projections as to future performance, earnings or other results due to, among other reasons, the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, especially over longer-term periods.
In July 2025, in connection with the review of strategic transactions, including the Merger, at the direction of the Board, MeridianLink’s management prepared unaudited non-public prospective financial information for MeridianLink, on a standalone basis without giving effect to the Merger, for fiscal years 2025 through 2030 (the “Projections”). The Projections were developed solely using the information available to MeridianLink’s management at the time they were prepared. The Projections were provided to and considered by the Board in connection with its evaluation of strategic transactions, including the Merger, in comparison to MeridianLink’s other potential alternatives, including remaining as a standalone company. The Projections were also provided to Centerview, and the Board directed Centerview to use the Projections for purposes of its financial analyses and opinion, as described in the section of this proxy statement captioned “—Opinion of Centerview Partners LLC”. The Projections were made available to ML Holdco.
The Projections include, among other things, the following assumptions and estimates:
•	Total revenue increasing by approximately 8% annually through the period for which the Projections were prepared, reflecting MeridianLink management’s assumptions and estimates for future growth;
•	Gross margin increasing by approximately 1% during the period for which the Projections were prepared, reflecting an increase in SaaS revenue as a percentage of total revenue;
•	Limited operating leverage over the projection period driven by an investment cycle in fiscal years 2026E, 2027E and 2028E, with slight operating leverage being achieved thereafter; and
•
Adjusted EBITDA margins remaining in the low 40s percent through the period for which the Projections were prepared, rising in 2029E and 2030E resulting in a fiscal year 2030E margin approximately 1% higher than fiscal year 2025E, reflecting the foregoing assumptions and estimates.

The following table summarizes the Projections:
($ in millions)

FYE December 31st	2025E	2026E	2027E	2028E	2029E	2030E
Total Revenue	$334.9	$359.3	$388.1	$414.5	$451.1	$491.5
Gross Profit	$249.1	$269.7	$292.5	$311.7	$340.3	$371.5
Total Operating Expenses	($111.7)	($125.4)	($138.2)	($148.0)	($157.7)	($166.1)
EBITDA(1)	$141.4	$146.8	$156.8	$166.2	$185.1	$207.9
Adjusted EBITDA(2)	$137.4	$144.3	$154.3	$163.7	$182.6	$205.4
Net Operating Profit After Tax(3)	$47.0	$51.0	$56.5	$62.3	$75.5	$89.7
Unlevered Free Cash Flow(4)	$52.0	$54.3	$58.8	$65.2	$77.8	$91.8

(1)
EBITDA for MeridianLink is calculated as non-GAAP Operating Income plus Net Interest Income and Depreciation & Amortization. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)
Adjusted EBITDA for MeridianLink is calculated as non-GAAP EBITDA less Net Interest Income. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(3)
Net Operating Profit After Tax for MeridianLink is calculated as non-GAAP Adjusted EBITDA less Depreciation & Amortization, Stock-Based Compensation and Taxes. Net Operating Profit After Tax is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(4)
Unlevered Free Cash Flow for MeridianLink is calculated as Net Operating Profit After Tax plus Depreciation & Amortization less Capital Expenditures & Capitalized Software less Capitalized Commissions less Change in Net Working Capital. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

Cautionary Note About the Projections
The Projections were developed by MeridianLink’s management as then-current estimates of MeridianLink’s future financial performance as an independent company, without giving effect to the Merger, or any changes to MeridianLink’s operations, capital structure or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger or to any costs incurred in connection with the Merger. The Projections also do not consider the effect of any failure of the Merger to be completed, and should not be viewed as accurate or continuing in that context. The Projections do not take into account any circumstances, transactions or events occurring after the date on which the Projections were prepared and do not give effect to any changes after the date on which they were made, including as a result of the Merger or any effects of the Merger.
The Projections were not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, MeridianLink’s management. Neither MeridianLink’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, made by MeridianLink’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to MeridianLink’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond MeridianLink’s control and which MeridianLink’s management believed in good faith were reasonable. MeridianLink’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, among others, the effect of macro-economic conditions currently affecting the global economy; MeridianLink’s ability to retain existing customers and attract new customers; expectations regarding the long-term rate of customer subscription renewals or adoption of MeridianLink’s products; the effects of increased competition; keeping up with the rapid technological change required to remain competitive in MeridianLink’s industry; MeridianLink’s ability to manage its growth effectively and successfully recruit, train and retain additional highly skilled personnel; the price volatility of Company Common Stock; and other risks identified in MeridianLink’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, and subsequent filings with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. All of these factors are difficult to predict, and many of them are outside of MeridianLink’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with MeridianLink’s historical financial statements and other information regarding MeridianLink contained in its public filings with the SEC. The Projections may not be consistent with MeridianLink’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, MeridianLink does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.
Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Projections are not, and should not be considered to be, a guarantee of future operating results. The Projections should not be regarded as an indication that MeridianLink’s management, the Board or any of their respective advisors, or any other person, considered or now considers the Projections to be necessarily predictive of actual future results.

Further, the Projections are not fact and should not be relied upon as being necessarily indicative of MeridianLink’s future results or for purposes of making any investment decision.
Certain of the financial measures included in the Projections are not calculated in accordance with GAAP. Financial measures such as EBITDA, Adjusted EBITDA, Net Operating Profit After Tax and Unlevered Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board, Centerview or ML Holdco. Accordingly, no reconciliation of the non-GAAP financial measures included in the Projections is provided in this proxy statement.
The Projections constitute forward-looking statements. By including the Projections in this proxy statement, none of MeridianLink, the Board, Centerview or any of MeridianLink’s or the Board’s respective representatives and advisors has made or makes any representation to any person regarding MeridianLink’s ultimate performance as compared to the information contained in the Projections. The inclusion of the Projections should not be regarded as an indication that the Board, MeridianLink, Centerview or any other recipient of the Projections considered, or now considers, the Projections to be predictive of MeridianLink’s actual performance or actual future results, and you should not rely on the Projections as such. For information on factors that may cause MeridianLink’s future results to materially vary, see the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.” Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by MeridianLink that the information presented is material. The Projections are included in this proxy statement solely to give Company Stockholders access to the information that was made available to the Transaction Committee, the Board, Centerview and ML Holdco, as described above. The Projections are not included in this proxy statement in order to influence any Company Stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their Company Common Stock.
In light of the foregoing factors and the uncertainties inherent in the Projections, Company Stockholders are cautioned not to place undue reliance, if any, on the Projections.
Interests of the Directors and Executive Officers of MeridianLink in the Merger
Certain of MeridianLink’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of Company Stockholders generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and in making its recommendation that the Company Stockholders approve the Merger Agreement as more fully discussed in “— Recommendation of the MeridianLink Board of Directors and Reasons for the Merger.”
MeridianLink’s current executive officers and their respective positions are as follows:

Name	Position
Nicolaas Vlok	Chief Executive Officer(1)
Laurence E. Katz	President(1)
Elias Olmeta	Chief Financial Officer

(1)
As previously announced, Mr. Vlok notified MeridianLink of his decision to resign from his role as the MeridianLink’s Chief Executive Officer, effective as of October 1, 2025, and Mr. Katz has been appointed to serve as MeridianLink’s Chief Executive Officer and President, effective as of the date of Mr. Vlok’s resignation.

MeridianLink’s current non-employee directors are as follows:

Name
George Jaber
Edward H. McDermott
Reema Poddar
A.J. Rohde
Mark Sachleben
Duston Williams
Yael Zheng

Treatment of Equity and Equity-Based Awards
MeridianLink’s directors and executive officers who own Company Common Stock will receive the Merger Consideration on the same terms and conditions as the other Company Stockholders in the Merger. The following table sets forth the number of Company Common Stock owned, as of August 15, 2025, by each of MeridianLink’s executive officers and non-employee directors, which, for this purpose, excludes (i) shares subject to MeridianLink Options, (ii) shares subject to outstanding MeridianLink RSUs and (iii) shares held by affiliated entities of such persons.

Name	Shares Owned (#)	Value of Shares Owned ($)
Executive Officers
Nicolaas Vlok	654,766	13,095,320
Laurence E. Katz	174,746	3,494,920
Elias Olmeta	9,952	199,040
Non-Employee Directors
George Jaber	16,599	331,980
Edward H. McDermott	16,641	332,820
Reema Poddar	40,769	815,380
A.J. Rohde	40,186	803,720
Mark Sachleben	32,857	657,140
Duston Williams	37,404	748,080
Yael Zheng	42,745	854,900

MeridianLink Options
At the Effective Time, each In-the-Money MeridianLink Option, including those held by MeridianLink’s executive officers and non-employee directors, will fully vest, be cancelled and, in exchange therefor, each holder of any such In-the-Money MeridianLink Option will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such In-the-Money MeridianLink Option, multiplied by (ii) the amount the Merger Consideration exceeds the per share exercise price of such In-the-Money MeridianLink Option. At the Effective Time, each MeridianLink Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.
The following table sets forth, for each of MeridianLink’s executive officers and non-employee directors, (i) the aggregate number of Company Common Stock underlying In-the-Money MeridianLink Options held by such individual as of August 15, 2025, and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such In-the-Money MeridianLink Options in connection with the Merger. MeridianLink Options held by MeridianLink’s executive officers and non-employee directors and with an exercise price that is equal to or greater than $20.00 per share will be cancelled for no consideration and are therefore not included in the table below. The following table assumes that no MeridianLink Options will be exercised between August 15, 2025 and the Effective Time.

Name	In-the-Money MeridianLink Options (#)	Value of In-the-Money MeridianLink Options ($)
Executive Officers
Nicolaas Vlok	2,025,020	26,226,374
Laurence E. Katz	—	—
Elias Olmeta	—	—
Non-Employee Directors
George Jaber	—	—
Edward H. McDermott	—	—
Reema Poddar	—	—
A.J. Rohde	—	—
Mark Sachleben	—	—
Duston Williams	—	—
Yael Zheng	—	—

MeridianLink RSUs
At the Effective Time, each Vested MeridianLink RSU (including by reason of single-trigger acceleration), including those held by MeridianLink’s executive officers and non-employee directors, will be cancelled and, in exchange therefor, each holder of any such Vested MeridianLink RSU will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such Vested MeridianLink RSU as of immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.
At the Effective Time, each Unvested MeridianLink RSU, including those held by MeridianLink’s executive officers and non-employee directors, will be cancelled and replaced with a right to receive the Cash Replacement RSU Amounts, which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will be subject to the same terms and conditions (including with respect to vesting) as applied to the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts.
The following table sets forth, for each of MeridianLink’s executive officers and non-employee directors, (i) the aggregate number of Company Common Stock underlying Vested MeridianLink RSUs and Unvested MeridianLink RSUs held as of August 15, 2025 and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of the Vested MeridianLink RSUs and Unvested MeridianLink RSUs in connection with the Merger.

Name	Vested MeridianLink RSUs (#)	Value of Vested MeridianLink RSUs ($)	Unvested MeridianLink RSUs (#)	Value of Unvested MeridianLink RSUs ($)
Executive Officers(1)
Nicolaas Vlok	588,488(2)	11,769,760	—	—
Laurence E. Katz	—	—	1,062,677	21,253,540
Elias Olmeta	—	—	530,352	10,607,040
Non-Employee Directors(3)
George Jaber	24,724	494,480	—	—
Edward H. McDermott	24,810	496,200	—	—
Reema Poddar	11,862	237,240	—	—
A.J. Rohde	11,862	237,240	—	—

Name	Vested MeridianLink RSUs (#)	Value of Vested MeridianLink RSUs ($)	Unvested MeridianLink RSUs (#)	Value of Unvested MeridianLink RSUs ($)
Mark Sachleben	18,264	365,280	—	—
Duston Williams	11,862	237,240	—	—
Yael Zheng	11,862	237,240	—	—

(1)	Except as described in footnote 2 below, each executive officer will receive Cash Replacement RSU Amounts in exchange for their Unvested MeridianLink RSUs.
(2)
Pursuant to the terms of his Transition Agreement with MeridianLink, if the Effective Time occurs on or after the date that Mr. Vlok’s employment terminates (anticipated to be October 1, 2025) and prior to January 1, 2026, Mr. Vlok’s then-unvested MeridianLink RSUs are subject to “single trigger” acceleration and, therefore, will accelerate and vest as of the Effective Time and be treated as Vested MeridianLink RSUs. Accordingly, although such MeridianLink RSUs are currently unvested, they have been included as Vested MeridianLink RSUs in the table above because they will accelerate and vest at the Effective Time (assuming the Effective Time occurs after his date of termination and before January 1, 2026) and therefore fall within the definition of Vested MeridianLink RSUs under the terms of the Merger Agreement.

(3)
Each non-employee director’s MeridianLink RSUs are subject to “single trigger” acceleration and, therefore, will accelerate and vest as of the Effective Time in accordance with the terms of MeridianLink’s non-employee director compensation policy. Accordingly, although such MeridianLink RSUs are currently unvested, they have been included as Vested MeridianLink RSUs in the table above because they will accelerate and vest at the Effective Time and therefore fall within the definition of Vested MeridianLink RSUs under the terms of the Merger Agreement.

Transaction Bonuses
Pursuant to the Merger Agreement, MeridianLink may establish a cash transaction bonus program providing for transaction bonuses in an aggregate amount not to exceed $3.0 million (the “Transaction Bonus Program”). Awards under the Transaction Bonus Program vest and become payable on the closing date of the Merger, subject to the employee’s continued employment through such date. Awards under the Transaction Bonus Program will be determined by MeridianLink’s Chief Executive Officer, provided that no more than $100,000 may be allocated to any individual employee without the written consent of Parent. Neither Mr. Vlok nor Mr. Katz is eligible to receive a bonus under the Transaction Bonus Program. Mr. Olmeta is eligible to receive a bonus under the Transaction Bonus Program. As of the date of this proxy statement, no bonus has been determined or awarded to Mr. Olmeta under the Transaction Bonus Program.
Employment and Transition Agreements with Executive Officers
Employment Agreements
MeridianLink has entered into employment agreements with each of its executive officers (each, an “Employment Agreement”) that provide for specified payments and benefits in connection with a termination of employment in certain circumstances. Each Employment Agreement provides for certain payments and benefits if the executive officer’s employment with MeridianLink is terminated by MeridianLink without “Cause,” or by the executive officer for “Good Reason,” in each case, within three months before or 12 months following a “Change in Control” (each as defined in the applicable Employment Agreement) (any such termination, a “CIC Termination”). The Merger will qualify as a “Change in Control” under each of the Employment Agreements.
Upon a CIC Termination, each executive officer is entitled to receive the following payments and benefits:
•
a lump sum cash payment equal to the sum of (i) 24 months (or, for Mr. Olmeta, 18 months) of the executive officer’s then-current base salary (or the executive officer’s base salary in effect immediately prior to the Change in Control, if higher) plus (ii) the amount of any bonus earned but unpaid in respect of the prior fiscal year that would have been paid to the executive officer if his employment had not been terminated;

•	full accelerated vesting of all restricted stock awards, stock options and other stock-based awards held by the executive officer; and
•
subject to the executive officer’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premiums equal to the amount that MeridianLink would have paid to provide health insurance to the executive officer had the executive officer remained employed with MeridianLink until the earliest of (i) 18 months following the date of termination, (ii) the executive officer’s eligibility for group medical benefits under any other employer’s group medical plan and (iii) the expiration of the executive officer’s COBRA health continuation period.
All severance payments and benefits payable pursuant to the Employment Agreements are subject to, among other things, the executive officer’s timely execution and non-revocation of a general release of claims in favor of MeridianLink and related parties. The Employment Agreements also provide that if payments and benefits payable to the executive officer in connection with a Change in Control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the executive officer.
The following table sets forth the potential amounts payable to MeridianLink’s executive officers upon a CIC Termination under the Employment Agreements assuming that the CIC Termination occurs on September 30, 2025 (the estimated closing date of the Merger solely for purposes of these calculations) other than the estimated value of MeridianLink Options and MeridianLink RSUs, which are set forth above.

Name	Cash Severance ($)	Value of COBRA Benefits ($)
Nicolaas Vlok(1)	1,200,000	25,713.18
Laurence E. Katz(2)	1,100,000	25,553.34
Elias Olmeta	712,500	25,257.24

(1)
If the closing date of the Merger occurs after the date of Mr. Vlok’s termination of employment (estimated to be October 1, 2025), Mr. Vlok will not be entitled to any severance payments and benefits pursuant to the terms of his Employment Agreement and will only be entitled to (i) the single-trigger vesting of his Unvested Equity Awards (as defined below) and (ii) a pro-rated bonus pursuant to the terms of his Transition Agreement, as described below.

(2)
In the event that Mr. Katz’s CIC Termination occurs after the date he assumes the role of Chief Executive Officer, his cash severance amount would increase to $1,200,000 pursuant to the terms of his Amended and Restated Employment Agreement.

Transition Agreement
In connection with his previously announced transition from the Chief Executive Officer role, MeridianLink entered into a transition agreement (the “Transition Agreement”) with Mr. Vlok. Pursuant to the Transition Agreement, Mr. Vlok’s outstanding equity awards that are unvested as of the date that his employment with MeridianLink terminates (the “Unvested Equity Awards”) will cease to vest and will be held in abeyance until either (i) the closing of a “Sale Event” (as defined in the Transition Agreement), at which time the Unvested Equity Awards will accelerate and become fully exercisable or nonforfeitable, or (ii) January 1, 2026, at which time the Unvested Equity Awards will be forfeited. The Merger will qualify as a Sale Event under the Transition Agreement. Accordingly, if the closing of the Merger occurs on or after the date that Mr. Vlok’s employment terminates and prior to January 1, 2026, his Unvested Equity Awards will accelerate and vest as of the Effective Time. In addition, pursuant to the Transition Agreement, Mr. Vlok is entitled to receive a pro-rated bonus for fiscal year 2025 based on MeridianLink’s performance through the third quarter of 2025.
Potential Future Parent Arrangements
Certain of MeridianLink’s executive officers may continue to provide employment or other services to Parent or its affiliates after the Effective Time and may enter into new agreements, arrangements or understandings with Parent or its affiliates to set forth the terms and compensation of such post-Effective Time service. As of the date of this proxy statement, no such agreements, arrangements or understandings between any of MeridianLink’s executive officers and Parent or any of its affiliates exist. Prior to or following the closing of the Merger, however, certain of MeridianLink’s executive officers may discuss or enter into agreements, arrangements or understandings with Parent or its affiliates regarding post-Effective Time employment or other services to Parent or its affiliates, including terms and compensation of such post-Effective Time service. In addition, as of the date of this proxy statement, none of MeridianLink’s executive officers, directors or significant stockholders has discussed or entered into any agreements, arrangements or understandings with Parent or any of its affiliates regarding a rollover and/or the right to purchase or participate in the equity of Parent or its affiliates. Prior to or following the closing of the Merger, however, certain of MeridianLink’s executive officers, directors or significant stockholders (other than the funds advised by affiliates of Thoma Bravo, L.P. holding Company Common Stock) may discuss or enter into agreements, arrangements or understandings with Parent or its affiliates regarding a rollover and/or the right to purchase or participate in the equity of Parent or its affiliates.
Continuing Employee Benefits
The Merger Agreement provides that, for a period of 12 months following the closing date of the Merger (or, if earlier, the termination date of the applicable continuing employee), Parent will provide, or cause to be provided, to each employee of MeridianLink or a subsidiary thereof as of immediately prior to the closing date of the Merger who continues employment with Parent, the Surviving Corporation or any subsidiary thereof immediately following the closing date (each, a “Continuing Employee”) (i) a base salary or base hourly wage rate (as applicable) and a target annual cash incentive compensation opportunity (including bonuses and commissions, but excluding long-term incentive, equity or equity-based or retention, transaction or change in control bonus arrangements), in each case in an amount at least equal to the level that was provided to each such Continuing Employee as of immediately prior to the Effective Time, and (ii) employee benefits (including health, welfare and defined contribution retirement benefits, but excluding defined benefit pension, equity or equity-based, long-term incentive, severance, nonqualified deferred compensation, change in control, retention and retiree health or welfare benefits) that are no less favorable in the aggregate than those provided to each such Continuing Employee as of immediately prior to the Effective Time.
Indemnification
Each of MeridianLink’s executive officers and directors is entitled to the indemnification and insurance benefits in favor of MeridianLink’s directors and executive officers, as described in more detail in “The Merger Agreement —Indemnification and Insurance.”
Financing of the Merger
The Merger is not subject to a financing condition. ML Holdco estimates that the total amount of funds necessary to complete the Merger will be approximately $2.39 billion, including estimated transaction fees and expenses. ML Holdco and Merger Sub intend to fund the amounts necessary to complete the Merger through a combination of the following:
•	Equity Financing of up to approximately $1.03 billion in cash to be provided by the Equity Investor (the “Cash Contribution”); and
•	Debt Financing of up to approximately $1.36 billion to be provided by the Financing Sources.
ML Holdco has obtained the equity and debt financing commitments described below. The funding of the proceeds under each of the financing commitments is contingent on the satisfaction of customary conditions described therein. ML Holdco has represented to MeridianLink that, assuming the satisfaction of ML Holdco’s closing conditions and the accuracy of MeridianLink’s representations and warranties set forth in the Merger Agreement, including that MeridianLink’s representation regarding its capitalization is true and correct in all respects as of the Closing Date, except for inaccuracies that would not be reasonably expected to result in additional cost, expense or liability to ML Holdco, individually or in the aggregate, of more than $7,500,000 and performance by MeridianLink of its obligations under the Merger Agreement that are required to be performed by MeridianLink on or prior to the Closing Date, the aggregate amounts of the equity and debt financing, when funded or invested, will provide sufficient funds for ML Holdco, Merger Sub and the Surviving Corporation to pay the amounts required to be paid on the Closing Date in connection with the consummation of the Transactions, including payment of the aggregate Merger Consideration, to make any repayment, repurchase or refinancing of debt contemplated by the Merger Agreement, to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated by the Merger Agreement and to pay all related fees and expenses due and payable on the Closing Date. Pursuant to the Merger Agreement, MeridianLink is required to use commercially reasonable efforts to provide ML Holdco with customary cooperation in connection with the equity and debt financing. For more information, see the section entitled “The Merger Agreement—Other Covenants—Financing” beginning on page 88.
Equity Financing
Pursuant to the Equity Commitment Letter, the Equity Investor has agreed to invest and contribute to ML Holdco directly or indirectly through one or more intermediate vehicles that are affiliates of ML Holdco, on the terms and subject to the conditions set forth in the Equity Commitment Letter, at or prior to Closing, an aggregate amount equal to approximately $1.03 billion, in cash to fund a portion of the payment of the aggregate Merger Consideration required to be paid under the Merger Agreement, together with related fees and expenses of ML Holdco and Merger Sub payable at the Closing in connection with the Transaction.
The Equity Investor’s financing commitments are generally subject to the satisfaction or waiver of the conditions to ML Holdco and Merger Sub’s obligations to effect the Closing as set forth in the Merger Agreement, the funding of the Debt Financing (or alternative debt financing) pursuant to the Debt Commitment Letter in accordance with the terms and conditions thereof at the Closing, if the Equity Financing is funded at the Closing.
The Equity Financing contemplated by the Equity Commitment Letter will terminate automatically and immediately upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the funding of the Cash Contribution by the Equity Investor at the Closing, (iii) the payment of the Guaranteed Obligation (as defined in the Limited Guarantee) by ML Holdco, the Equity Investor or their assigns in accordance with the terms of the Limited Guarantee or (iv) MeridianLink or any Company Related Party (as defined in the Merger Agreement) commencing any action against the Equity Investor or any Parent Related Parties (as defined in the Merger Agreement) relating to the Equity Commitment Letter, the Limited Guarantee or the Merger Agreement, other than remedies against the Equity Investor under the Limited Guarantee, rights as a third party beneficiary as set for in the Equity Commitment Letter to make the Cash Contribution, claims under the Confidentiality Agreement and remedies against ML Holdco and Merger Sub under the Merger Agreement.
Debt Financing
Concurrently with the execution of the Merger Agreement, ML Holdco entered into the Debt Commitment Letter, with the Financing Sources. Subject to the terms and conditions set forth in the Debt Commitment Letter, the Financing Sources committed, severally and not jointly, to provide debt financing in an aggregate principal amount of up to approximately $1.36 billion, consisting of a (i) senior secured first lien term loan facility in an aggregate principal amount of $961,000,000 (the “Initial Term Facility”), (ii) senior secured revolving credit facility in an aggregate committed amount of $150,000,000 (the “Initial Revolving Facility”) and (iii) delayed draw term loan facility in an aggregate principal amount of $250,000,000 (the “Initial DDTL Facility” and together with the Initial Term Facility and the Initial Revolving Facility, the “Credit Facilities”). The proceeds of borrowings under the Initial Term Facility, together with, at the option of ML Holdco, a portion of the Initial Revolving Facility and/or the Initial DDTL Facility, will be used, among other things, to fund the Transactions on the Closing Date.
The commitments under the Debt Commitment Letter expire on the earliest of (i) the termination of the Merger Agreement by ML Holdco or its affiliate or with ML Holdco’s or its affiliate’s written consent in accordance with the terms of the Merger Agreement in the event the Merger is not consummated, (ii) the consummation of the Merger with or without the funding of the Credit Facilities and (iii) 11:59 p.m. New York City time, five (5) business days after the End Date.
Prior to the Effective Time, MeridianLink will and will use its commercially reasonable efforts to cause each of its applicable Subsidiaries and its and their respective representatives to, use its and their respective commercially reasonable efforts to provide ML Holdco, at ML Holdco’s sole cost and expense, with such reasonable and customary cooperation as may be reasonably requested in writing by ML Holdco in each case, to assist ML Holdco and Merger Sub in arranging the Debt Financing, as further described in the section entitled “The Merger Agreement—Other Covenants—Financing” beginning on page 88.
The Debt Financing is conditioned on the Closing in accordance with the Merger Agreement, as well as other customary conditions set forth in the Debt Commitment Letter, including, but not limited to:
•
the absence of Company Material Adverse Effect that is continuing at the Effective Time that would result in the failure of a condition precedent to ML Holdco’s (or its affiliates) obligations to consummate the Merger under the Merger Agreement or that would give ML Holdco (or its affiliates) the right to terminate its (or their) obligations pursuant to the terms of the Merger Agreement;

•
the Merger shall have been consummated, or substantially simultaneously with the initial borrowing under the Credit Facilities, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement;

•
the Equity Contribution (as defined in the Debt Commitment Letter) shall have been made, or substantially simultaneously with the initial borrowings under the Credit Facilities, shall be made in certain minimum amounts;

•
the execution and delivery of the Facilities Documentation (as defined in the Debt Commitment Letter) in accordance with the terms of the Debt Commitment Letter and specified Closing Deliverables (as defined in the Debt Commitment Letter);

•	payment of all fees and closing payments required to be paid on the Closing Date; and
•	subject to certain limitations, certain representations in the Merger Agreement shall be true and correct in all material respects on the Closing Date.
ML Holdco may invite other banks, financial institutions and institutional lenders to participate in certain capacities in the Debt Financing contemplated by the Debt Commitment Letter and to undertake a portion of the commitments to provide such Debt Financing.
Pursuant to the terms of the Merger Agreement, if all or any portion of the Debt Financing expires, terminates or becomes or would reasonably be expected to become unavailable prior to the Closing or any of the Debt Financing is withdrawn or terminated, in each case, such that the amount of the Debt Financing is not sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing, to pay the Required Amount on the Closing Date, ML Holdco must (i) promptly notify MeridianLink in writing of such event and the reasons giving rise to such event, (ii) use, and Merger Sub must use, its commercially reasonable efforts to arrange and obtain, as promptly as possible following the occurrence of such event (and in any event no later than the Closing), and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources, in an amount sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing and available cash of ML Holdco and Merger Sub, to pay the Required Amount on the Closing Date, and (iii) obtain a new financing commitment letter or a new definitive agreement with respect thereto that provides for financing (A) on terms and conditions that are not materially less favorable or materially more onerous to ML Holdco and Merger Sub than the terms and conditions to the funding of the Debt Financing on the Closing Date as set forth in the Debt Financing Commitment (as defined below) without MeridianLink’s written consent and (B) in an amount that is sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing and available cash of ML Holdco and Merger Sub, to pay the Required Amount.
Limited Guarantee
Pursuant to the limited guarantee, dated August 11, 2025 (the “Limited Guarantee”), Centerbridge Capital Partners IV (“Guarantor”) has agreed to guarantee the payment obligations of ML Holdco with respect to (i) the Parent Termination Fee, if and when required pursuant to the Merger Agreement, (ii) any reimbursement and indemnification obligations to the extent due and payable by ML Holdco to MeridianLink for losses suffered or expenses incurred in connection with any obligations with respect to the cooperation provided in connection with the equity and debt financing and (iii) any interest on any unpaid Parent Termination Fee if and when required pursuant to the Merger Agreement (collectively, the “Guaranteed Obligations”), in each case, pursuant to and in accordance with the terms and conditions of the Merger Agreement; provided that the Guarantor’s maximum aggregate liability under the Limited Guarantee will not exceed $102,600,000.
The Limited Guarantee will terminate upon the earliest to occur of (i) the Closing (ii) payment in full of the Guaranteed Obligations and (iii) the termination of the Merger Agreement in accordance with its terms, other than any such termination in which MeridianLink is entitled to payment of any of the Guaranteed Obligation.
Closing and Effective Time of the Merger
The Closing will take place remotely by electronic exchange of executed agreements and documents and other deliverables no later than three (3) business days after the date the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of such conditions at the Closing) have been satisfied or, to the extent permitted, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time, or on such other date as ML Holdco and MeridianLink may mutually agree in writing.
As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with such Secretary of State, or at such later time as ML Holdco and MeridianLink agree and specify in the certificate of merger.

Appraisal Rights
If the Merger is consummated, holders of record and beneficial owners of Company Common Stock who do not vote in favor of the Merger, who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their Company Common Stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of Company Common Stock, (ii) to a “beneficial owner” are to a person who is the beneficial owner of Company Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that MeridianLink’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of Company Common Stock should carefully review the full text of Section 262 as well as the information discussed below. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, if the Merger is completed, holders of record or beneficial owners of Company Common Stock who (i) properly submit a written demand for appraisal of such holder’s or owner’s Company Common Stock to MeridianLink prior to the vote on the Merger at the Special Meeting, (ii) do not vote in favor of the Merger, (iii) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such Company Common Stock through the effective date of the Merger, (iv) do not validly withdraw their demands or otherwise lose, waive or fail to perfect their rights to appraisal, and (v) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their Company Common Stock appraised by the Delaware Court of Chancery if certain conditions set forth in Section 262(g) are satisfied and to receive payment of the “fair value” of their Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of Company Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (A) reasonably identify the holder of record of the shares for which that demand is made, (B) be accompanied by documentary evidence of your beneficial ownership of such Company Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (C) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of Company Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Common Stock eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. MeridianLink refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing MeridianLink’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes MeridianLink’s notice to MeridianLink’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the per share price described in the Merger Agreement without interest and subject to any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of Company Common Stock, MeridianLink believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Company Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their Company Common Stock must do ALL of the following:
•
the stockholder or beneficial owner must not vote in favor of the Merger. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•
the stockholder or beneficial owner must deliver to MeridianLink a written demand for appraisal of such holder’s or owner’s Company Common Stock before the vote on the Merger at the Special Meeting and such demand must reasonably inform MeridianLink of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Company Common Stock (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of Company Common Stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of Company Common Stock for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger); and

•	the stockholder or beneficial owner must otherwise comply with Section 262.
Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within one hundred twenty (120) days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of Company Stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Company Common Stock within the time prescribed in Section 262.
After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to MeridianLink, before the vote on the Merger at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s Company Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger. A vote in favor of the Merger, virtually at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s or beneficial owner’s shares. A stockholder exercising appraisal rights must hold of record Company Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own Company Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger or abstain from voting on the Merger. Neither voting against the Merger nor abstaining from voting or failing to vote on the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger at the Special Meeting will constitute a waiver of appraisal rights.
A holder of record of Company Common Stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of Company Common Stock by a holder of record must reasonably inform MeridianLink of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s Company Common Stock. A demand for appraisal in respect of such Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform MeridianLink of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (i) reasonably identify the holder of record of Company Common Stock for which the demand is made, (ii) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (iii) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
MeridianLink, Inc.
1 Venture, Suite 235
Irvine, California 92618
Attention: Corporate Secretary
If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s Company Common Stock in accordance with subsection (e) of Section 262, either within sixty (60) days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty (60) days after the effective time of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation will notify each record holder of Company Common Stock who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the “fair value” of Company Common Stock held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and MeridianLink’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of Company Common Stock. Accordingly, any persons who desire to have their shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their Company Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within one hundred twenty (120) days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which MeridianLink has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.
At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that, absent deficiencies in the sale process, the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of Company Common Stock is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although MeridianLink believes that the per share price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Company Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share price. Neither MeridianLink nor ML Holdco anticipates offering more than the per share price to any stockholder or beneficial owner exercising appraisal rights, and each of MeridianLink and ML Holdco reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Company Common Stock is less than the per share price. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its Company Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the per share price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.
From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within sixty (60) days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective date of the Merger.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the Merger Agreement, without interest and subject to any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Material U.S. Federal Income Tax Consequences of the Merger to Company Stockholders
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to the Company Stockholders whose Company Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax). In addition, this summary does not address (i) the potential application of the Medicare net investment income surtax, (ii) any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), (iii) the rules regarding qualified small business stock within the meaning of Section 1202 or 1045 of the Code, or (iv) the U.S. federal income tax consequences to the Company Stockholders that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder, or both, as the context may require.
This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:
•
holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes (or any investor therein), banks, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain former citizens or long-term residents of the United States;

•	holders that are corporations that accumulate earnings to avoid U.S. federal income tax;
•	holders holding their Company Common Stock as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;
•	holders deemed to have sold their Company Common Stock under the constructive sale provisions of the Code;
•	holders that received their Company Common Stock in compensatory transactions;
•	holders that hold their Company Common Stock through individual retirement or other tax-deferred accounts;
•	U.S. Holders whose “functional currency” is not the U.S. dollar;
•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”;
•	“controlled foreign corporation” or a “passive foreign investment company”;
•	a U.S. expatriate or former citizen or long-term resident of the United States; or
•	holders that own or have owned (actually or constructively) five percent (5%) or more of the Company Common Stock.
If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is an owner of Company Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company Common Stock and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.
THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders
For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Common Stock who or that is, or is treated as, for U.S. federal income tax purposes:
•	An individual who is a citizen or resident of the United States;
•
A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Merger (in which cash will be received for Company Common Stock) will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Common Stock. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company Common Stock is more than one year at the time of the consummation of the Merger. If a U.S. Holder acquired different blocks of Company Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Common Stock. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses.
Payments made to a U.S. Holder in exchange for Company Common Stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of twenty four percent (24%). To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption must complete and return to the exchange agent a properly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided on such IRS Form W-9 is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders
For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Common Stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such Non-U.S. Holder were a resident of the United States, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of thirty percent (30%) (or a lower rate specified under an applicable tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•
Company Common Stock held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of MeridianLink’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Common Stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its USRPIs equals or exceeds fifty percent (50%) of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

With respect to the third bullet point above, MeridianLink believes it is not a USRPHC. Because the determination of whether MeridianLink is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance MeridianLink is not a USRPHC. Even if MeridianLink is a USRPHC, gain arising from the sale or other taxable disposition of Company Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if Company Common Stock is “regularly traded” on an “established securities market,” as both terms are defined by applicable Treasury Regulations and such Non-U.S. Holder owned, actually and constructively, five percent (5%) or less of Company Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Payments made to Non-U.S. Holders in exchange for Company Common Stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of twenty four percent (24%). Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying that the Non-U.S. Holder is not a United States person or by otherwise establishing an exemption to information reporting and backup withholding requirements. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
THE FOREGOING DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES.
Regulatory Approvals Required for the Merger
General Efforts
Subject to the terms and conditions of the Merger Agreement, each of MeridianLink, ML Holdco and Merger Sub (and their respective affiliates, if applicable) will: (i) use commercially reasonable efforts to obtain all other consents and approvals required from third parties in connection with the Transactions; and (ii) use reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date thereof; provided, however, that in no event will MeridianLink be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any person for any consent or approval required for the consummation of any of the Transactions, except for the filing fees in Section 7.3(a) of the Merger Agreement.
HSR Act; Competition Laws
Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until MeridianLink and ML Holdco each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. MeridianLink and ML Holdco filed their respective HSR Act notifications on August 22, 2025. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on September 22, 2025, unless extended or earlier terminated. MeridianLink and ML Holdco have requested “early termination” of such waiting period. The DOJ or the FTC may extend the thirty (30) calendar-day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until thirty (30) days after the parties substantially comply with the request.
MeridianLink, ML Holdco and Merger Sub (and their respective affiliates, if applicable) have each agreed to (i) promptly use its reasonable best efforts to provide all information requested by any governmental entity in connection with the Merger or any of the other Transactions and (ii) use its reasonable best efforts to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or other applicable antitrust laws or applicable foreign investment laws and obtain any clearance or approval required to be obtained from the FTC, the DOJ, any state attorney general, any foreign competition, antitrust or investment authority or any other governmental entity in connection with the Transactions as soon as possible, but in any event such that the Transactions may duly be consummated on or before February 11, 2026.
Delisting and Deregistration of Company Common Stock
If the Merger is consummated, following the Effective Time, the Company Common Stock will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide Company Stockholders with information regarding its terms. It is not intended to provide any other factual information about MeridianLink, ML Holdco and Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to MeridianLink’s stockholders. MeridianLink’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in MeridianLink’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding MeridianLink and its business. See the section of this proxy statement captioned “Where You Can Find More Information.”
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into MeridianLink in accordance with the DGCL, whereupon the separate existence of Merger Sub will cease, and MeridianLink will continue as the Surviving Corporation in the Merger. At the Effective Time, as a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of ML Holdco, and the Company Common Stock will no longer be publicly traded. In addition, after the Effective Time, the Company Common Stock will be delisted from the NYSE and will be deregistered under the Exchange Act. The Effective Time will occur upon the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (or at such other time as MeridianLink, ML Holdco and Merger Sub may agree and specify in the certificate of merger).
Closing and Effective Time
The Closing will take place as soon as practicable (but, in any event, within three (3) business days, following the satisfaction or waiver of all conditions to the Closing (as described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”)) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The parties will execute and deliver a certificate of merger with the Secretary of State for the State of Delaware for filing as provided under the DGCL, as soon as practicable on the Closing Date, and will make any and all other filings or recordings required under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or at such later date and time as may be agreed in writing by the parties and specified in the certificate of merger.
Directors and Officers; Certificate of Incorporation; Bylaws
From and after the Effective Time, all property, rights, privileges, powers and franchises of MeridianLink and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of MeridianLink and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time, and the officers of MeridianLink immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal. At the Effective Time, the certificate of incorporation of MeridianLink will be amended and restated to read in its entirety as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that all references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name as “MeridianLink, Inc.”, and the by-laws of MeridianLink will be amended and restated to read in their entirety as the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name as “MeridianLink, Inc.”
Merger Consideration
Company Common Stock
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Appraisal Shares) will be automatically canceled and converted into the right to receive the Merger Consideration, without interest. As of the Effective Time, all such Company Common Stock will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of such Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.
At the Effective Time, each share of Company Common Stock held in the treasury of MeridianLink and any Company Common Stock owned by ML Holdco or Merger Sub or any of their direct or indirect subsidiaries immediately prior to the Effective Time will automatically be canceled and cease to exist and no consideration will be delivered in exchange therefor.
At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.
Treatment of Equity Awards
At the Effective Time, MeridianLink Option, whether vested or unvested, that is an In-the-Money MeridianLink Option will fully vest, be cancelled and, in exchange therefor, each holder of any such In-the-Money MeridianLink Option will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such In-the-Money MeridianLink Option, multiplied by (ii) the excess of the Merger Consideration over the per share exercise price of such In-the-Money MeridianLink Option. At the Effective Time, each MeridianLink Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled for no consideration.
At the Effective Time, each MeridianLink RSU that is a Vested MeridianLink RSU, will be cancelled and, in exchange therefor, each holder of any such Vested MeridianLink RSU will have the right to receive, without interest and subject to applicable withholding taxes, an amount in cash equal to (i) the aggregate number of Company Common Stock underlying such Vested MeridianLink RSU as of immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.
At the Effective Time, each Unvested MeridianLink RSU will be cancelled and replaced with a right to receive the Cash Replacement RSU Amounts, which Cash Replacement RSU Amounts will, subject to the holder’s continued service with ML Holdco or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will be subject to the same terms and conditions (including with respect to vesting) as applied to the Unvested MeridianLink RSUs for which such Cash Replacement RSU Amounts were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or for such other administrative or ministerial changes as in the reasonable and good faith determination of ML Holdco are appropriate to conform the administration of the Cash Replacement RSU Amounts.

As soon as practicable following the date of the Merger Agreement, the Board was required to adopt resolutions and take all actions necessary or as may be required under the MeridianLink ESPP to: (i) amend and suspend the MeridianLink ESPP such that, except for the offering under the MeridianLink ESPP in effect as of the date of the Merger Agreement, no additional offering will be authorized or commenced between the date of the Merger Agreement and the Effective Time, (ii) provide that no participant in the MeridianLink ESPP may increase such participant’s rate of payroll deductions in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following the date of the Merger Agreement (provided that, participants will be entitled to withdraw from the MeridianLink ESPP in accordance with the terms of the MeridianLink ESPP), (iii) provide that only participants in the MeridianLink ESPP as of the date of the Merger Agreement may continue to participate in the MeridianLink ESPP after the date of the Merger Agreement and that no new participants will commence participation in the MeridianLink ESPP after the date of the Merger Agreement, (iv) provide that the MeridianLink ESPP will terminate in its entirety, subject to and as of the Effective Time, and no further rights will be granted or exercised under the MeridianLink ESPP thereafter, and (v) provide that each MeridianLink ESPP participant’s accumulated contributions under the MeridianLink ESPP shall be refunded to the applicable participant in accordance with the terms of the MeridianLink ESPP.
Exchange and Payment Procedures
At or substantially concurrent with the Effective Time, ML Holdco will appoint MeridianLink’s transfer agent to act as paying agent (or such other nationally recognized paying agent agreed to between ML Holdco and MeridianLink) with respect to the Merger (the “Paying Agent”) and ML Holdco will deposit, or cause to be deposited, with the Paying Agent cash amounts sufficient to enable the Paying Agent to make payments of the aggregate per share Merger Consideration for each share of Company Common Stock outstanding as of immediately prior to the Effective Time.
Promptly after the Effective Time, and in any event no later than two (2) business days after the Effective Time, ML Holdco and the Surviving Corporation will cause the Paying Agent to mail to each person, who was, immediately prior to the Effective Time, a record holder of Company Common Stock whose shares were converted into the right to receive the Merger Consideration a letter of transmittal (mutually approved by ML Holdco and MeridianLink) and instructions for use in effecting the surrender of certificates or book entry shares previously representing such Company Common Stock in exchange for payment therefor.
ML Holdco shall ensure that, upon surrender to the Paying Agent of each such Company Stock Certificate or Book Entry Share, together with a properly executed letter of transmittal, the holder of such Company Stock Certificate or Book Entry Share will promptly receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Company Stock Certificate or Book Entry Share. Exchange of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. No interest will be paid or accrued on the cash payable upon the surrender or transfer of any certificate or book entry share.
On or after the first (1st) anniversary of the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to the Surviving Corporation any funds made available by ML Holdco to the Paying Agent which have not been disbursed to holders of Company Stock Certificates or Book Entry Shares, and thereafter such holders will be entitled to look to ML Holdco and the Surviving Corporation with respect to the cash amounts payable upon surrender of their Company Stock Certificates or Book Entry Shares.
Representations and Warranties
The Merger Agreement contains representations and warranties of MeridianLink and ML Holdco and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by MeridianLink are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, change, effect, occurrence, condition, state of facts, circumstance or development (each, an “Effect”) that (i) has had or reasonably would be expected to have, a material adverse effect on the business, condition (financial or otherwise) or results of operations of MeridianLink and its subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent, materially impair or materially delay the ability of MeridianLink and its subsidiaries to perform their obligations under the Merger Agreement or consummate the Merger or the transactions contemplated by Merger Agreement; provided, however, that, none of the following (alone or in combinations) will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
•
the execution, announcement or performance of the Merger Agreement or the pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement (including any loss of or adverse change in the relationship of Merger with their respective investors, contractors, lenders, customers, channel partners, technology and other partners, suppliers, vendors, governmental entities or other third parties related thereto, in each case, which resulted directly and solely from the execution, announcement, performance or pendency of the Merger Agreement); provided that this clause (1) will not apply to representations and warranties contained in the Merger Agreement that specifically address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby (including the Merger) or the performance of obligations under the Merger Agreement;

•	the identity of ML Holdco or any of its affiliates as the acquiror of MeridianLink;
•
any change in economic, market, business, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;

•	general conditions in any industry in which MeridianLink and its subsidiaries operates;
•	any changes in GAAP or other accounting standards (or the enforcement or interpretation thereof) following the date of the Merger Agreement;
•
any changes or proposed changes in applicable law (or the enforcement or interpretation thereof) after the date of the Merger Agreement, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any governmental entity following the date of the Merger Agreement;

•
the taking of any action, or refraining from taking any action, in each case, to which ML Holdco has expressly approved, consented to or requested in writing following the date of the Merger Agreement;

•
any litigation relating to the Merger Agreement or consummation of the Merger or the transactions contemplated by Merger Agreement or any demand or legal proceeding for appraisal or the fair value of any shares of Company Common Stock pursuant to the DGCL in connection therewith;

•
any outbreak, continuation or escalation of acts of terrorism, hostilities, sabotage or war, (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date of the Merger Agreement;

•	the availability or cost of equity, debt or other financing to ML Holdco, Merger Sub or the Surviving Corporation;
•
any failure by MeridianLink to meet, or changes to, internal or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by MeridianLink or any third parties), any change in MeridianLink’s credit ratings, or any change in the price or trading volume of shares of the Company Common Stock (it being understood that the underlying causes of such failures or changes in this bullet 11 may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition); or

•
any computer hacking, data breaches, ransom-ware, cybercrime or cyberterrorism (including by a nation-state or nation state-sponsored threat actor) effecting or impacting, or outage of or termination by a web hosting platform or data center provider providing services to, the MeridianLink or any of its subsidiaries or their respective businesses; or

except that, with respect to the third, fourth, fifth, sixth, eleventh and twelfth bullets above, such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent that such Effect has a materially disproportionate adverse effect on MeridianLink and its subsidiaries, taken as a whole, compared to other participants in the industry in which MeridianLink and its subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.
In the Merger Agreement, MeridianLink made customary representations and warranties to ML Holdco and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and qualification to conduct business with respect to MeridianLink and its subsidiaries;
•	MeridianLink’s requisite corporate power and authority to enter into the Merger Agreement and the enforceability of the Merger Agreement;
•	the necessary approval of the Board;
•	the requisite vote of Company Stockholders in connection with the Merger Agreement;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of any organizational documents of MeridianLink, certain existing contracts of MeridianLink and its subsidiaries, applicable law or order to MeridianLink or its subsidiaries or the resulting creation of any lien upon the properties or assets of MeridianLink or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure of MeridianLink as well as the ownership and capital structure of its subsidiaries;
•	the absence of any contract relating to the voting of, requiring registration for sale of, any shares of capital stock of MeridianLink or any of its subsidiaries;
•	the accuracy and completeness of MeridianLink’s SEC filings;
•	the compliance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, including the absence of any outstanding or unresolved SEC comment letter;
•	MeridianLink’s financial statements;
•	MeridianLink’s disclosure controls and procedures;
•	MeridianLink’s internal accounting controls and procedures;
•	the conduct of the business of MeridianLink and its subsidiaries in the ordinary course and the absence of any Company Material Adverse Effect, in each case, since March 31, 2025;
•	the absence of specified undisclosed liabilities;
•	legal proceedings;
•	MeridianLink’s and its subsidiaries’ compliance with laws since December 31, 2023;
•	MeridianLink’s and its subsidiaries’ possession of necessary governmental authorizations;
•
the existence, validity and enforceability of specified categories of MeridianLink’s and its subsidiaries’ material contracts, and any notices with respect to violation, termination, material decrease in the amount of business or intent not to renew those material contracts therefrom;

•	tax matters;
•	employee benefit plans;
•	labor and employment matters;
•	insurance matters;

•	environmental matters;
•	trademarks, patents, copyrights and other intellectual property matters;
•	information technology systems;
•	real property leased or subleased by MeridianLink and its subsidiaries;
•	data security and privacy matters;
•	sanctions, trade controls and anti-money laundering laws matters since August 11, 2022;
•	AI technology matters;
•	payment of fees to brokers in connection with the Merger Agreement; and
•	the rendering of Centerview’s fairness opinion to the MeridianLink Board.
In the Merger Agreement, ML Holdco and Merger Sub made customary representations and warranties to MeridianLink that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to ML Holdco and Merger Sub;
•	both ML Holdco’s and Merger Sub’s authority to enter into and perform the Merger Agreement;
•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of ML Holdco’s and Merger Sub’s organizational documents, existing contracts, applicable law or order or the resulting creation of any lien upon ML Holdco’s and Merger Sub’s properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure and operations of Merger Sub;
•	the absence of any required vote or approval of holders of voting interests in ML Holdco;
•	the absence of legal proceedings and orders;
•	matters with respect to ML Holdco’s financing and sufficiency of funds;
•	the solvency of ML Holdco, Merger Sub and the Surviving Corporation and their respective subsidiaries as of the Effective Time and immediately after the Closing;
•
the absence of agreements (other than those contemplated by the Merger Agreement) between ML Holdco and Merger Sub or any of their respective affiliates, and members of MeridianLink’s management or directors;

•	the absence of any stockholder or management arrangements related to the Merger;
•	lack of ownership of capital stock of MeridianLink; and
•	payment of fees to brokers in connection with the Merger Agreement.
The representations and warranties contained in the Merger Agreement will not survive the Effective Time.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except for matters (i) expressly contemplated by the Merger Agreement, (ii) as disclosed in the confidential disclosure letter to the Merger Agreement, (iii) as required by applicable law or the rules or regulations of the NYSE or (iv) undertaken with the prior written consent of ML Holdco (which consent will not be unreasonably withheld, conditioned or delayed) during the period of time between August 11, 2025 and the Effective Time, MeridianLink will, and will cause each of its subsidiaries to:
•	conduct its business in all material respects in the ordinary course, consistent with past practice; and
•	use its commercially reasonable efforts to preserve substantially intact its business organization and material business relationships.

In addition, MeridianLink has also agreed that, without limiting the foregoing, except (i) expressly contemplated by the Merger Agreement, (ii) as disclosed in the confidential disclosure letter to the Merger Agreement, (iii) as required by applicable law or the rules or regulations of the NYSE, or (iv) undertaken with the prior written consent of ML Holdco (which consent will not be unreasonably withheld, conditioned or delayed), during the period of time between August 11, 2025 and the Effective Time, MeridianLink will not, and will cause each of its subsidiaries not to, among other things:
•
amend MeridianLink’s certificate of incorporation or by-laws, or amend in a manner materially adverse to MeridianLink, any certificate of incorporation or by-laws, or other comparable charter or organizational documents, of its subsidiaries;

•
declare, set aside or pay any dividend or other distribution in respect of, or enter into any agreement with respect to the voting of, any capital stock of MeridianLink or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of MeridianLink to its parent;

•
(A) split, combine, adjust, subdivide or reclassify any capital stock or other equity or voting interest of MeridianLink or any of its subsidiaries, (B) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of MeridianLink or any of its subsidiaries or any equity or equity-based awards, options, warrants or rights of any kind to acquire any shares of, or securities convertible into, or exchangeable for any Company Common Stock, or other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding as of August 7, 2025, (C) purchase, redeem or otherwise acquire any securities of MeridianLink, except for acquisitions of Company Common Stock by MeridianLink in satisfaction by holders of MeridianLink Equity Awards that are outstanding as of the date of execution of the Merger Agreement of the applicable exercise price or withholding taxes with respect to such MeridianLink Equity Awards in accordance with the applicable terms of such MeridianLink Equity Awards and the applicable Company Benefit Plan (as defined in the Merger Agreement) or (D) pledge or encumber any shares of capital stock or other equity or voting interest of MeridianLink or any of its subsidiaries;

•
issue, deliver, sell or grant any securities of MeridianLink, other than the issuance of Company Common Stock upon the exercise or settlement of MeridianLink Equity Awards or purchase rights under the MeridianLink ESPP that are outstanding on the date of the Merger Agreement in each case in accordance with and to the extent required under the applicable terms of such MeridianLink Equity Award, the applicable Company Benefit Plan or the MeridianLink ESPP, as applicable;

•	adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of MeridianLink;
•
(A) increase the base salary, hourly wages, benefits, bonuses, commissions or other compensation payable or to become payable to, or grant or provide any severance, termination, retention bonus, transaction bonus or change in control, phantom equity or other similar payments or benefits to, MeridianLink’s or any subsidiary of MeridianLink’s current or former employees, directors or executive officers or other individual service providers, (B) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (C) make grants under MeridianLink’s 2021 Stock Option and Incentive Plan (the “MeridianLink Stock Plan”) or (D) grant to any current or former employees, directors, executive officers or other individual service providers of MeridianLink or any subsidiary of MeridianLink any right to reimbursement, indemnification or payment for taxes incurred under Section 409A or Section 4999 of the Code, except (1) as required to be made pursuant to the terms of the Company Benefit Plans set forth on confidential disclosure letter to the Merger Agreement, or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date of the Merger Agreement (provided that no grants will be made MeridianLink Stock Plan), (2) in the case of clause (A), increases as required under any applicable law or as necessary to maintain the qualified status of a Company Benefit Plan or (3) in the case of clause (A), market-based increases in base salary or hourly wages (and corresponding target bonus opportunities) for any current or former employees, directors, executive officers or other individual service providers of MeridianLink or any subsidiary of MeridianLink with annual base compensation at or below $100,000 and as set forth on confidential disclosure letter to the Merger Agreement;

•
acquire or divest any business, assets or capital stock of or to, or make any investment in, any person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than acquisitions in the ordinary course of business (A) of inventory, supplies, Intellectual Property, raw materials, equipment or similar assets or (B) that, individually or in the aggregate, involve a purchase or sale price of not more than $2,000,000;

•
sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any material assets or material properties except (A) pursuant to contracts or commitments existing as of the date of the Merger Agreement, (B) sales of inventory or used equipment in the ordinary course of business consistent with past practice, or (C) permitted liens;

•
agree to any covenant materially limiting the ability of MeridianLink or any of its affiliates or subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area, or pursuant to which any material benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on ML Holdco or any of its affiliates after the Effective Time;

•
change any of the accounting methods, principles or practices used by MeridianLink or any of its subsidiaries materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in MeridianLink’s reports filed with the SEC;

•
except for (A) borrowings under MeridianLink’s current credit facilities, in the ordinary course of business, or (B) intercompany loans between MeridianLink and any of its subsidiaries or among or between any subsidiaries of MeridianLink, (1) incur, issue, or otherwise become liable for additional indebtedness in excess of $500,000 or (2) assume, guarantee or endorse the obligations of any person (other than a wholly-owned subsidiary of MeridianLink) in excess of $500,000;

•
terminate, amend, or modify any material contract or real property lease (or enter into any contract that would be a material contract if entered into prior to the date of the Merger Agreement, other than in the ordinary course of business);

•
settle, pay, discharge or satisfy any proceeding, other than any proceeding that involves only the payment of monetary damages not in excess of $100,000 individually or $500,000 in the aggregate and which includes no injunctive or similar restrictions that would adversely affect MeridianLink’s revenues or expenses in any respect;

•
implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements of the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or implicate labor protection payments under any labor agreement;

•
(A) sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any material intellectual property of MeridianLink, except for the expiration of registered intellectual property of MeridianLink at the end of the applicable maximum statutory term, the abandoning or permitting to expire or lapse intellectual property that is no longer relevant in any material respect to the business of MeridianLink in the ordinary course of business, or the granting of non-exclusive licenses to intellectual property of MeridianLink in the ordinary course of business or (B) intentionally disclose any trade secrets other than pursuant to a written confidentiality and non-disclosure agreement entered into in the ordinary course of business, or (C) disclose, license, release, distribute, escrow, or make available any source code for software owned by MeridianLink’s other than to employees, contractors and consultants who are subject to confidentiality obligations;

•
make any capital expenditures other than capital expenditures (A) not in excess of $500,000 individually or $2,000,000 in the aggregate in any 12-month period or (B) as otherwise contemplated by the capital expenditure schedule made available to ML Holdco;

•
grant any refunds, credits, rebates or other allowances in an amount in excess of $50,000 individually to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business;

•	adopt or implement any shareholder rights plan, rights agreement, “poison pill”, anti-takeover or similar arrangement;
•
make any loans or advances to any other person, except for (A) extensions of credit to customers in the ordinary course of business; (B) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with MeridianLink’s policies related thereto; or (C) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned subsidiaries of MeridianLink;

•	enter into any related party transaction;
•
make (other than consistent with past practice) or change any material tax election, change an annual accounting period, adopt or change any tax accounting method, file any amended tax return or enter into any closing agreement (within the meaning of Section 7121 of the Code), settle any material tax claim or assessment, request or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment (other than through a customary extension of a tax return) prepare or file any tax return in a manner materially inconsistent with past practice, or take any action that would change the classification of MeridianLink or its subsidiaries under Treasury Regulations Section 301.7701-3 or otherwise under the Code;

•
(A) enter into, adopt, amend, modify or terminate any material Company Benefit Plan or any plan, program, agreement arrangement that would be a material Company Benefit Plan if in effect as of the date of the Merger Agreement, other than in connection with annual renewals of health and welfare plans consistent with past practice; (B) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any future, current or former employee, officer, director or other individual service provider of MeridianLink or any subsidiary of MeridianLink whose base salary plus target cash incentive compensation (for the avoidance of doubt not including commissions) would exceed $200,000 or (C) terminate any employee, officer, director or other service provider of MeridianLink or any subsidiary of MeridianLink other than for cause, whose base salary plus target cash incentive compensation (for the avoidance of doubt not including commissions) would exceed $200,000;

•
modify, amend, extend, terminate or enter into any labor agreement or (ii) recognize or certify any union or other employee representative body as the bargaining representative for any employees of MeridianLink or any subsidiary;

•
knowingly waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of MeridianLink or any subsidiary; or

•	authorize, commit or agree to take any of the foregoing actions.
Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms not less restrictive in any material respect to the counterparty thereto than the terms of that certain confidentiality agreement between MeridianLink and an affiliate of Centerbridge, dated as of June 18, 2025 (the “Confidentiality Agreement”) (it being understood that such confidentiality agreement need not prohibit the making of an Acquisition Proposal or otherwise contain any standstill or similar provision). Notwithstanding the foregoing, a person who has previously entered into a confidentiality agreement with MeridianLink will not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement for all purposes of the Merger Agreement to the extent such existing confidentiality agreement would otherwise satisfy the definition hereof.
“Acquisition Inquiry” means an inquiry, proposal, indication of interest or request for information from a third party that could reasonably be expected to result in an Acquisition Proposal.
“Acquisition Proposal” means any proposal or offer from a third party relating to (i) the acquisition, directly or indirectly, of twenty percent (20%) or more of the outstanding shares of Company Common Stock by any third party, (ii) any merger, consolidation, business combination, reorganization, sale of assets, recapitalization, liquidation, dissolution or other similar transaction or series of related transactions that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary of MeridianLink) representing, directly or indirectly, twenty percent (20%) or more of the fair market value of the assets of MeridianLink, taken as a whole, (iii) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning twenty percent (20%) or more of the outstanding Company Common Stock (or instruments convertible into or exchangeable for twenty percent (20%) or more of such outstanding shares), (iv) any merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction or series of related transactions involving MeridianLink that, if consummated, would result in the stockholders of MeridianLink immediately preceding such transaction holding, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing less than eighty percent (80%) of the voting power of the surviving or resulting entity, or (v) any combination of the foregoing.
“Alternative Acquisition Agreement” means any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract (other than a confidentiality agreement entered into in compliance with the no-shop provisions described below) contemplating an Acquisition Proposal.
“Intervening Event” means any event, change, effect, occurrence, condition, state of facts, circumstance or development unrelated to an Acquisition Proposal or other inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal.
“Superior Proposal” means a bona fide written Acquisition Proposal (with all of the references to “twenty percent (20%) or more” and “less than eighty percent (80%)” included in the definition of Acquisition Proposal being replaced with references to “more than fifty percent (50%”) or less than fifty percent (50%), respectively) by a third party not solicited in material violation of the terms of the Merger Agreement that the Board (or a committee thereof) determines in good faith, after consultation with Centerview and outside legal counsel, and taking into consideration, among other things, any legal, regulatory and financing aspects of the proposal (including the sources of and terms of financing, market conditions, the form of consideration, termination fees, expense reimbursement provisions, the timing of and conditions of closing and certainty of closing) and the identity of the person making the proposal and other aspects of such Acquisition Proposal and the Merger Agreement that the Board (or a committee thereof) deems relevant (in each case taking into account any revisions to the Merger Agreement, the Guarantees and the Equity Commitment Letter made in writing by ML Holdco prior to the time of determination pursuant to the terms of the Merger Agreement), (A) would result in a transaction more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger Agreement and the transactions contemplated thereby, including the Merger and (B) is fully financed or reasonably capable of being fully financed and reasonably likely to be consummated in accordance with its terms.
No-Shop Period
From the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement, MeridianLink will not, and will not permit any of its subsidiaries to, nor will MeridianLink authorize or knowingly permit any of its representatives or any of its subsidiaries’ representatives to:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist the submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

•
furnish any non-public information regarding MeridianLink or any of its subsidiaries or affording access to the business, properties, assets, books, records or other non-public information, or to any personnel of MeridianLink or any of its subsidiaries to any person for the purpose of inducing the making, submission or announcement of or knowingly encouraging, facilitating, assisting or in response to, an Acquisition Proposal or Acquisition Inquiry;

•	participate or engage in discussions, communications or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry;
•	approve, endorse or recommend any proposal that constitutes or is reasonably expected to lead to, an Acquisition Proposal;
•
amend, terminate or grant the waiver of a “standstill” or similar obligation or agreement with respect to MeridianLink and its subsidiaries or any confidentiality agreement to which MeridianLink or any of its subsidiaries is a party (other than limited waiver of a “standstill” or similar obligation); or

•	enter into any Alternative Acquisition Agreement.

Notwithstanding these restrictions, MeridianLink and its subsidiaries and representatives may engage in any such discussions or negotiations with, and provide any such information to, any third party in response to a bona fide written Acquisition Proposal if: (A) MeridianLink complies with the notice requirements described in the Merger Agreement and prior to providing any non-public information regarding MeridianLink to any third party in response to an Acquisition Proposal, MeridianLink enters into (or there is then in effect) a customary confidentiality agreement with such third party; and (B) the Board (or a committee thereof) determines in good faith, after consultation with the MeridianLink’s outside legal counsel and Centerview, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and that the failure to take such actions contemplated would be inconsistent with the Board’s fiduciary duties to the Company Stockholders under applicable law.
If MeridianLink receives an Acquisition Proposal after the date of the Merger Agreement, then MeridianLink will promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal) notify ML Holdco in writing of such Acquisition Proposal (which notification will include the identity of the person making such proposal, the material terms and conditions thereof and include copies or any written (and summaries of oral) proposal relating thereto provided to MeridianLink or any of its representatives), and will thereafter keep ML Holdco reasonably informed of the status of discussions and negotiations and any material change to the terms of such Acquisition Proposal.
Notwithstanding these restrictions, nothing will prohibit MeridianLink, the Board (or any committee thereof) or their representatives from: (i) taking and disclosing to the stockholders of MeridianLink a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or limited to the information described in Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (or any substantially similar communication) (and no such disclosure will, taken by itself, be deemed to be a Change in Recommendation (as described below under “The Merger Agreement—Recommendation Changes”)); (ii) disclosing to Company Stockholders any factual information regarding the business, financial condition or results of operations of MeridianLink or the fact that an Acquisition Proposal has been made, the identity of the party making such Acquisition Proposal or the material terms of such Acquisition Proposal (and no such disclosure will, taken by itself, be deemed to be a Change in Recommendation); or (iii) communicating with any person (or the representatives of such person) that makes any Acquisition Proposal or Acquisition Inquiry to the extent necessary to direct such person to the provisions of the Merger Agreement and/or to clarify and understand the terms and conditions of an Acquisition Proposal made by such person; provided, however, that the Board will not make any Change in Recommendation except in accordance with the terms of the Merger Agreement.
Recommendation Changes
As described above, and subject to the provisions described below, the Board has made the recommendation that Company Stockholders vote “FOR” the proposal to adopt the Merger Agreement. Neither the Board nor any committee thereof, will take any of the following actions:
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withhold, withdraw, modify, amend or qualify, or publicly propose to withhold, withdraw, modify, amend or qualify, in a manner adverse to ML Holdco and Merger Sub, the Board Recommendation, it being understood that it will be considered a modification adverse to ML Holdco that is material if:

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any Acquisition Proposal structured as a tender or exchange offer is commenced and the Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within ten (10) business days of commencement thereof; or

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any Acquisition Proposal is publicly announced by the third party making such Acquisition Proposal (other than by the commencement of a tender or exchange offer) and the Board fails to issue a public press release within ten (10) business days of such public announcement providing that the Board reaffirms the Board Recommendation;

•	approve, adopt, endorse, declare advisable or recommend (or propose to approve, adopt, endorse, declare advisable or recommend) to Company Stockholders any Acquisition Proposal;
•	fail to publicly reaffirm the Board Recommendation within ten (10) business days after ML Holdco so requests in writing;

•	fail to include the Board Recommendation in this proxy statement (any action described in the aforementioned clauses are referred to as a “Change in Recommendation”); or
•	cause MeridianLink to enter into an Alternative Acquisition Agreement.
Notwithstanding the restrictions described above, at any time prior to the Effective, the Board may:
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(i) make a Change in Recommendation in response to a bona fide Acquisition Proposal that did not result from a breach of no-shop provisions of the Merger Agreement (other than a breach that is immaterial and unintentional) and/or (ii) authorize MeridianLink to terminate the Merger Agreement and cause MeridianLink to enter into an Alternative Acquisition Agreement contemplating an Acquisition Proposal, in each case if and only if:

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the Board (or a committee thereof) determines in good faith (A) that such Acquisition Proposal would constitute a Superior Proposal and (B) after consultation with Centerview and outside legal counsel, that in light of such Acquisition Proposal, a failure to make a Change in Recommendation and/or to cause MeridianLink to terminate the Merger Agreement and enter into such Alternative Acquisition Agreement would be inconsistent with the Board’s fiduciary duties to Company Stockholders under applicable law;

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MeridianLink delivers to ML Holdco a written notice (the “Superior Proposal Notice”) stating that the Board intends to take such action and, in the event the Board contemplates causing MeridianLink to enter into an Alternative Acquisition Agreement, including the identity of the person or “group” of persons marking such Acquisition Proposal, a summary of the material terms and conditions of such Alternative Acquisition Agreement and material written correspondence and documents with such person or “group” of persons and agreements relating to such Acquisition Proposal;

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during the five (5) business day period commencing on the date of ML Holdco’s receipt of such Superior Proposal Notice, MeridianLink will engage in good faith negotiations with ML Holdco and will have made its representatives reasonably available for the purpose of engaging in negotiations with ML Holdco (to the extent ML Holdco desires to negotiate) regarding a possible amendment of the Merger Agreement, the Commitment Letters or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal;

○
after the expiration of the negotiation period described above, the Board (or a committee thereof) will have determined in good faith, after taking into account any amendments or adjustments to the Merger Agreement, the Commitment Letters that ML Holdco and Merger Sub have agreed in writing to make as a result of the negotiations contemplated by the clause above, that (A) such Acquisition Proposal continues to constitute a Superior Proposal, and (B) after consultation with Centerview and outside legal counsel, the failure to make a Change in Recommendation and/or enter into such Alternative Acquisition Agreement would be inconsistent with the Board’s fiduciary duties to Company Stockholders under applicable law; and

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if MeridianLink enters into an Alternative Acquisition Agreement concerning such Superior Proposal, MeridianLink terminates the Merger Agreement in accordance with its terms; provided, however, that, in the event of any material amendment or adjustment to the terms of any Superior Proposal, MeridianLink will deliver an additional Superior Proposal Notice and comply again with aforementioned procedures, as applicable, except that references to five (5) business days will be deemed to be four (4) business days; or

•	make a Change in Recommendation not related to an Acquisition Proposal if:
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there is an any event, change, effect, occurrence, condition, state of facts, circumstance or development affecting MeridianLink that does not relate to any Acquisition Proposal and was not known or reasonably foreseeable by the Board prior to the date of the Merger Agreement (or if known, the consequences of which were not known or reasonably foreseeable), in each case, other than (i) an effect resulting from a breach of the Merger Agreement by MeridianLink or any of its subsidiaries; (ii) changes in the market price or trading volume of the Company Common Stock, in and of itself; or (iii) the fact that MeridianLink meets or exceeds any internal or published projections, forecasts, budgets, plans for any period, in and of itself (any such event, change, effect, occurrence, condition, state of facts, circumstance or development unrelated to an Acquisition Proposal or other inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal being referred to as an “Intervening Event”);
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the Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Intervening Event, a failure to effect a Change in Recommendation would be inconsistent with the Board’s fiduciary duties to Company Stockholders under applicable law;

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such Change in Recommendation is not effected prior to the fifth (5th) business day after ML Holdco receives written notice (the “Intervening Event Notice”) from MeridianLink confirming that the Board intends to effect such Change in Recommendation;

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during such five (5) business day period, if requested by ML Holdco, MeridianLink engages in good faith negotiations with ML Holdco to amend or adjust the Merger Agreement, the Commitment Letters or enter into an alternative transaction; and

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at the end of such five (5) business day period, the Board (or a committee thereof) determines in good faith, after consultation with Centerview and outside legal counsel and after taking into account any amendments or adjustments to the Merger Agreement, the Commitment Letters that ML Holdco and Merger Sub have irrevocably agreed in writing to make as a result of the negotiations contemplated by the aforementioned clause above, that, in light of such Intervening Event, a failure to effect a Change in Recommendation would be inconsistent with the Board’s fiduciary duties to Company Stockholders under applicable law; provided, however, that each time material modifications to the Intervening Event occur, MeridianLink will deliver an additional Intervening Event Notice and comply again with the bullets above, except that references to five (5) business days will be deemed to be four (4) business days.

Employee Matters
For a period of twelve (12) months immediately following the Closing Date (or, if earlier, the termination date of the applicable Continuing Employee), ML Holdco will, or will cause the Surviving Corporation to, provide to each employee of MeridianLink as of immediately prior to the Closing Date who continues employment with ML Holdco, the Surviving Corporation, or any subsidiary of ML Holdco or the Surviving Corporation immediately following the Closing Date (each, a “Continuing Employee”) with (i) (A) base salary or base hourly wage rate (as applicable) and (B) target annual cash incentive compensation opportunity (including bonuses and commissions, but excluding long-term incentive, equity or equity-based or retention, transaction or change in control bonus arrangements), in each case in an amount at least equal to the level that was provided to each such Continuing Employee as of immediately prior to the Effective Time, and (ii) employee benefits (including health, welfare and defined contribution retirement benefits, but excluding defined benefit pension, equity or equity-based, long-term incentive, severance, nonqualified deferred compensation, change in control, retention and retiree health or welfare benefits) that are no less favorable in the aggregate than those provided to each such Continuing Employee as of immediately prior to the Effective Time (subject to the same exclusions).
From and after the Effective Time, ML Holdco will, or will cause the Surviving Corporation to, ensure that each Continuing Employee receives full credit for purposes of eligibility to participate, vesting, paid time off and vacation benefit accrual, and determination of severance benefits for service with MeridianLink (or predecessor employers to the extent MeridianLink provides such past service credit) prior to the Closing under the employee benefit plans, programs and policies of ML Holdco or the Surviving Corporation, as applicable, in which such employees become participants to the same extent and for the same purpose as such service was credited to such Continuing Employee under the corresponding Company Benefit Plan immediately prior to the Closing; provided, however, that the foregoing will not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of compensation or benefits. As of the Effective Time, ML Holdco will, or will cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the Effective Time, which will not be subject to accrual limits or forfeiture.
During the plan year in which the Effective Time occurs, with respect to each benefit plan maintained by ML Holdco or the Surviving Corporation that is an “employee welfare benefit plan” as defined in Section 3(1) of

ERISA in which any Continuing Employee is or becomes eligible to participate (each, a “Parent Welfare Plan”), ML Holdco will cause the Surviving Corporation to use commercially reasonable best efforts to cause each such Parent Welfare Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Welfare Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Benefit Plan in which such Continuing Employee was a participant immediately prior to such Continuing Employee’s commencement of participation in such Parent Welfare Plan but, with respect to short- or long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of ML Holdco’s or its applicable subsidiary’s applicable insurance contracts in effect as of the Effective Time; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, the preceding paragraph will control solely for that purpose; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid by such Continuing Employee during the portion of the plan year prior to the Closing Date in satisfying any applicable maximum out-of-pocket or deductible requirements under such Parent Welfare Plan that is a group health plan for the applicable plan year, to the extent that such expenses were recognized for such purposes under the comparable Company Benefit Plan.
The Surviving Corporation will honor in accordance with their terms and all the rights and obligations thereunder, all existing severance, change in control and separation pay plans, agreements and arrangements applicable to employees of MeridianLink and in effect as of the date of the Merger Agreement.
Conditions to the Closing of the Merger
The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law), at or prior to Closing, of each of the following conditions:
•	the obtaining of the Company Stockholder Approval;
•
no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger will have been issued by any governmental entity of competent and applicable jurisdiction and remain in effect, and there will not be any law enacted that makes consummation of the Merger illegal that remains in effect; and

•
the expiration or termination of the applicable waiting period, or any extension thereof, under the HSR Act (which waiting period is set to expire at 11:59 p.m., Eastern Time, on September 22, 2025, unless extended).

In addition, the obligation of ML Holdco and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by ML Holdco of each of the following additional conditions:
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the representations and warranties of MeridianLink relating to certain aspects of MeridianLink’s corporate existence and power, corporate authorization, capitalization and brokers’ fees provisions being true and correct in all material respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects only as of such earlier date);

•
the representations and warranties of MeridianLink relating to certain aspects of MeridianLink’s capitalization being true and correct in all respects as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects only as of such earlier date) provided, however, the such condition will be deemed to have been satisfied even if any representations and warranties of MeridianLink are not so true and correct if the failure of such representations and warranties of MeridianLink to be so true and correct, individually or in the aggregate, would not reasonably be expected to result in additional cost, expense or liability to the MeridianLink and its subsidiaries and ML Holdco, individually or in the aggregate, of more than $7,500,000;

•
the other representations and warranties of MeridianLink being true and correct as of the Effective Time as if made as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect (as described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties” beginning on page 73 of this proxy statement);
•
MeridianLink having performed or complied in all material respects with all obligations or covenants that are required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	since August 11, 2025, no Company Material Adverse Effect having occurred that is continuing as of the Effective Time; and
•
the receipt by ML Holdco of a certificate of MeridianLink, signed on behalf of MeridianLink by the Chief Executive Officer or the Chief Financial Officer of MeridianLink, certifying that the foregoing conditions to the obligations of ML Holdco and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of MeridianLink to consummate the Merger is subject to the satisfaction or waiver by MeridianLink of each of the following additional conditions:
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the representations and warranties of ML Holdco and Merger Sub set forth in the Merger Agreement being true and correct as of the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair ML Holdco’s or Merger Sub’s ability to consummate the Transactions contemplated by the Merger Agreement;

•
ML Holdco and Merger Sub having each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time; and

•
the receipt by MeridianLink of a certificate of ML Holdco, signed on behalf of ML Holdco by the Chief Executive Officer or the Chief Financial Officer of ML Holdco, certifying that the foregoing conditions to the obligations of MeridianLink to effect the Merger have been satisfied.

Indemnification and Insurance
The Merger Agreement provides that, for six (6) years after the Effective Time, ML Holdco will, or ML Holdco will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors, omissions, facts or events occurring prior to the Effective Time covering each such person currently covered by MeridianLink’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement. Neither ML Holdco nor the Surviving Corporation will be obligated to pay annual premiums in excess of three hundred percent (300%) of the annual premium most recently paid by MeridianLink prior to the date of the Merger Agreement for such insurance, and if such premiums for such insurance would at any time exceed such amount, then ML Holdco will, and will cause the Surviving Corporation to maintain policies of insurance that, in ML Holdco’s and the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to three hundred percent (300%) of the current premium.
The provisions of the immediately preceding sentence are deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by MeridianLink prior to the Effective Time, after reasonable consultation with ML Holdco, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six (6) years from and after the Effective Time with respect to claims arising from any acts, errors, omissions, facts or events that occurred on or before the Effective Time (including matters that continue after the Effective Time that are interrelated to claims arising on or before the Effective Time), provided, however, that the amount paid for such prepaid policies does not exceed four hundred percent (400%) of the current premium. From and after the Effective Time for six (6) years, ML Holdco and the Surviving Corporation will, to the fullest extent required by the certificate of incorporation and Bylaws of MeridianLink in effect as of the date of the Merger Agreement and any indemnification or other similar agreements of MeridianLink set forth on the confidential disclosure letter to the Merger Agreement: (i) indemnify and hold harmless each individual who at the Effective Time is, or any time prior to the Effective Time was, a director or officer of MeridianLink or of a subsidiary of MeridianLink (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which will be advanced as they are incurred), judgments, damages, losses, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any demand, action, suit or other legal proceeding (whether civil, administrative, investigative or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness, and regardless of whether such legal proceeding is brought before, at or after the Effective Time) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer of MeridianLink or any subsidiary of MeridianLink or otherwise in connection with any action taken or not taken at the request of MeridianLink or any subsidiary of MeridianLink or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of MeridianLink (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened (including any Indemnified Party Proceeding relating in whole or in part to the Merger Agreement and the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party) to the fullest extent permitted by applicable law; and (ii) fulfill and honor in all respects the obligations of MeridianLink pursuant to: (x) each indemnification agreement in effect as of the date of the Merger Agreement between MeridianLink and any Indemnified Party; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation and Bylaws of MeridianLink in effect as of immediately prior to the Effective Time. ML Holdco’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) will continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period will continue until the final disposition of such claim.
If ML Holdco, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case proper provision will be made so that the successors and assigns of ML Holdco or the Surviving Corporation, as the case may be, will assume the aforementioned obligations.
For more information, please see “The Merger—Interests of the Directors and Executive Officers of material in the Merger” beginning on page 53 of this proxy statement.
Other Covenants
Regulatory Efforts
MeridianLink, ML Holdco and Merger Sub will (i) promptly (and in no event later than September 2, 2025) make and effect all filings required to be made or effected by it or otherwise advisable pursuant to the HSR Act; (ii) use commercially reasonable efforts to obtain all other consents and approvals required from third parties in connection with the Transactions; (iii) use reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement; (iv) promptly use its reasonable best efforts to provide all information requested by any governmental entity in connection with the Merger or any of the other Transactions; and (v) will use its reasonable best efforts to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or other applicable antitrust laws or applicable foreign investment laws and obtain any clearance or approval required to be obtained from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition, antitrust or investment authority or any other governmental entity in connection with the Transactions as soon as possible, but in any event such that the Transactions may duly be consummated on or before the End Date.

Additionally, each of MeridianLink, ML Holdco and Merger Sub will:
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give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any governmental entity with respect to the Merger or any of the other Transactions;

•	keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and
•
promptly inform the other parties of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other governmental entity regarding the Merger. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding. In addition, except as may be prohibited by any governmental entity or by any law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with such request, inquiry, investigation, action or legal proceeding.

ML Holdco and Merger Sub will not, and will cause their respective subsidiaries or affiliates not to, acquire or agree to acquire any rights, interests, assets, business, person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition or action would reasonably be expected to (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of ML Holdco and its affiliates to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders, or declarations or approvals of any governmental entity or the expiration or termination of any applicable waiting period necessary to consummate the Merger or the other Transactions, (ii) materially increase the risk of any governmental entity entering an order prohibiting the consummation of the Merger or the other Transactions, or (iii) cause ML Holdco, Merger Sub or MeridianLink to be required to obtain any additional clearances, consents, approvals, waivers, waiting period expirations or terminations, non-actions or other authorizations under any antitrust laws with respect to the Merger or the other Transactions.
ML Holdco will pay all filing fees under the HSR Act and other applicable antitrust laws, and MeridianLink is not required to pay any fees or other payments to any governmental authority in connection with any filings under the HSR Act or such other filings as may be required under applicable antitrust laws, in connection with the Merger or the other Transactions contemplated by the Merger Agreement.
Section 16 Matters
Prior to the Effective Time, MeridianLink will take all such steps as may reasonably be necessary to cause the Transactions, including any dispositions of Company Common Stock (including any MeridianLink Equity Awards) by each person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MeridianLink, to be exempt under Rule 16b-3 under the Exchange Act.
Transaction Litigation
MeridianLink will as promptly as reasonably practicable notify ML Holdco in writing of, and will give ML Holdco the opportunity to participate in the defense of, any claim, demand or legal proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving MeridianLink, the Board, any committee thereof and/or any of MeridianLink’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger or any of the other Transactions (including any such claim or legal proceeding based on allegations that MeridianLink’s entry into the Merger Agreement or the terms and conditions of the Merger Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Board or any officer of MeridianLink), or alleging or asserting any misrepresentation or omission in this Proxy Statement or any other related SEC filings by MeridianLink, other than any legal proceedings among the parties or with the Financing Sources related to the Merger Agreement, the Limited Guarantee or the Financing Commitments (as defined below), in each case, other than any legal proceeding solely among the parties to the Merger Agreement or their respective affiliates (“Transaction Litigation”); provided, however, that MeridianLink will control such defense and the terms of the Merger Agreement will not give ML Holdco the right to direct such defense. MeridianLink will keep ML Holdco reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and provide ML Holdco the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted on behalf of MeridianLink prior to such filing or submission, and ML Holdco may offer comments or suggestions with respect to such Transaction Litigation which MeridianLink will consider in good faith.
Financing
Each of ML Holdco and Merger Sub will use, and will cause its affiliates to use, its commercially reasonable efforts to arrange, obtain and consummate the Financing on terms and conditions in the deft financing commitments and equity financing commitments (the “Financing Commitments”) (subject to the ability to amend, modify, supplement or replace as set forth herein), and will not, without the prior written consent of MeridianLink (such consent not to be unreasonably withheld, conditioned or delayed), agree to or permit any amendment, restatement, replacement, supplement or modification to be made to, or any waiver of any provision under, the Financing Commitments if such amendment, restatement, replacement, supplement, modification or waiver:
•
reduces (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Financing from that contemplated by the Financing Commitments delivered as of the date of the Merger Agreement (including by changing the amount of fees to be paid or original issue discount thereof) below an amount, when taken together with available cash of ML Holdco and Merger Sub, sufficient to pay the Required Amount on the Closing Date;

•
adversely affects in any material respect the ability or likelihood of the Closing or of ML Holdco and Merger Sub to timely consummate the Transactions, including the ability to pay the Required Amount;

•
imposes new or additional conditions precedent or otherwise expand any of the existing conditions precedent to the funding of the Financing described in the Financing Commitments in a manner that would reasonably be expected to prevent, materially delay or materially impede the Closing;

•
adversely impacts in any material respect the ability of ML Holdco or MeridianLink, as applicable, to enforce its rights against the other parties to the Financing Commitments or the Financing Agreements; or

•
results in the termination, withdrawal, repudiation or recission of any Financing Commitment or any Financing Agreement, or release or terminate any of the commitments or obligations of the Guarantor or any of the Financing Sources;

provided, however, that ML Holdco may amend (or amend and restate) (i) the Debt Commitment Letter or debt fee letter (collectively, the “Debt Financing Commitment”) or the Financing Agreements (as defined below) to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that had not executed the Debt Commitment Letter as in effect on the date of the Merger Agreement, (ii) the Equity Commitment Letter, to increase the amount of Equity Financing available thereunder or (iii) the Financing Commitments to correct typographical errors.
Each of ML Holdco and Merger Sub will, and will cause its affiliates and its and their respective officers, employees, advisors and other representatives to, use its commercially reasonable efforts to all things necessary, proper and advisable to arrange and obtain the Financing, at or prior to the Closing, on the terms and conditions contemplated by the Financing Commitments, including by using, in each case, commercially reasonable efforts to (i) comply in all material respects with its obligations under the applicable Financing Commitments and Financing Agreements, (ii) subject to amendments, modifications or replacements of the Financing Commitments otherwise permitted by the Merger Agreement, maintain in effect the applicable Financing Commitments and the Financing Agreements, as applicable, in accordance with the terms and subject to the conditions thereof, (iii) negotiate and enter into the definitive agreements with respect to Debt Financing Commitments (any such agreements, collectively, the “Financing Agreements”), on a timely basis, on the terms and conditions not materially less favorable to ML Holdco and Merger Sub than those set forth in the Financing Commitments (as such terms may be amended or modified as permitted by the Merger Agreement), (iv) satisfy and cause to be satisfied (and cause their respective affiliates to satisfy) on a timely basis (and, in any event, at or prior to the Closing) all of the terms and conditions precedent to the funding of the Financing to be satisfied by and applicable to ML Holdco (or any of its controlled affiliates) to the Financing contemplated by the Financing Commitments and Financing Agreements (including by consummating the Equity Financing pursuant to the terms of the Equity Commitment Letter and by paying any commitment fees or other fees or deposits required by the Debt Financing Commitments or the Financing Agreements) and within its control, (v) consummate the Financing no later than the Closing and (vi) enforce its rights under the Financing Commitments. Following reasonable request from MeridianLink, ML Holdco will keep MeridianLink informed on a current basis and in reasonable detail of the status and all material developments in its efforts to arrange the Financing and to satisfy the conditions thereof, including advising and updating MeridianLink, and giving MeridianLink prompt written notice, in a reasonable level of detail, with respect to status, proposed closing date and material terms of the definitive documentation related to the Financing, providing copies of then current drafts of the credit agreement and other Financing Agreements, and giving the MeridianLink prompt notice of any material change with respect to the Financing and promptly giving MeridianLink all information requested relating to the Financing.
If all or any portion of the Debt Financing expires, terminates or becomes or would reasonably be expected to become unavailable prior to the Closing on the terms and conditions contemplated, or any of the Debt Financing is withdrawn or terminated, in each case such that the amount of the Debt Financing is not sufficient, when added to any portion of the Financing to pay the Required Amount on the Closing Date, ML Holdco will (i) promptly notify MeridianLink in writing of such event and the reasons giving rise to such event, (ii) use, and Merger Sub must use, its commercially reasonable efforts to arrange and obtain, as promptly as possible following the occurrence of such event (and in any event no later than the Closing), and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources, in an amount sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing and available cash of ML Holdco and Merger Sub, to pay the Required Amount on the Closing Date, and (iii) obtain a new financing commitment letter or a new definitive agreement with respect thereto that provides for financing (A) on terms and conditions that are not materially less favorable or materially more onerous to ML Holdco and Merger Sub than the terms and conditions to the funding of the Debt Financing on the Closing Date as set forth in the Debt Financing Commitment without MeridianLink’s written consent and (B) in an amount that is sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing and available cash of ML Holdco and Merger Sub, to pay the Required Amount.
Prior to the Effective Time, and prior to the termination of, the Merger Agreement, MeridianLink will and will use its commercially reasonable efforts to cause each of its applicable subsidiaries and its and their respective representatives to, use its and their respective commercially reasonable efforts to provide ML Holdco, at ML Holdco’s sole cost and expense, with such reasonable and customary cooperation as may be reasonably requested in writing by ML Holdco in each case, to assist ML Holdco and Merger Sub in arranging the Debt Financing.
Additionally, pursuant to the terms of the Merger Agreement, ML Holdco and Merger Sub will:
•
promptly reimburse MeridianLink (and in any event, within five (5) business days) upon demand for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable attorneys’ and accountants’ fees and expenses and other professional fees and expenses and documented travel costs) incurred by MeridianLink or any of its subsidiaries or representatives in connection with the cooperation of MeridianLink and its subsidiaries contemplated by the financing covenants of the Merger Agreement, except that ML Holdco and Merger Sub shall have no obligation to reimburse (i) any ordinary course amounts payable to representatives of MeridianLink or its subsidiaries with respect to services provided prior to the Closing and (ii) any other amounts that would have been incurred in connection with the transaction contemplated thereby regardless of the Debt Financing; and

•
indemnify and hold harmless MeridianLink and its subsidiaries and its affiliates and its and their respective representatives, and the successors and assigns of each of the foregoing persons, from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any obligations with respect to the cooperation provided pursuant to the financing covenants of the Merger Agreement.

Termination of the Merger Agreement
The Merger Agreement may only be validly terminated at any time prior to the Closing:
•	By mutual written agreement of ML Holdco and MeridianLink (notwithstanding the Company Stockholder Approval);
•	By either MeridianLink or ML Holdco, upon written notice:
○	pursuant to the End Date Termination Right;
○	pursuant to the Law Termination Right;
○	pursuant to the Stockholder Approval Failure Termination Right; or
•	By MeridianLink:
○	pursuant to the Parent Breach Termination Right;
○	pursuant to the Alternative Acquisition Termination Right;
○	pursuant to the Closing Failure Termination Right; or
•	By ML Holdco:
○	pursuant to the Company Breach Termination Right; or
○	pursuant to the Change in Recommendation Termination Right.
Termination Fee
Under certain circumstances, MeridianLink will be required to pay the Company Termination Fee of $47,700,000, including upon:
•	termination by ML Holdco pursuant to the Change in Recommendation Termination Right;
•	termination by MeridianLink pursuant to the Alternative Acquisition Termination Right; or
•
(i) termination by either ML Holdco or MeridianLink pursuant to the End Date Termination Right or the Stockholder Approval Failure Termination Right, (ii) a bona fide Acquisition Proposal has been publicly announced (and such Acquisition Proposal has not been publicly withdrawn prior to the time of the termination of Merger Agreement), and (iii) MeridianLink enters into a definitive agreement within twelve (12) months after termination of the Merger Agreement which is subsequently consummated.

Under certain circumstances, ML Holdco will be required to pay the Parent Termination Fee of $98,600,000, including upon:
•	termination by MeridianLink pursuant to the Closing Failure Termination Right;
•	termination by MeridianLink pursuant to Parent Breach Termination Right; or
•
termination by either ML Holdco or MeridianLink pursuant to the End Date Termination Right, if at such time MeridianLink is entitled to terminate the Merger Agreement under the Closing Failure Termination Right or the Parent Breach Termination Right.

Specific Performance
The parties to the Merger Agreement are entitled, in addition to any remedy to which they are entitled under the Merger Agreement, to an injunction from a court of competent jurisdiction to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, without bond or other security being required.
ML Holdco and Merger Sub have an obligation to cause the Equity Financing to be funded and MeridianLink has the right to obtain an injunction, specific performance or other equitable remedies in connection with enforcing ML Holdco’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded (including to cause ML Holdco to enforce the obligations of the Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) if, and only if, and for so long as: (i) all of the conditions with respect to the Merger have been, and continue to be, satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied or waived at the Closing)), (ii) the Debt Financing (or alternative debt financing) has been funded in accordance with the terms and conditions thereof or the Debt Financing will be funded in accordance with the terms and conditions thereof at the Closing if the Equity Financing is funded at the Closing, (iii) MeridianLink has irrevocably confirmed to ML Holdco in writing (and not revoked such notice) that if specific performance is granted and the Equity Financing and Debt Financing are funded, then MeridianLink shall take such actions that are required of it to consummate the Closing, (iv) ML Holdco and/or Merger Sub fails to consummate the Closing within three (3) business days following the later of (A) the Closing Date and (B) receipt of written notice from MeridianLink in accordance with clause (iii) above, (v) all of the conditions with respect to the Merger have continued to be satisfied during the entirety of such three (3) business day period (other than those conditions that by their terms are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied or waived at the Closing)) and (vi) MeridianLink remains ready, willing and able to consummate the Closing.
Limitations of Liability
In the event that ML Holdco receives full payment of the Company Termination Fee, MeridianLink will have no further liability, whether pursuant to a claim at law or in equity, to ML Holdco, Merger Sub or any of their respective affiliates or any other person in connection with the Merger Agreement (and the termination hereof), the Transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of ML Holdco, Merger Sub or any of their respective affiliates or any other person will be entitled to bring or maintain any proceeding against MeridianLink or any of its subsidiaries or affiliates for damages or any equitable relief arising out of or in connection with the Merger Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the Transactions contemplated by the Merger Agreement or any matters forming the basis for such termination.
In the event that MeridianLink receives full payment of the Parent Termination Fee, none of ML Holdco or Merger Sub will have further liability, whether pursuant to a claim at law or in equity, to MeridianLink or any of its affiliates or any other person in connection with the Merger Agreement (and the termination hereof), the Transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of MeridianLink or any of its affiliates or any other person will be entitled to bring or maintain any proceeding against ML Holdco or Merger Sub or any of their respective subsidiaries or affiliates, or the Financing Sources, for damages or any equitable relief arising out of or in connection with the Merger Agreement (other than equitable relief to require payment of the Parent Termination Fee), any of the Transactions contemplated by the Merger Agreement or any matters forming the basis for such termination.
Fees and Expenses
Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions contemplated by the Merger Agreement.
Amendment and Waiver
Any provision of the Merger Agreement may be may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of MeridianLink’s stockholders, no such amendment or waiver will be made or given after the Company Stockholder Approvals that requires the approval of the stockholders of MeridianLink under the DGCL unless the required further approval is obtained.
Governing Law
The Merger Agreement is governed by Delaware law.

THE SUPPORT AGREEMENTS
Concurrently with the execution and delivery of the Merger Agreement on August 11, 2025, and as a condition and inducement to ML Holdco’s and MeridianLink’s willingness to enter into the Merger Agreement, the Supporting Stockholders entered into the Support Agreements with ML Holdco and MeridianLink. As of August 11, 2025, the Supporting Stockholders beneficially owned, collectively, approximately fifty five percent (55%), collectively, of the outstanding voting power of Company Common Stock.
Pursuant to the Support Agreements, beginning on the date of the Support Agreement until the Termination Date, at every meeting of the Company’s Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Supporting Stockholders agree to, and if applicable, to cause their respective controlled affiliates to, affirmatively vote (including via proxy) or execute consents, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Company Common Stock and any additional shares of Company Common Stock or other voting securities of MeridianLink acquired by the Supporting Stockholders or their respective controlled affiliates after the date of the Support Agreement and prior to the Termination Date (the “Covered Shares”) as follows: (i) in favor of (A) the adoption of the Merger Agreement and the approval of the Transactions and (B) the approval of any other proposal considered and voted upon by the Company’s Stockholders at any meeting of such stockholders that is contemplated by the Merger Agreement and necessary for the consummation of the Transactions, and (B) against (A) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of MeridianLink contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal (as defined in the Merger Agreement), (C) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving MeridianLink (except as contemplated by the Merger Agreement) and (D) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions (clauses (i) and (ii) collectively, the “Supported Matters”). The Supporting Stockholders agree to, and agree to cause their applicable controlled affiliates to, be present, in person or by proxy, at every meeting of the Company’s Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum at each such meeting. Except with respect to the obligations with respect to the Supported Matters, each Supporting Stockholder will be entitled to vote the Covered Shares in its sole discretion. The Supporting Stockholders must not take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by the Support Agreements or the Merger Agreement.
Beginning on the date of the Support Agreement until the Termination Date, each Supporting Stockholder has agreed that, except as expressly contemplated by the Support Agreement, the Supporting Stockholder shall not, shall cause its controlled affiliates not to, and shall direct its other affiliates and its and its affiliates’ representatives not to, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract (as defined in the Merger Agreement), option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting or other agreement with respect to any Covered Shares that is inconsistent with the Support Agreements, (iv) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by the Support Agreements or the Merger Agreement or (v) commit or agree to take any of the foregoing actions. Notwithstanding anything to the contrary in the Support Agreements, each Supporting Stockholders may transfer any or all of their respective Covered Shares, in accordance with applicable law, to their affiliates (provided, that prior to and as a condition to the effectiveness of such Transfer, each person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred must execute and deliver to ML Holdco a counterpart of the Support Agreements in a form reasonably acceptable to ML Holdco pursuant to which such affiliate will be bound by all of the terms and provisions of the Support Agreements and deliver an irrevocable proxy in which case such Affiliate will be deemed a Supporting Stockholder under the Support Agreements).
Each Supporting Stockholder agreed to irrevocably and unconditionally waive, to the fullest extent of applicable law, and agreed to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Transactions, including not to commence or participate in, and take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other legal proceeding, against ML Holdco, Merger Sub or MeridianLink or any of their respective successors relating to the negotiation, execution or delivery of the Support Agreement or the Merger Agreement or the consummation of the Transactions, including any legal proceeding (i) challenging the validity of, or seeking to enjoin the operation of, any provision of the Support Agreements or the Merger Agreement or (ii) alleging a breach of any fiduciary duty of the Board in connection with the Support Agreements, the Merger Agreement or the Transactions.
The Support Agreements will terminate upon the occurrence of the Termination Date.
Pursuant to the Support Agreements, each party to the Support Agreements acknowledge and agree that (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Support Agreements or to enforce specifically the terms and provisions in the Support Agreements and without bond or other security being required, (ii) if any party is seeking injunctive relief, specific performance or other equitable relief pursuant thereto, the other parties will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (iii) the right of specific performance is an integral part of the transactions contemplated by the Support Agreements and without that right, none of MeridianLink, ML Holdco or the Supporting Stockholders would have entered into the Support Agreements. Notwithstanding the foregoing, nothing in the Support Agreements will in any way limit a party’s right to pursue a claim for monetary damages arising out of a breach of the Support Agreements.
The Support Agreements are governed by Delaware law. The venue for disputes relating to the Support Agreements are the Delaware Courts (as defined in the Merger Agreement).

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL
The Merger Proposal
We are asking Company Stockholders to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 71 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety. See also “The Merger” beginning on page 32 of this proxy statement.
Vote Required
As described under “The Merger—Recommendation of the MeridianLink Board of Directors and Reasons for the Merger” beginning on page 41 of this proxy statement, after considering various factors described in such section, the Board unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are in the best interests of MeridianLink and the Company Stockholders, and declared it advisable to enter into the Merger Agreement, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Transactions contemplated thereby, including the Merger, and (3) resolved to recommend that Company Stockholders adopt the Merger Agreement and direct that such matter be submitted for consideration of the Company Stockholders at the Special Meeting.
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote thereon as of the close of business on the Record Date. Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Common Stock will be voted in favor of the Merger Proposal.
Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we may adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal.
The presiding officer of the Special Meeting may also adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (iii) the Board determines that adjournment is otherwise in the best interests of MeridianLink. In addition, if less than a quorum is present at the Special Meeting, (i) the holders of voting stock representing a majority of the voting power present at the Special Meeting or (ii) the presiding officer may adjourn the Special Meeting.
Notwithstanding the foregoing, MeridianLink’s right to adjourn or postpone the Special Meeting, and the number of times that MeridianLink may adjourn or postpone the Special Meeting, and the duration of any such adjournment, is subject to the terms of the Merger Agreement.
If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. MeridianLink does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.
The Board believes that it is in the best interests of MeridianLink and our stockholders to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Vote Required
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal. Each share of Company Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Common Stock will be voted in favor of the Adjournment Proposal. A failure to vote your Company Common Stock will have no effect on the Adjournment Proposal. Abstentions and Broker non-votes, if any, will have no effect on the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA
Company Common Stock is listed on the NYSE under the symbol “MLNK.”
As of [•], 2025, which is the Record Date for the Special Meeting, there were [•] shares of Company Common Stock issued and outstanding, held by approximately [•] stockholders of record.
We have never declared or paid any cash dividends on Company Common Stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of ML Holdco, any cash dividends on our capital stock. On August 8, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for Company Common Stock as reported on the NYSE were $16.10 and $15.88 per share, respectively. The closing price of Company Common Stock on the NYSE on August 8, 2025 was $15.88 per share.
On [•], 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of Company Common Stock on the NYSE was $[•] per share. You are encouraged to obtain current market quotations for Company Common Stock.
Upon the consummation of the Merger, there will be no further market for Company Common Stock and, as promptly as practicable thereafter, Company Common Stock will cease trading on and be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth certain information known to us with respect to the beneficial ownership of the Company Common Stock on August 15, 2025, for:
•	each of our directors;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•
each person, or group of affiliated persons, who to our knowledge beneficially owned more than 5% of the Company Common Stock, as evidenced by filings with the SEC made on or before August 15, 2025, unless otherwise noted.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all Company Common Stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 73,810,843 shares of Company Common Stock issued and outstanding as of August 15, 2025 (the “Capitalization Date,” as defined in the Merger Agreement), which does not reflect subsequent vesting events prior to the Record Date. Options to purchase shares of our common stock that are exercisable, and shares of our common stock that may be acquired upon the vesting of RSUs, in each case, within sixty (60) days of August 15, 2025, are deemed to be beneficially owned by the persons holding these options or RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. The number of shares beneficially owned excludes shares of our common stock that may be purchased pursuant to our ESPP within sixty (60) days of August 15, 2025, as the current offering period under our ESPP remains open as of the date of this proxy statement, and, therefore, we cannot definitively calculate the number of shares of our common stock that will be purchasable pursuant to the ESPP.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o MeridianLink, Inc., 1 Venture, Suite 235, Irvine, California 92618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares Beneficially Owned
Named Executive Officers and Directors:
George Jaber	16,599	*
Laurence E. Katz(1)	263,580	*
Edward H. McDermott(2)	1,575,123	2.1%
Elias Olmeta(3)	127,182	*
Reema Poddar	40,769	*
A.J. Rohde	40,186	*
Mark Sachleben	32,857	*
Nicolaas Vlok(4)	3,111,592	4.1%
Duston Williams	37,404	*
Yael Zheng	42,745	*
All current directors and executive officers as a group (10 individuals)(5)	5,288,037	6.9%
5% Stockholders:
Entities Affiliated with Darlington Partners Capital(6)	6,767,248	9.2%
Timothy Nguyen(7)	11,426,941	15.5%
Thoma Bravo Funds(8)	28,932,388	39.2%

*	Represents beneficial ownership of less than one percent (1%) of outstanding shares of common stock.
(1)
Includes (i) 174,746 shares of common stock held by Mr. Katz and (ii) 88,834 shares of common stock issuable upon the settlement of RSUs held by Mr. Katz that are releasable within sixty (60) days of August 15, 2025.

(2)
Includes (i) 972,368 shares of common stock held by a family trust (“Family Trust 1”), (ii) 343,785 shares of common stock held by a family limited partnership (“Family LP 1”), (iii) 24,500 shares of common stock held through a Roth IRA for the benefit of Mr. McDermott, (iv) 23,592 shares of common stock held by a family limited partnership (“Family LP 2”), (v) 36,280 shares of common stock held by a family trust (“Family Trust 2”), (vi) 10,986 shares of common stock held by a family trust (“Family Trust 3”), (vii) 25,967 shares of common stock held by a family trust (“Family Trust 4”), (viii) 24,970 shares of common stock held by a family trust (“Family Trust 5”), (ix) 89,560 shares of common stock held by a family trust (“Family Trust 6”), (x) 16,641 shares of common stock held by Mr. McDermott, and (xi) 6,474 shares of common stock issuable upon the settlement of RSUs held by Mr. McDermott that are releasable within sixty (60) days of August 15, 2025. Mr. McDermott, as (a) a trustee of Family Trust 1, shares sole voting and dispositive power with respect to all securities held by Family Trust 1; (b) a general partner of each of Family LP 1 and Family LP 2, has sole voting and dispositive power with respect to all securities held by each such entity; and (c) an investment direction advisor, manager or trustee, as applicable, of each of Family Trust 2, Family Trust 3, Family Trust 4 and Family Trust 5, shares sole voting and dispositive power with respect to all securities held by each such entity.

(3)
Includes (i) 9,952 shares of common stock held by Mr. Olmeta and (ii) 117,230 shares of common stock issuable upon the settlement of RSUs held by Mr. Olmeta that are releasable within sixty (60) days of August 15, 2025.

(4)
Includes (i) 29,810 shares of common stock held by the Vlok Family Trust, dated March 17, 2009, (ii) 654,766 shares of common stock held by Mr. Vlok, (iii) 2,214,770 shares of common stock issuable upon the exercise of options held by Mr. Vlok that have vested or will vest within sixty (60) days of August 15, 2025, and (iv) 212,246 shares of common stock issuable upon the settlement of RSUs held by Mr. Vlok that are releasable within sixty (60) days of August 15, 2025. Nicolaas Vlok and Madeleine Vlok, as co-trustees of the Vlok Family Trust, dated March 17, 2009, share voting and dispositive power over the shares held by this entity.

(5)
Includes (i) 2,648,483 shares of common stock held directly or indirectly by our executive officers and directors, (ii) 2,214,770 shares of common stock issuable upon the exercise of options held by our executive officers and directors that have vested or will vest within sixty (60) days of August 15, 2025, and (iii) 424,784 shares of common stock held by our executive officers and directors that are releasable within sixty (60) days of August 15, 2025.

(6)
Based solely on information contained in a Schedule 13G/A filed by Darlington Partners Capital Management, LP, or DPCM LP, Darlington Partners GP, LLC, or DP GP, Scott W. Clark, Ramsey B. Jishi, and Darlington Partners, L.P., or Darlington, on November 14, 2024 with the SEC. DPCM LP is the investment adviser of private investment funds, including Darlington (together, the “Funds”). Each of the reporting persons has shared voting power and shared dispositive power over the reported shares. DP GP is the general partner of DPCM LP and the Funds. Mr. Clark and Mr. Jishi are the managers of DP GP. The principal business address of each of the foregoing entities is 300 Drakes Landing Road, Suite 290, Greenbrae, CA 94904.

(7)
Based solely on information contained in a Schedule 13G/A filed by Timothy Nguyen, SML, LLC and KCD30, LLC on February 13, 2025. Includes (i) 10,612,415 shares of common stock held by SCML, LLC and (ii) 814,526 shares of common stock held by KCD30, LLC. Apichat Treerojporn, as sole manager of SCML, LLC, has sole voting and dispositive power over the shares held by the entity. Mr. Nguyen, as the sole manager of KCD30, LLC, has sole voting and dispositive power over the shares held by the entity. The members of SCML, LLC are Apichat Treerojporn as trustee of various family trusts held for the benefit of Mr. Nguyen’s family, and Mr. Nguyen may be deemed to be the beneficial owner of the securities held by SCML, LLC.

(8)
Based solely on information contained in a Schedule 13G/A filed by Thoma Bravo UGP, LLC, Thoma Bravo Discover Fund, L.P., or Discover Fund, Thoma Bravo Discover Fund A, L.P., or Discover Fund A, Thoma Bravo Discover Fund II, L.P., or Discover Fund II, Thoma Bravo Discover Fund II-A, L.P., or Discover Fund II-A, and Thoma Bravo Discover Executive Fund II, L.P., or Discover Exec Fund II, with the SEC on October 25, 2024. Consists of 12,005,495 shares held directly by Discover Fund, 2,460,699 shares held directly by Discover Fund A, 10,000,539 shares held directly by Discover Fund II, 4,245,061 shares held directly by Discover Fund II-A, and 220,594 shares held directly by Discover Exec Fund II. Thoma Bravo Discover Partners, L.P., or Discover Partners, is the general partner of each of Discover Fund and Discover Fund A. Thoma Bravo Discover Partners II, L.P., or Discover Partners II, is the general partner of each of Discover Fund II, Discover Fund II-A, and Discover Exec Fund II. Thoma Bravo Discover UGP, LLC, or Discover UGP, is the general partner of Discover Partners. Thoma Bravo UGP, LLC is the ultimate general partner of each of Discover Partners and Discover Partners II. By virtue of the relationships described in this footnote, Thoma Bravo UGP, LLC may be deemed to exercise voting and dispositive power with respect to the shares held directly by Discover Fund, Discover Fund A, Discover Fund II, Discover Fund II-A, and Discover Exec Fund II. The principal business address of the entities identified herein is c/o Thoma Bravo, L.P., 110 N. Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.
We intend to hold an annual meeting of stockholders in 2026 only if the Merger is not consummated.
Stockholder Proposals for Inclusion in the Proxy Statement for the 2026 Annual Meeting: If a stockholder wishes to present a proposal for inclusion in our proxy statement with respect to and for consideration at the 2026 annual meeting of stockholders, we must receive the proposal in writing on or before the close of business on December 24, 2025, and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 proposals must be delivered by mail to the attention of our Corporate Secretary at MeridianLink, Inc., 1 Venture, Suite 235, Irvine, California 92618 and with a copy via email to InvestorRelations@meridianlink.com.
Other Proposals or Director Nominations for Presentation at the 2026 Annual Meeting: Under our Bylaws, if a stockholder wishes to present other business or nominate a director candidate for consideration at the 2026 annual meeting of stockholders, which shall not be included in our proxy statement, we must receive proper written notice of any such business or nomination no earlier than the close of business on February 5, 2026 and no later than the close of business on March 7, 2026 and the stockholder must otherwise comply with the requirements of our Bylaws. If, however, the 2026 annual meeting of stockholders is not within thirty (30) days before or sixty (60) days after the anniversary of the previous year’s annual meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.
All notices of proposals or nominations, as applicable, must be delivered by mail to the attention of our Corporate Secretary at MeridianLink, Inc., 1 Venture, Suite 235, Irvine, California 92618 and with a copy via email to InvestorRelations@meridianlink.com.
In addition, stockholders who intend to solicit proxies in support of director nominees other than MeridianLink’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business and financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.
The following MeridianLink filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):
•	MeridianLink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•
the information specifically incorporated by reference into MeridianLink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, from MeridianLink’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025;

•	MeridianLink’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025, and the quarter ended June 30, 2025, filed with the SEC on August 11, 2025; and
•	MeridianLink’s Current Reports on Form 8-K filed with the SEC on May 12, 2025, June 6, 2025 and August 11, 2025.
We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement (in each case excluding any information furnished and not filed). Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or corresponding information furnished under Item 9.01, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
Stockholders may obtain free copies of the documents filed with the SEC by MeridianLink through the SEC’s website, www.sec.gov, or through our investor relations website at ir.meridianlink.com, and the “SEC Filings” section therein. Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites named, hyperlinked, or otherwise referenced herein is not, and shall not be deemed to be, incorporated by reference into this proxy statement or in any other report or document we file with the SEC.
You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:
MeridianLink, Inc.
1 Venture, Suite 235
Irvine, California 92618
Attention: Corporate Secretary
Call: (714) 708-6950
If you would like to request documents from us, please do so by [•], 2025, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one (1) business day after we receive your request.

MISCELLANEOUS
MeridianLink has supplied all information relating to MeridianLink, and ML Holdco has supplied, and MeridianLink has not independently verified, all of the information relating to ML Holdco and Merger Sub contained in “Summary—The Companies” beginning on page 11 of this proxy statement and “The Companies” beginning on page 25 of this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
This proxy statement includes trademarks, such as MeridianLink®, which are protected under applicable intellectual property laws and are the property of MeridianLink or its subsidiaries. This proxy statement may also contain trademarks, service marks, copyrights, and trade names of other companies, which are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this proxy statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Annex A
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ML HOLDCO, LLC,

ML MERGER SUB, INC.

and

MERIDIANLINK, INC.
Dated as of August 11, 2025

A-i

A-ii

Exhibit A	Form of Support Agreement

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 11, 2025, by and among: ML Holdco, LLC, a Delaware limited liability company (“Parent”); ML Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and MeridianLink, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 1.1.
RECITALS
A.	The Company’s outstanding capital stock consists of shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”).
B.
Upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”) with the Company as the surviving corporation (the “Surviving Corporation”).

C.
The Board of Directors of the Company (the “Company Board”) has unanimously (i) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), (ii) determined that the Transactions, including the Merger, are in the best interests of the Company and its stockholders and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting.

D.
Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, (i) Centerbridge Capital Partners IV L.P. (the “Guarantor”) is entering into a guarantee in favor of the Company (the “Guarantee”) with respect to certain of the obligations of Parent and Merger Sub under this Agreement, (ii) the Guarantor is entering into an equity financing commitment letter in favor of Parent (the “Equity Commitment Letter”), pursuant to which the Guarantor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein, and (iii) Parent has delivered the Debt Commitment Letter.

E.
Concurrently with the delivery of this Agreement and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company stockholders (the “Supporting Stockholders”) have entered into support agreements with the Company, Parent and Merger Sub, substantially in the form attached hereto as Exhibit A, pursuant to which, among other things, the Supporting Stockholders have agreed to vote in favor of the transaction contemplated by this Agreement (the “Support Agreements”).

F.	The Board of Directors of Parent has, on the terms and subject to the conditions set forth herein, approved, adopted and declared advisable this Agreement and the Transactions, including the Merger.
G.
The Board of Directors of Merger Sub has declared that, on the terms and subject to the conditions set forth herein, this Agreement and the Transactions, including the Merger, are advisable and in the best interests of Merger Sub and its sole stockholder, and has approved and adopted this Agreement and the Transactions, including the Merger.

AGREEMENT
The parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1. Definitions.
(a) As used herein, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms not less restrictive in any material respect to the counterparty thereto than the terms of the Confidentiality Agreement (it being understood that such confidentiality agreement need not prohibit the making of an Acquisition Proposal or otherwise contain any standstill or similar provision). Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes of this Agreement to the extent such existing confidentiality agreement would otherwise satisfy the definition hereof.
“Acquired Companies” means the Company and its Subsidiaries, collectively.
“Acquisition Inquiry” means an inquiry, proposal, indication of interest or request for information from a Third Party that could reasonably be expected to result in an Acquisition Proposal.
“Acquisition Proposal” means any proposal or offer from a Third Party relating to (i) the acquisition, directly or indirectly, of twenty percent (20%) or more of the outstanding shares of Company Common Stock by any Third Party, (ii) any merger, consolidation, business combination, reorganization, sale of assets, recapitalization, liquidation, dissolution or other similar transaction or series of related transactions that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary of the Company) representing, directly or indirectly, twenty percent (20%) or more of the fair market value of the assets of the Acquired Companies, taken as a whole, (iii) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty percent (20%) or more of the outstanding shares of Company Common Stock (or instruments convertible into or exchangeable for twenty percent (20%) or more of such outstanding shares), (iv) any merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction or series of related transactions involving the Company that, if consummated, would result in the stockholders of the Company immediately preceding such transaction holding, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing less than eighty percent (80%) of the voting power of the surviving or resulting entity, or (v) any combination of the foregoing.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, provided that, the Supporting Stockholders shall not be deemed to be an “Affiliate” of the Company or any of its Subsidiaries; provided, that, for the purposes of Section 5.5 but subject to Schedule 1.1(a), Parent and Merger Sub and their respective Subsidiaries shall not be considered an Affiliate of any portfolio company (other than Parent, Merger Sub and their respective Subsidiaries) or investment fund (excluding investment funds focused on private equity) managed by Centerbridge Partners, L.P. or any of its affiliates, nor shall any portfolio company (other than Parent, Merger Sub and their respective Subsidiaries) or investment fund (excluding investment funds focused on private equity) managed by Centerbridge Partners, L.P. or any of its affiliates, be considered to be an Affiliate of Parent, Merger Sub or any of their respective Subsidiaries.
“Anti-Money Laundering Laws” means the applicable anti-money laundering statutes, and the regulations thereunder, of any jurisdiction in which the Company or any of its Subsidiaries conducts business or is located, including, without limitation, the US Money Laundering Control Act of 1986, the Bank Secrecy Act of 1970, and the USA PATRIOT Act of 2001 and their implementing regulations.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation Laws or Orders.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by applicable Law to close.
“Bylaws” means the Amended and Restated By-Laws of the Company, as in effect as of the date hereof, including any amendments thereto.
“Channel Partners” means those Persons engaged by the Company and its Subsidiaries for the distribution and/or resale of technology, products and/or services of the Company and/or its Subsidiaries, including value-added resellers, value-added distributors, original equipment manufacturers and other third-party distributors or resellers.
“Code” means the U.S. Internal Revenue Code of 1986.
“Company Benefit Plan” means (i) each “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject thereto, (ii) each employment, severance, retention or change in control contract, plan, arrangement or policy and (iii) each other material plan or arrangement providing for benefits or compensation (including variable cash compensation and commissions), bonuses, profit-sharing, stock options or other stock or stock-related rights or other forms of incentive or deferred compensation, health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, severance benefits or post -employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than any such contract, plan, arrangement or policy that is statutorily mandated and maintained by a Governmental Entity in a non-U.S. jurisdiction, which, in each case of clauses (i) through (iii), is sponsored, maintained, administered or contributed to by the Company or any Subsidiary of the Company, including for the benefit of any current or former employee, director or consultant of the Company or any Subsidiary of the Company, or under or with respect to which the Company or any Subsidiary of the Company has any current or contingent liability or obligation.
“Company Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as in effect as of the date hereof, including any amendments thereto.
“Company Disclosure Schedule” means the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement.
“Company Equity Award” means each Company Option and Company RSU.
“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan, including any amendments thereto in accordance with its terms.
“Company Material Adverse Effect” means any Effect, that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) has had or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Acquired Companies, taken as a whole or (ii) would reasonably be expected to prevent, materially impair or materially delay the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or consummate the Merger or the transactions contemplated by this Agreement; provided, however, that with respect to the foregoing clause (i) only, none of the following (alone or in combination) shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
(A) the execution, announcement or performance of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of the Acquired Companies with their respective investors, contractors, lenders, customers, Channel Partners, technology and other partners, suppliers, vendors, Governmental Entities or other Third Parties related thereto, in each case, which resulted directly and solely from the execution, announcement, performance or pendency of this Agreement); provided that this clause (A) shall not apply with respect to Section 3.3 and Section 3.4 or any other representation or warranty contained in this Agreement the purpose of which is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (including the Merger) or the performance of obligations under this Agreement;
(B) the identity of Parent or any of its Affiliates as the acquiror of the Company;
(C) any change in economic, market, business, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;
(D) general conditions in any industry in which the Acquired Companies operate;
(E) any changes in GAAP or other accounting standards (or the enforcement or interpretation thereof) after the date hereof;
(F) any changes or proposed changes in applicable Law (or the enforcement or interpretation thereof) after the date hereof, including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Entity after the date hereof;
(G) the taking of any action, or refraining from taking any action, in each case, to which Parent has expressly approved, consented to or requested in writing following the date hereof;
(H) any Transaction Litigation or any demand or Legal Proceeding for appraisal or the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;
(I) any outbreak, continuation or escalation of acts of terrorism, hostilities, sabotage or war, (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof;
(J) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation;
(K) any failure by the Company to meet, or changes to, internal or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by the Company or any Third Parties), any change in the Company’s credit ratings, or any change in the price or trading volume of shares of the Company Common Stock (it being understood that the underlying causes of such failures or changes in this clause (K) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition); or
(L) any computer hacking, data breaches, ransom-ware, cybercrime or cyberterrorism (including by a nation-state or nation state-sponsored threat actor) effecting or impacting, or outage of or termination by a web hosting platform or data center provider providing services to, the Company or any of its Subsidiaries or their respective businesses; or
provided that, in each of the foregoing clauses (C), (D), (E), (F), (K) and (L), such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect has a disproportionate adverse effect on the Acquired Companies, taken as a whole, as compared to other participants in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company Option” means each outstanding option (whether vested or unvested) to purchase shares of Company Common Stock from the Company, whether granted under the Company Stock Plan or otherwise (other than options to purchase shares of Company Common Stock granted under the Company ESPP).
“Company Return” means any income or other material Tax Return of the Company or any of its Subsidiaries.
“Company RSU” means each outstanding restricted stock unit award with respect to Company Common Stock, whether granted under the Company Stock Plan or otherwise, whose vesting as of immediately prior to the Effective Time is conditioned solely on service-based vesting conditions.
“Company Stock Plan” means the Company’s 2021 Stock Option and Incentive Plan, including any amendments thereto in accordance with its terms.
“Company Termination Fee” means an amount equal to $47,700,000.
“Confidentiality Agreement” means that certain confidentiality agreement between the Company and an affiliate of Centerbridge Partners, LP, dated as of June 18, 2025.
“Contract” means any legally binding agreement, contract, subcontract, lease, instrument, bond, mortgage, indenture, license or sublicense, or other legally binding commitment.
“COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any related or associated epidemics, pandemics or disease outbreaks.
“Debt Commitment Letter” means the debt commitment letter, dated as of the date of this Agreement, between Parent and the Financing Sources party thereto (together with all annexes, exhibits, schedules and other attachments thereto and as amended, restated, amended and restated, supplemented, replaced, substituted, waived or otherwise modified in accordance with its terms and to the extent permitted by, and in accordance with, Section 5.6).
“Effect” means any event, change, effect, occurrence, condition, state of facts, circumstance or development.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity (including any Governmental Entity).
“Environmental Law” means all applicable Laws concerning pollution, human health or safety (to the extent relating to exposure to Hazardous Substances) or protection of natural resources or the environment, including any such Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of, or exposure to, any Hazardous Substances.
“Environmental Permits” means all Governmental Authorizations required to be obtained by the Acquired Companies under applicable Environmental Law in connection with their respective businesses.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any Subsidiary of the Company.
“Ex-Im Laws” means all U.S. and non-U.S. Laws and Orders relating to export, reexport, transfer, retransfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection and the EU Dual Use Regulation.
“Exchange Act” means the Securities Exchange Act of 1934.
“Financing Sources” means, collectively, the entities who have committed to provide or arrange the Debt Financing and any Person that provides, or has entered into, or in the future enters into, any Contract (including any Financing Agreement) with Parent or any of its Affiliates in connection with, or that is otherwise acting as a lender, arranger, bookrunner, manager, agent or any other similar capacity in respect of, all or any part of the Debt Financing or any other debt financing in connection with the transactions contemplated hereby including the parties to the Debt Commitment Letter, any engagement letters, joinder agreements, indentures, credit agreements or incremental facility amendments entered pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and Representatives and the respective successors and assigns of each of the foregoing.
“Foreign Investment Laws” means any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Entity, or of which such Person has the benefit under any applicable Law.
“Governmental Entity” means any applicable national, supranational, federal, territorial, domestic, state or local governmental authority (including any government and any governmental agency, instrumentality, tribunal or commission, arbitrator or arbitral body (public or private) or any subdivision, department or branch of any of the foregoing) or body legally entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature.
“Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, including petroleum, petroleum-containing product or petroleum byproducts, asbestos or asbestos-containing material, per- and polyfluoroalkyl substances and polychlorinated biphenyls, or any other material, substance or waste which is listed or regulated, or for which liability or standards of conduct may be imposed, under any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” means, with respect to any Person and without duplication, any of the following monetary liabilities or obligations: (i) indebtedness for borrowed money (other than letters of credit, surety bonds or bank guarantees); (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities for reimbursement of any obligor on letters of credit, banker’s acceptances, surety bonds or similar instruments, in each case solely to the extent funds have been drawn and are payable thereunder; (iv) liabilities pursuant to leases required to be capitalized under GAAP; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates as (in each case calculated on a net basis (which may be positive or negative) as of the Closing Date); (vi) any deferred acquisition purchase price or “earn-out” agreements related to past acquisitions (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (vii) all guarantees of the obligations of other Persons described in clauses (i) through (vi) above; and (viii) all obligations of other Persons described in clauses (i) through (vii) above secured by any Lien on property of such Person; provided that Indebtedness shall not include (A) accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business, (B) liabilities or obligations solely between the Company and any wholly-owned Subsidiary or solely between any wholly-owned Subsidiaries and (C) operating leases. For the avoidance of doubt, Taxes shall not constitute “Indebtedness.”
“Knowledge”, whether or not capitalized, or any similar expression used with respect to the Company, means the actual knowledge, assuming reasonable inquiry of such individual’s direct reports primarily responsible for such matters, of those individuals listed in Section 1.1(a) of the Company Disclosure Schedule.
“Law” means any statute, law (including common law), regulation, rule, ordinance, act, Order or code issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legal Proceeding” means any suit, claim, action, lawsuit, litigation, arbitration, charge, complaint, cause of action, demand, inquiry, investigation, audit, arbitration or other legal proceeding brought by or before any Governmental Entity, mediator or arbitrator or arbitration panel.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, license, security interest or encumbrance restriction in respect of such property or asset.
“made available to Parent” means that such information, document or material was: (i) publicly available on the SEC EDGAR database prior to the execution of this Agreement; (ii) delivered by or on behalf of the Company to Parent or Parent’s Representatives via electronic mail or in hard copy form prior to the execution of this Agreement; or (iii) made available for review by Parent or Parent’s Representatives prior to the execution of this Agreement in the “Project Catalyst” virtual “data room” hosted by Datasite and maintained by or on behalf of the Company in connection with the Merger.
“Most Recent Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2025 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025.
“NYSE” means the New York Stock Exchange.
“Order” means any writ, judgment, injunction, consent, award, ruling, order or decree of or by any Governmental Entity.
“Organizational Documents” means, with respect to any Entity, (i) if such Entity is a corporation, such Entity’s certificate or articles of incorporation, bylaws and similar organizational documents, (ii) if such Entity is a limited liability company, such Entity’s certificate or articles of formation or organization and operating agreement or limited liability company agreement, and (iii) for any other form of Entity, the organizational documents of such Entity, in each case, as amended and/or amended and restated.
“Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or materially delay the performance by Parent or Merger Sub of any of their respective obligations under this Agreement or the consummation by Parent or Merger Sub of the Merger or the other transactions contemplated by the Transaction Documents.
“Permitted Liens” means (i) Liens disclosed on the Most Recent Balance Sheet, (ii) Liens for Taxes, assessments, utilities or other governmental charges or levies that are (A) not yet due and payable (or are due and payable without penalty) or (B) being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP, (iii) customary interests of lessors and sublessors of any leased properties and other statutory Liens in favor of lessors and sublessors, (iv) easements, rights of way and other imperfections of title or encumbrances of record that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (v) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property, (vi) Liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs and similar obligations, (vii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business that are (A) not yet due and payable (or are due and payable without penalty) or (B) being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP, (viii) nonexclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business, (ix) Liens permissible under any applicable loan agreements or indentures, (x) Liens that do not materially adversely affect the use of or impair the value of the asset or property subject to such Liens, (xi) any Lien incurred in the ordinary course of business since the date of the Most Recent Balance Sheet, (xii) any Liens that would be discharged or released at or prior to the Closing, and (xiii) any Lien securing capital lease obligations or purchase money debt.

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.
“Real Property Lease” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any of its Subsidiaries holds any Company Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.
“Representatives” means, with respect to any Person, the directors, officers, employees, advisors, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting solely in such capacity (and excluding, for the avoidance of doubt, with respect to the Company and its Subsidiaries, any Channel Partners).
“Sanctioned Country” means any country or region or government thereof that is, or has been since April 24, 2019, the subject or target of Sanctions or a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Control Laws including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”) or the U.S. Department of State; (ii) any Person located, organized or resident in, or a national of, a Sanctioned Country; or (iii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i) or (ii).
“Sanctions” means all U.S. and non-U.S. Laws and Orders relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC, BIS, or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the European Union and the United Nations Security Council.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting securities or value of such corporation, partnership, limited liability company, joint venture or other legal entity.
“Superior Proposal” means a bona fide written Acquisition Proposal (with all of the references to “twenty percent (20%) or more” and “less than eighty percent (80%)” included in the definition of Acquisition Proposal being replaced with references to “more than fifty percent (50%”) or less than fifty percent (50%), respectively) by a Third Party not solicited in material violation of Section 5.2 that the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel, and taking into consideration, among other things, any legal, regulatory and financing aspects of the proposal (including the sources of and terms of financing, market conditions, the form of consideration, termination fees, expense reimbursement provisions, the timing of and conditions of closing and certainty of closing) and the identity of the Person making the proposal and other aspects of such Acquisition Proposal and this Agreement that the Company Board (or a committee thereof) deems relevant (in each case taking into account any revisions to this Agreement, the Guarantees and the Equity Commitment Letter made in writing by Parent prior to the time of determination pursuant to Section 5.3(b)), (A) would result in a transaction more favorable, from a financial point of view, to the holders of shares of Company Common Stock (in their capacity as such) than the Transactions and (B) is fully financed or reasonably capable of being fully financed and reasonably likely to be consummated in accordance with its terms.
“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, assessment, charge, duty, fee, levy, or similar governmental charge in the nature of a tax, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any taxing authority.
“Tax Return” means any return, report, statement, notice, election or other written statement filed or required to be filed with a Taxing Authority with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.
“Taxing Authority” means any Governmental Entity responsible for the imposition of any Tax.
“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act), other than the Company, Parent, Merger Sub or any Affiliates thereof.
“Transaction Documents” means this Agreement, the Guarantee, the Equity Commitment Letter, the Support Agreements and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the transactions contemplated by this Agreement.
“Transaction Litigation” means any claim, demand or Legal Proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the other Transactions (including any such claim or Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company), or alleging or asserting any misrepresentation or omission in the Proxy Statement or any other related SEC filings by the Company, other than any Legal Proceedings among the parties or with the Financing Sources related to this Agreement, the Guarantees or the Financing Commitments, in each case, other than any Legal Proceeding solely among the parties hereto or their respective Affiliates.
“Transactions” means the transactions contemplated by this Agreement, including the Merger.
“Union” means any labor union, trade union, works council, or similar employee representative body that, pursuant to applicable law, represents employees of the Company or any of its Subsidiaries in collective bargaining or other employment-related matters.
“Unvested Company RSU” means each Company RSU that is not a Vested Company RSU.
“Vested Company RSU” means each Company RSU that is vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Transactions.
“WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar Laws.
“Willful and Material Breach” means a material breach that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act would cause or constitute such material breach.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.3(a)
Alternative Debt Financing	Section 5.6(d)
Alternative Debt Financing Agreements	Section 5.6(d)
Alternative Debt Financing Commitment	Section 5.6(d)
Anti-Corruption Laws	Section 3.13(a)
Appraisal Shares	Section 2.8(c)
BIS	Section 1.1(a)
Book Entry Share	Section 2.5(a)(i)
Capitalization Date	Section 3.5(a)
Cash Replacement RSU Amounts	Section 2.7(c)
Centerview	Section 3.24
Certificate of Merger	Section 2.3
Change in Recommendation	Section 5.3(a)
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 3.2(b)
Company Common Stock	Recitals
Company Intellectual Property	Section 3.20(i)(i)
Company Preferred Stock	Section 3.5(a)
Company Leased Real Property	Section 3.22(b)
Company Related Parties	Section 7.3(b)
Company SEC Documents	Section 3.7(a)
Company Securities	Section 3.5(c)
Company Stock Certificate	Section 2.5(a)(i)
Compensation Committee	Section 5.11
Continuing Employee	Section 5.10(a)
Copyrights	Section 3.20(i)(ii)(C)
Current Premium	Section 5.12(a)
Debt Fee Letters	Section 4.8(a)
Debt Financing	Section 4.8(a)
Debt Financing Commitment	Section 4.8(a)
Delaware Courts	Section 8.5
DGCL	Recitals
Effective Time	Section 2.3
End Date	Section 7.1(b)
Equity Commitment Letter	Recitals
Equity Financing	Section 4.8(a)
Excluded Shares	Section 2.5(a)(i)
Financing	Section 4.8(a)
Financing Agreements	Section 5.6(b)
Financing Commitments	Section 4.8(a)
Gen AI Technology	Section 3.21
In-the-Money Company Option	Section 2.7(a)
Indemnified Party	Section 5.12(b)
Indemnified Party Proceeding	Section 5.12(b)
Intellectual Property	Section 3.20(i)(ii)

Term	Section
Intervening Event	Section 5.3(b)(ii)
Intervening Event Notice	Section 5.3(b)(ii)
IT Systems	Section 3.20(h)
Labor Agreement	Section 3.14(a)(ix)
Marks	Section 3.20(i)(ii)(B)
Material Contract	Section 3.14(b)
Merger	Recitals
Merger Consideration	Section 2.5(a)(i)
Merger Sub	Preamble
OFAC	Section 1.1(a)
Open Source Software	Section 3.20(i)(iii)
Option Payments	Section 2.7(a)
Parent	Preamble
Parent Related Parties	Section 7.3(d)
Parent Termination Fee	Section 7.3(c)
Parent Welfare Plan	Section 5.10(c)
Patents	Section 3.20(i)(ii)(A)
Paying Agent	Section 2.6(a)
Payoff Indebtedness	Section 5.17
Payoff Indebtedness Amount	Section 5.17
Payoff Letters	Section 5.17
Personal Information	Section 3.23
Required Amount	Section 4.8(c)
Required Financial Information	Section 5.6(e)(iii)
Solvent	Section 4.9
Superior Proposal Notice	Section 5.3(b)(i)
Support Agreements	Recitals
Supporting Stockholders	Recitals
Surviving Corporation	Recitals
Third Party Rights	Section 3.20(c)
Trade Control Laws	Section 3.13(b)
Trade Secrets	Section 3.20(i)(ii)(D)
Vested RSU Payments	Section 2.7(b)

ARTICLE 2
THE MERGER; EFFECTIVE TIME
Section 2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the Surviving Corporation.
Section 2.2. Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of the Company and Merger Sub, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided in the DGCL.
Section 2.3. Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210 as soon as practicable following (but in any event within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) (the date on which the Closing occurs, the “Closing Date”). The parties intend that the Closing shall be effected, to the extent practicable, by conference call and the electronic delivery of documents to be held in escrow by outside counsel to the recipient party pending authorization to release at the Closing. Subject to the provisions of this Agreement, Parent and the Company shall cause a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) to be duly executed and delivered to the Secretary of State of the State of Delaware for filing in accordance with the relevant provisions of the DGCL, as soon as practicable on the Closing Date, and shall make any and all other filings or recordings required under the DGCL. The Merger shall become effective upon the date and time of the filing and acceptance of such Certificate of Merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the parties and specified in the Certificate of Merger (such date and time, the “Effective Time”).
Section 2.4. Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Effective Time:
(a) the Certificate of Incorporation of the Company shall be amended and restated in its entirety as of the Effective Time to read in its entirety as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that all references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name as “MeridianLink, Inc.” and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until, subject to Section 5.12(b), thereafter amended in accordance with its terms and as provided by applicable Law;
(b) the Bylaws of the Company shall be amended and restated as of the Effective Time to read in their entirety as the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name as “MeridianLink, Inc.” and, as so amended and restated, shall be the Bylaws of the Surviving Corporation until, subject to Section 5.12(b), thereafter amended in accordance with their terms and as provided by applicable Law; and
(c) (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable Law or until their earlier death, resignation or removal. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent a letter executed by each director of the Company effectuating his or her resignation as a member of the Board of Directors, to be effective as of the Effective Time.

Section 2.5. Conversion of Company Common Stock.
(a) Subject to Section 2.8, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares of Company Common Stock:
(i) Each share of Company Common Stock (other than (i) shares of Company Common Stock (a) held in the treasury of the Company, or (b) that immediately prior to the Effective Time were owned by Parent or Merger Sub or any of their direct or indirect Subsidiaries (collectively, the “Excluded Shares”), and (ii) Appraisal Shares) shall be automatically canceled and converted into the right to receive an amount in cash equal to $20.00 (the “Merger Consideration”), without interest. At the Effective Time, all of the shares of Company Common Stock shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate (a “Company Stock Certificate”) formerly representing any of such shares (other than Excluded Shares or Appraisal Shares) and each non-certificated share represented by book entry (a “Book Entry Share”) (other than Excluded Shares or Appraisal Shares) shall thereafter represent only the right to receive the Merger Consideration, without interest, to be paid upon surrender of such Company Stock Certificate or Book Entry Share in accordance with Section 2.6.
(ii) Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.
(iii) At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.
(b) If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification or recapitalization, then the consideration into which each share of Company Common Stock is converted in the Merger shall be equitably adjusted proportionally to reflect the change and to provide holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such change; provided that nothing in this Section 2.5(b) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.6. Payment for Company Common Stock.
(a) At or substantially concurrent with the Effective Time, (i) Parent shall appoint the Company’s transfer agent to act as paying agent (or such other nationally recognized paying agent agreed to between Parent and the Company) with respect to the Merger (the “Paying Agent”), and (ii) Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash amounts sufficient to enable the Paying Agent to make payments of the aggregate Merger Consideration payable pursuant to Section 2.5 to holders of shares of Company Common Stock outstanding immediately prior to the Effective Time. Such fund shall not be used for any purpose other than as expressly set forth in this Agreement. Pending its disbursement in accordance with this Section 2.6, such fund may be invested by the Paying Agent as directed by Parent in short-term direct obligations of the United States of America or short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest. Any interest and other income from such investments shall become part of the funds held by the Paying Agent for purposes of paying the Merger Consideration. To the extent that such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments.
(b) Promptly after the Effective Time, and in any event no later than two (2) Business Days after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock (other than the shares of Company Common Stock to be cancelled in accordance with Section 2.5(a)(i)) a form of letter of transmittal (mutually approved by Parent and the Company) and instructions for use in effecting the surrender of Company Stock Certificates or Book Entry Shares previously representing such Company Common Stock in exchange for payment therefor. Parent shall ensure that, upon surrender to the Paying Agent of each such

Company Stock Certificate or Book Entry Share (or affidavits of loss in lieu of the Company Stock Certificate pursuant to Section 2.6(d)), together with a properly executed letter of transmittal, the holder of such Company Stock Certificate or Book Entry Share (or, under the circumstances described in Section 2.6(e), the transferee of the Company Common Stock previously represented by such Company Stock Certificate or Book Entry Share) shall promptly receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Company Stock Certificate or Book Entry Share pursuant to Section 2.5. Exchange of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Company Stock Certificate or Book Entry Share.
(c) On or after the first (1st) anniversary of the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to the Surviving Corporation any funds made available by Parent to the Paying Agent which have not been disbursed to holders of Company Stock Certificates or Book Entry Shares in accordance with this Section 2.6, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation with respect to the cash amounts payable upon surrender of their Company Stock Certificates or Book Entry Shares. Neither the Paying Agent nor the Surviving Corporation shall be liable to any holder of a Company Stock Certificate or Book Entry Share for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law.
(d) If any Company Stock Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed (or such other replacement requirements reasonably established by the Paying Agent), Parent shall cause the Paying Agent to pay in exchange for such lost, stolen or destroyed Company Stock Certificate the cash amount payable in respect thereof pursuant to this Agreement.
(e) In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Company Common Stock to a transferee of such Company Common Stock if the Company Stock Certificate (if applicable) previously representing such Company Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.
(f) At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate, which shares were outstanding immediately prior to the Effective Time and converted into the right to receive the Merger Consideration in accordance with this Section 2.6, is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 2.6.
(g) Parent and the Surviving Corporation shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with any payments hereunder with respect to Company Common Stock.
(h) Notwithstanding anything in this Agreement to the contrary, each of the Surviving Corporation, Parent and Merger Sub and their respective Affiliates and agents shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from any cash amounts payable pursuant to this Agreement to any holder of shares of Company Common Stock, In-the-Money Company Options or Vested Company RSUs, Taxes as it is required by applicable Law to deduct and withhold. Parent shall use commercially reasonable efforts to cooperate with the Company and such holders to obtain any affidavits, certificates and other documents as may reasonably be expected to afford to the Company and such holders reduction of or relief from any such deduction or withholding. To the extent that any Taxes are so deducted or withheld and timely paid over to the appropriate Governmental Entity, such deducted and withheld Taxes shall be treated for purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Company Equity Awards, as applicable, in respect of which such deduction and withholding was made.

Section 2.7. Company Equity Awards; Company ESPP.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is less than the Merger Consideration (each, an “In-the-Money Company Option”) shall fully vest, be cancelled as of the Effective Time and, in exchange therefore, each such holder of any such In-the-Money Company Option shall have the right to receive, without interest and subject to deduction for any required withholding under applicable Tax Law, an amount in cash equal to (i) the aggregate number of shares of Company Common Stock underlying such In-the-Money Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the per share exercise price of such In-the-Money Company Option (the “Option Payments”). From and after the Effective Time, the holder of any canceled In-the-Money Company Option shall only be entitled to receive the Option Payment in respect of such canceled In-the-Money Company Options. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company Option, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time and has a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled as of the Effective Time for no consideration.
(b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Vested Company RSU that is outstanding as of immediately prior to the Effective Time shall be cancelled as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company RSU shall have the right to receive, without interest and subject to deduction for any required withholding under applicable Tax Law, an amount in cash equal to (i) the aggregate number of shares of Company Common Stock underlying such Vested Company RSU as of immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration(the “Vested RSU Payments”). From and after the Effective Time, the holder of any canceled Vested Company RSU shall only be entitled to receive the Vested RSU Payment in respect of such canceled Vested Company RSU.
(c) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding Unvested Company RSU shall be cancelled as of the Effective Time and replaced with a right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to (i) the Merger Consideration, multiplied by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company RSUs as of immediately prior to the Effective Time (the “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its Subsidiaries (including, following the Effective Time, the Surviving Corporation or its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the consummation of the transactions contemplated herein or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts.
(d) As soon as practicable following the date hereof (and in any event within five (5) Business Days after the date hereof), the Company Board (or, if applicable, any committee thereof administering the Company ESPP) shall adopt such resolutions and take such other actions necessary or as may be required under the Company ESPP or applicable Law to: (i) amend and suspend the Company ESPP such that, except for the Offering (as defined in the Company ESPP) under the Company ESPP in effect as of the date hereof, no additional Offering shall be authorized or commenced between the date of this Agreement and the Effective Time, (ii) provide that no participant in the Company ESPP may increase such participant’s rate of payroll deductions in effect as of the date of this Agreement or to make separate non-payroll contributions on or following the date of this Agreement (provided that, for the avoidance of doubt, participants shall be entitled to withdraw from the Company ESPP in accordance with the terms of the Company ESPP as in effect as of the date of this Agreement), (iii) provide that only participants in the Company ESPP as of the date of this Agreement may continue to participate in the Company ESPP after the date of this Agreement and that no new participants will commence participation in the Company ESPP after the date of this Agreement, (iv) provide that the Company ESPP shall terminate in its entirety, subject to and as of the Effective Time and no further rights shall be granted or exercised under the Company ESPP thereafter, and (v) provide that each Company ESPP participant’s accumulated contributions under the Company ESPP shall be refunded to the applicable participant in accordance with the terms of the Company ESPP.
(e) As soon as practicable following the date hereof (and in any event within five (5) Business Days after the date hereof), the Company Board (or, if applicable, any committee thereof administering the Company Stock Plan and the Company ESPP) shall adopt such resolutions and take any and all such other actions as are necessary to (i) effect the treatment of the Company Equity Awards and the Company ESPP upon the Effective Time pursuant to, or otherwise to give effect to, foregoing provisions of this Section 2.7 and (ii) terminate the Company Stock Plan and the Company ESPP, in each case, as of the Effective Time (but subject to the consummation of the Merger). Prior to the Effective Time, the Company shall provide Parent with evidence that such actions set forth in this Section 2.7 were completed. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, funds sufficient to pay the aggregate amount payable to the holders of Company Equity Awards pursuant to the provisions of this Section 2.7 to an account or accounts identified by the Company prior to the Effective Time. The payments with respect to any Company Equity Awards pursuant to the provisions of this Section 2.7 shall, except as may otherwise be required with respect to Company Equity Awards by Section 409A of the Code, be made by the Surviving Corporation at, or within five (5) Business Days of, the Effective Time, without interest. All payments with respect to Company Equity Awards pursuant to this Section 2.7 shall be made through the Surviving Corporation’s payroll and/or equity award maintenance systems, subject to withholding in accordance with the provisions of Section 2.6(h), if required under applicable Tax Law.
Section 2.8. Appraisal Rights.
(a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that constitute Appraisal Shares shall not be converted into the right to receive the Merger Consideration, and each holder of Appraisal Shares shall be entitled only to receive such consideration as is determined to be due with respect to such Appraisal Shares pursuant to Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall otherwise waive, withdraw or lose such holder’s right to appraisal under Section 262 of the DGCL, then (i) the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease, and (ii) such Appraisal Shares shall be deemed to have been converted as of the Effective Time into and have become exchangeable only for the right to receive (upon the surrender of the Company Stock Certificate(s) or Book Entry Shares previously representing such Appraisal Shares) the Merger Consideration, without interest and reduced by the amount of any withholding that is required under applicable Tax Law, in accordance with Section 2.5.
(b) The Company (i) shall provide to Parent prompt notice of any written demand by any stockholder of the Company for appraisal of such holder’s Company Common Stock, any written withdrawal of any such demand, and any other instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand and (ii) shall give Parent the opportunity to participate in all negotiations and proceedings with respect to any such demand. The Company shall not make any payment with respect to any demands for appraisal or offer to settle or settle any such demands for appraisal without the written consent of Parent.
(c) For purposes of this Agreement, “Appraisal Shares” shall refer to shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by a holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL.
Section 2.9. Further Action. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation and Parent shall (in the name of Merger Sub, in the name of the Company or otherwise) take such action.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the Company SEC Documents (other than information that is contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments (and not, for the avoidance of doubt, with regard to statements of historical fact)); provided that nothing disclosed in such reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.5 or Section 3.9 or (b) as set forth in the Company Disclosure Schedule (it being agreed that disclosure of any item in any Section or Subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other corresponding Section or Subsection of the Company Disclosure Schedule to which such information is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 3.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as currently in effect. The Company is not in violation in any material respect of the Charter or the Bylaws.
Section 3.2. Corporate Authorization.
(a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.
(b) The Company Board at a duly held meeting has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend the Company adopt this Agreement (the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.
(c) The only votes or actions of holders of capital stock of the Company, or any class or series of capital stock of the Company, necessary to adopt this Agreement is the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, voting separately as a class (such votes or actions, collectively, the “Company Stockholder Approval”).
Section 3.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Entity, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any other applicable Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or the rules or regulations of NYSE, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of the Company or the organizational documents of any of the Company’s Subsidiaries; (ii) assuming compliance with the matters referred to in Section 3.3, result in a violation or breach of any provision of any applicable Law or Order; (iii) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Material Contract or Real Property Lease; or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.5. Capitalization.
(a) The authorized capital stock of the Company consists of (i) 600,000,000 shares of Company Common Stock, and (ii) 50,000,000 shares of undesignated preferred stock, par value $0.001 per share (the “Company Preferred Stock”). At the close of business on August 7, 2025 (the “Capitalization Date”): (A) 73,993,762 shares of Company Common Stock were issued and outstanding; (B) Company Options to purchase an aggregate of 2,853,225 shares of Company Common Stock were issued and outstanding; (C) an aggregate of 6,953,592 shares of Company Common Stock were subject to outstanding Company RSUs; (D) an aggregate of 18,503,660 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plan; (E) an aggregate of 3,510,103 shares of Company Common Stock were reserved for issuance pursuant to the Company ESPP; (F) an aggregate of zero shares of Company Common Stock were held in the treasury of the Company; and (G) zero shares of Company Preferred Stock were issued and outstanding. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock, other than pursuant to the vesting, exercise or settlement of Company Equity Awards outstanding on the Capitalization Date and granted prior to the Capitalization Date and disclosed in the prior sentence.
(b) Section 3.5(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a complete and correct list of (i) each outstanding Company Option, including the number of shares of Company Common Stock subject to such Company Option, the name of the holder, the grant and expiration dates, the vesting schedule and current vesting status (including any accelerated vesting terms), the exercise price per share and any early exercise feature and whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code, and (ii) each outstanding Company RSU, the number of shares of Company Common Stock subject to such Company RSU, the name of the holder, the grant date and the vesting schedule and current vesting status (including any accelerated vesting terms). Each Company Equity Award grant was made in accordance with the terms of the Company Stock Plan, applicable Law and Section 409A of the Code, and each Company Option’s per share exercise price is equal to or greater than the fair market value of a share of Company Common Stock on the date of grant of such Company Option.
(c) Except as set forth in this Section 3.5 and for changes since the Capitalization Date resulting from the vesting, exercise or settlement of Company Equity Awards outstanding on such date and granted prior to the Capitalization Date and disclosed in Section 3.5(a), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, profit participation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries, except as set forth in Section 3.5(c) of the Company Disclosure Schedule. There are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. No Subsidiary of the Company owns any Company Securities.

(d) All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Equity Award will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable, and free of preemptive rights.
(e) Section 3.5(e) of the Company Disclosure Schedule contains a true, correct and complete good faith estimate of all Indebtedness of the Acquired Companies as of the date of this Agreement.
Section 3.6. Subsidiaries.
(a) Section 3.6(a) of the Company Disclosure Schedule lists each of the Company’s Subsidiaries. Except for securities held by the Company in connection with its ordinary course treasury investment activities and investments that are fully impaired, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interest in, any other Person. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned directly or indirectly, beneficially and of record, by the Company, free and clear of all Liens and transfer restrictions, except for Permitted Liens and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable (where such concepts are recognized under applicable Law) and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. There are no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Subsidiary of the Company: (i) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted and (ii) is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where such qualification is necessary. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or similar organizational documents.
Section 3.7. SEC Filings and the Sarbanes-Oxley Act.
(a) The Company has made available to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2023 and December 31, 2024, (ii) its proxy or information statements relating to meetings of the stockholders of the Company since December 31, 2023 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2023 (the documents referred to in this Section 3.7(a), together with all amendments thereto, are collectively referred to as the “Company SEC Documents”).
(b) Since December 31, 2022 through the date hereof, the Company has filed with the SEC each report, statement, schedule, form or other document or filing required by applicable Law to be filed by the Company at or prior to the time so required. As of the date hereof, no Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.
(d) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e) As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.
(f) Each required form, report and document containing financial statements that has been filed with the SEC by the Company since December 31, 2023 through the date hereof was accompanied by the certifications required to be filed by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to the Sarbanes-Oxley Act and, at the time of filing of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. As of the date hereof, to the Knowledge of the Company, neither the Company, nor any current or former executive officer of the Company, has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof.
Section 3.8. Financial Statements; Internal Controls.
(a) The consolidated financial statements (including any related notes and schedules) of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of certain information and footnotes which are not material individually or in the aggregate), (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Acquired Companies as of the dates thereof and their consolidated results of operations and cash flows for the periods presented therein (subject to normal recurring adjustments in the case of any financial statements) and (iv) to the Knowledge of the Company, since December 31, 2022, there has not been any fraud or other intentional wrongdoing that involved any of the management or other employees of the Company who have or have had a role in the preparation of the Company SEC Documents in connection with such preparation or any claim or allegation, whether written or oral, regarding any of the foregoing.
(b) The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iii) any unauthorized use, acquisition or disposition of the Company’s or its subsidiaries’ assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2024 (nor has any such material weakness been identified since such date through the date hereof).
(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports. Each required form, report and document containing financial statements that has been filed with the SEC by the Company since January 1, 2023 through the date hereof was accompanied by the certifications required to be filed by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to the Sarbanes-Oxley Act and, at the time of filing of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act. As of the date hereof, neither the Company, nor any current or former executive officer of the Company, has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof.
Section 3.9. Absence of Certain Changes. Since the date of the Most Recent Balance Sheet through the date hereof (except in connection with the transactions contemplated by this Agreement), (a) the Acquired Companies have conducted their business in the ordinary course consistent with past practice and (b) there has not been any event, change, occurrence, development or state of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Most Recent Balance Sheet, none of the Acquired Companies has taken any action that, if taken after the date hereof and prior to the Closing Date, would have been a breach of, or required the consent of Parent, under clauses (i), (ii), (v), (vii), (viii), (ix), (x), (xi), (xiii), (xviii), (xx), or, solely with respect to the foregoing clauses, (xxv), of Section 5.1(b).
Section 3.10. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or disclosed in the notes thereto), other than: (a) liabilities or obligations disclosed or provided for in the financial statements of the Company disclosed in the Company SEC Documents; (b) liabilities or obligations incurred in the ordinary course of business since the date of the Most Recent Balance Sheet (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action); (c) or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger); and (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.11. Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (a) there is no, and in the past three (3) years there have been no, Legal Proceeding pending or threated in writing (or, to the Knowledge of the Company, threatened orally) by or against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any present or former officer or director of the Company or any Subsidiary of the Company in such individual’s capacity as such and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding Order. As of the date hereof, there is no pending Legal Proceeding or outstanding Order that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation, of the Merger or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.
Section 3.12. Compliance with Applicable Law.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and, since December 31, 2023, has been, in compliance with all applicable Laws. Neither the Company nor any of its Subsidiaries has received any written (or to the Knowledge of the Company, oral) notice since December 31, 2023 through the date hereof that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Entity relating to the Company or any of its Subsidiaries or (ii) from any Governmental Entity alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancelation of, any such Governmental Authorizations.
Section 3.13. Certain Business Practices.
(a) In the past three (3) years, none of the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, (i) any of their respective directors, officers, or employees, nor, (ii) any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries have, directly or indirectly: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made or received any unlawful payment to or from foreign or domestic government officials or employees or to or from foreign or domestic political parties or campaigns; or (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or any comparable foreign Law, Order or statute (collectively, “Anti-Corruption Laws”).
(b) None of the Company nor any of its Subsidiaries, nor any of their respective directors, officers, or employees, nor, to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries is currently, or has been since April 24, 2019, (a) a Sanctioned Person; (b) engaging in any dealings or transactions with, on behalf of or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (c) otherwise in violation of Sanctions, Ex-Im Laws or Orders or U.S. anti-boycott Laws or Orders (collectively, “Trade Control Laws”).
(c) The Company has not received from any Governmental Entity or any Person any notice, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws or Trade Control Laws. There are no pending, threatened in writing or, to the Knowledge of the Company, threatened orally claims against the Company or any of its Subsidiaries with respect to Anti-Corruption Laws or Trade Control Laws.
(d) In the past three (3) years, the operations of the Company and each of its Subsidiaries are and have been conducted in material compliance with applicable financial due diligence, recordkeeping and reporting requirements of all applicable Anti-Money Laundering Laws, and no suit, action or Legal Proceeding by or before any Governmental Entity involving each of the Company or any of its Subsidiaries, with respect to Anti-Money Laundering Laws is ongoing, pending threatened in writing or, to the Knowledge of the Company, threatened orally.
(e) Each of the Company and its Subsidiaries has instituted and maintain policies and procedures designed to promote compliance with Anti-Corruption Laws and Anti-Money Laundering Laws and is in compliance with such policies and procedures.
Section 3.14. Material Contracts.
(a) As of the date hereof, except (i) as filed as exhibits to the Company SEC Documents, (ii) for this Agreement and the other agreements entered into in connection with the transactions contemplated hereby, and (iii) for Company Benefit Plans set forth on Section 3.16(a) of the Company Disclosure Schedule, Section 3.14 of the Company Disclosure Schedule sets forth a list of agreements that the Company or its Subsidiaries are party to or are bound by:
(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii) that is with the twenty-five (25) largest customers of the Acquired Companies (the “Top Customers”), taken as a whole by revenue during the fiscal year ended December 31, 2024 (as determined based on revenue recognized during the applicable time period);
(iii) that is with the twenty-five (25) largest vendors (excluding legal, accounting, tax and similar professional service providers) of the Acquired Companies, taken as a whole, determined on the basis of expenditures, during the fiscal year ended December 31, 2024 (the “Top Suppliers”);

(iv) (A) containing a covenant limiting in any material respect the ability of the Company or any Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area, or (B) containing any “most favored nation” or “exclusivity” provisions that is material to the Acquired Companies taken as a whole;
(v) relating to or evidencing indebtedness of the Company or any Subsidiary of the Company in excess of $1,000,000 (excluding, for the avoidance of doubt, intercompany loans solely between the Company and any of its wholly-owned Subsidiaries or solely between or among any wholly-owned Subsidiaries of the Company);
(vi) that is a material license granted by the Company or any Subsidiary of the Company to Company Intellectual Property, other than (A) non-exclusive licenses granted to customers in the ordinary course of business, (B) employee, contractors, and consulting agreements entered into in the ordinary course of business and (C) material contracts set forth in Section 3.14(a)(i);
(vii) that is a material license of Third Party Rights granted to the Company or any Subsidiary of the Company, including that arises out of any material Intellectual Property-related dispute (including any co-existence agreement), other than (A) Contracts for commercially available software involving payments of less than $250,000 annually, (B) employee, contractor, and consulting agreements entered into in the ordinary course of business and (C) material contracts set forth in Section 3.14(a)(i);
(viii) primarily relating to the acquisition, ownership, or development of any material Company Intellectual Property, other than Contracts with shareholders, directors, officers, employees, contractors and other representatives of the Company that assign rights in Intellectual Property from such individuals to one of the Acquired Companies;
(ix) that is a collective bargaining agreement, works council agreement, labor agreement, or other Contract with a Union (each, a “Labor Agreement”);
(x) that is a settlement, conciliation or similar Contract (A) with any Governmental Entity (B) pursuant to which the Company or any Subsidiary will have any material outstanding obligation or restriction after the date of this Agreement or (C) that contains payment obligations of the Company or any of its Subsidiaries in excess of $150,000;
(xi) relating to the disposition or acquisition of assets by the Company or any Subsidiary (A) in the past three (3) years, with a value or purchase price greater than $2,000,000 or (B) pursuant to which any potential earn-out, deferred or contingent payment obligations remain outstanding (excluding indemnification obligations in respect of representations and warranties) or otherwise survive as of the date hereof that would reasonably expected to result in the receipt or making by the Company or any of its Subsidiaries of future payments in excess of $500,000;
(xii) that is a joint venture entity, a legal partnership or similar arrangement (excluding commercial agreements that do not involve the formation of an entity with any third Person);
(xiii) that provides for indemnification of any officer, director or employee by the Company or any of its Subsidiaries, other than Contracts entered into on substantially the same form as the Company’s standard forms previously Made Available to Parent;
(xiv) that provides for accelerated vesting in connection with a change of control or otherwise in connection with the Merger or the transactions contemplated hereby (including as a result of any termination of employment following a change of control or the Merger);
(xv) that obligates the Company or any Subsidiary to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $500,000; and
(xvi) that represents a Related Party Transaction.
(b) Each Contract of the type described above in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a “Material Contract”. Except for Material Contracts that have expired or terminated by their terms, as of the date hereof, all of the Material Contracts are (A) valid and binding on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, and (B) in full force and effect, except (i) as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, breached, violated any provision of, or committed or failed to perform any act under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under, the provisions of any Material Contract, except in each case for those violations, acts (or failures to act) and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and, as of the date hereof, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing. No event has occurred or circumstances exist that (with or without notice, lapse of time or both) would constitute such a breach or default pursuant to any Material Contract or permit the termination or modification thereof or permit the acceleration or maturity of performance thereof, by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other party thereto, except for immaterial breaches and defaults. Since the date of the Most Recent Balance Sheet, the Company has not received written notice from any Person that such Person intends to modify in any material respect, terminate, or not renew, any Material Contract. The Company has Made Available to Parent a copy of each Material Contract as in effect as of the date hereof that is true and complete, subject to redaction of privileged or competitively sensitive information.
(c) In the past two (2) years, the Company has not received any written or, to the Knowledge of the Company, oral notice from or on behalf of any Top Customer indicating that such Top Customer intends to terminate or, not renew, or materially change the terms of any Material Contract with such Top Customer.
(d) In the past two (2) years, the Company has not received any written or, to the Knowledge of the Company, oral notice that has not been withdrawn or otherwise abandoned, from or on behalf of any Top Supplier indicating that such Top Supplier intends to terminate, or not renew, or materially change the terms of any Material Contract with such Top Supplier.
Section 3.15. Taxes. Except as would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(a) (i) all Company Returns required to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all applicable Laws, (ii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due and owing (whether or not reflected on such Company Return), and (iii) all Company Returns are true, correct, and complete in all material respects;
(b) (i) no deficiencies for Taxes of the Company or any of its Subsidiaries have been assessed or proposed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) there is no Legal Proceeding or audit or other examination currently ongoing, pending or threatened in writing against the Company or any of its Subsidiaries in respect of any Tax and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income or franchise Tax Returns that it is or may be subject to taxation by that jurisdiction;
(c) there are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Liens described in clause (ii) of Permitted Liens;
(d) neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code during the two-year period ending on the date of this Agreement;
(e) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any analogous provision of state, local or non-U.S. Law;
(f) (i) neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company or one of its Subsidiaries is or was the common parent) and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than any member of an affiliated group of which the Company or one of its Subsidiaries is or was the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, or by reason of Contract or operation of Law;

(g) there are no Tax sharing agreements (other than customary commercial or financial arrangements entered into in the ordinary course of business, the principal purpose of which does not relate to Taxes), with respect to which the Company or any of its Subsidiaries is a party;
(h) all material amounts of Taxes required to be deducted or withheld by the Company and its Subsidiaries have been deducted and withheld and, to the extent required, have been timely paid to the proper Taxing Authority, and the Company and its Subsidiaries have complied with all related reporting and record-keeping requirements;
(i) the Company is and has always been an association taxable as a corporation for U.S. federal and applicable state and local income Tax purposes;
(j) none of the Company and its Subsidiaries or the Surviving Corporation (or Parent as a result of owning such entities) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) the use of any improper method of accounting or change in method of accounting or any adjustment pursuant to Code Section 481 (or the corresponding provision of state, local, or non-U.S. Law) for a taxable period ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of law) entered into prior to the Closing, (iii) any installment sale or open transaction disposition made prior to the Closing, or (iv) any prepaid amounts received or deferred revenue accrued on or prior to the Closing Date outside the ordinary course of business;
(k) no private letter rulings, technical advance memoranda or similar agreements or rulings have been entered into or issued by any Taxing Authority with respect to any of the Company or its Subsidiaries that will have any effect after Closing;
(l) none of the Company or its Subsidiaries is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other fixed place of business in that country or having a source of income in that country; and
(m) none of the Company or its Subsidiaries is nor has it been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
Section 3.16. Employee Benefit Plans.
(a) Section 3.16(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan. The Company has made available to Buyer the documentation pursuant to which each material Company Benefit Plan is maintained and funded.
(b) No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes (or is required to contribute) to, or has in the past six (6) years sponsored, maintained or contributed (or been required to contribute) to, or otherwise has ever had any current or contingent liability or obligation in respect of (i) a “defined benefit plan” as defined in Section 3(35) of ERISA or any benefit plan that is or was, any employee benefit plan subject to Title IV of ERISA, Sections 412 or 430 of the Code, or Section 302 of ERISA, (ii) a multiemployer plan, as defined in Section 3(37) of ERISA, (iii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(c) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter, or has a pending or has time remaining in which to file an application for such determination from the Internal Revenue Service, and nothing has occurred that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each Company Benefit Plan has been established, maintained, funded and administered in compliance with its terms and with applicable Laws, including ERISA and the Code; (ii) no Legal Proceeding, claim or litigation is pending with respect to any Company Benefit Plan (other than routine claims for benefits) and, to the Knowledge of the Company, no such Legal Proceeding, claim or litigation is threatened; (iii) there are no governmental audits or investigations pending or, to the Knowledge of the Company, threatened in connection with any Company Benefit Plan; (iv) there has been no “prohibited transaction” within the meaning of Section  4975 of the Code or Section 406 of ERISA or breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan; (v) all contributions, reimbursements, premiums and benefit payments that have become due with respect to each Company Benefit Plan have been timely made or paid and all such amounts for any period ending on or before the Closing Date that are not yet due have been made, paid or properly accrued; and (vi) neither the Company nor any Subsidiary of the Company has incurred any Tax or other penalty (whether or not assessed) pursuant to Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code nor do any facts or circumstances exist that would reasonably be expected to result in any such Tax or penalty.
(d) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could (either alone or together with any other event): (i) result in, or cause the accelerated vesting, funding, timing or delivery of, or increase the amount or value of, any payment, compensation or benefit to any current or former employee, officer, director, consultant or other individual service provider of the Company or any Subsidiary of the Company, (ii) require a contribution by the Company or any Subsidiary of the Company to any Company Benefit Plan; (iii) restrict the ability of the Company or any Subsidiary of the Company to merge, amend or terminate any Company Benefit Plan; (iv) result in the forgiveness of any employee or service provider loan; (v) result in any “parachute payment” (as defined in Section 280G(b)(2) of the Code), or (vi) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any current or former employee, officer, director, consultant or other individual service provider of the Company or any Subsidiary of the Company.
(e) No Company Benefit Plan provides for, and neither the Company nor any Subsidiary of the Company has any current or contingent obligation to provide, post-retirement or post-termination health, life insurance or other welfare benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state applicable Law.
(f) Each Company Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.
(g) Neither the Company nor any Subsidiary of the Company has any current or contingent obligation to indemnify, “gross-up,” reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code.
Section 3.17. Labor and Employment Matters.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Acquired Companies are, and for the past three years have been, in compliance with all federal, state, and local applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, and wages and hours (classification of independent contractors and exempt and non-exempt employees), health and safety, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, automated employment decision tools and other artificial intelligence, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, affirmative action, and unemployment insurance, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, and state anti-discrimination laws and (ii) the Acquired Companies have fully and timely paid all wages, salaries, overtime, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to their current or former employees and individual independent contractors under applicable Laws, Contract or company policy, and there are no arrearages in the payment of wages. Each individual who is providing or within the past three years has provided services to the Acquired Companies and is or was classified and treated as an exempt employee or independent contractor, is and has been properly classified and treated as such for all applicable purposes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (A) the Company and its Subsidiaries have not received written notice of any audits or investigations pending or scheduled by any Governmental Entity pertaining to the employment practices of the Company and (B) to the Knowledge of the Company, no written complaints relating to employment practices of the Company or any Subsidiary have been made to any Governmental Entity or submitted to the Company or any Subsidiary.
(b) Neither the Company nor any Subsidiary of the Company is a party to, bound by, any Labor Agreement other than in the ordinary course of business and no such Labor Agreements are being negotiated; and no Union currently represents, or has requested or, to the Knowledge of the Company, has sought to represent any of the employees of the Company or any Subsidiary. In the past three years, (i) neither the Company nor any Subsidiary of the Company has been subject to any charge, demand, petition or representation Legal Proceeding seeking to compel, require or demand it to bargain with any Union (ii) nor has there been any pending or threatened unfair labor practice charge, material labor grievance, material labor arbitration, labor strike or lockout, work stoppage, slowdown, picketing, hand billing, or other material labor dispute against or involving the Company or any Subsidiary of the Company, and no such matters are currently pending or, to the Knowledge of the Company, threatened.
(c) The Company and its Subsidiaries have reasonably investigated all material sexual harassment, or other harassment, discrimination, retaliation or policy violation allegations against officers, directors, board members, employees, individual independent contractors or agents of the Company or any Subsidiary that have been reported to the Company or any Subsidiary, or of which the Company and its Subsidiaries are otherwise aware. With respect to each such allegation (except those the Company or the applicable Subsidiary reasonably deemed to not have merit), the Company or applicable Subsidiary has taken prompt corrective action reasonably calculated to prevent further improper action. To the Knowledge of the Company, there are no such allegations of harassment or discrimination that, if known to the public, would bring the Company or any Subsidiary into material disrepute.
Section 3.18. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) all insurance policies maintained by the Acquired Companies are in full force and effect and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any of such insurance policies; and (c) since December 31, 2023, the Company has not received any written notice of termination or cancelation or denial of coverage with respect to any insurance policy.
Section 3.19. Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(a) The Acquired Companies are, and for the past three (3) years have been, in compliance with all Environmental Laws;
(b) The Acquired Companies hold, and have for the past three (3) years held, all Environmental Permits required for the operation of the business of the Acquired Companies and are, and for the past three (3) years have been, in compliance with the terms and conditions of such Environmental Permits;
(c) No claim or Legal Proceeding is pending, or to the Knowledge of the Company, threatened in writing against the Acquired Companies alleging, and no Acquired Company has received any unresolved written notice or Order relating to, a violation of, or liability under, any Environmental Law;
(d) To the Knowledge of the Company, no Hazardous Substance has been released, treated, stored, disposed of, arranged for disposal, transported, handled or exposed to any Person in a manner or amount that has resulted or would reasonably be expected to result in liability to the Acquired Companies under Environmental Laws; and
(e) The Acquired Companies have not assumed by contract or provided an indemnity with respect to any liability of any other Person arising under Environmental Laws or relating to Hazardous Substances.
Section 3.20. Intellectual Property.
(a) Section 3.20(a) of the Company Disclosure Schedule contains a complete list as of the date hereof of all Patents, pending applications to register Patents, registered Marks, pending applications to register Marks and registered Copyrights and pending applications to register Copyrights, in each such case that are included in the Company Intellectual Property as of the date hereof. The Acquired Companies exclusively own the Company Intellectual Property free and clear of all Liens, other than Permitted Liens and has sufficient rights to use all other Intellectual Property used in or necessary for the operation of the business of the Acquired Companies, as presently conducted, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(b) All Patents, Marks and Copyrights owned or purported to be owned by the Acquired Companies that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world (“Registered Company Intellectual Property”) have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Registered Company Intellectual Property is valid, subsisting, and enforceable (excluding any applications within the Registered Company Intellectual Property), except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(c) In the past three (3) years, there have been, and there are, no legal disputes or claims pending or threatened in writing, (i) alleging infringement or misappropriation of any Intellectual Property of any Person (“Third Party Rights”) by the Acquired Companies or (ii) challenging the enforceability, ownership, validity, or use of the Acquired Companies of any Company Intellectual Property, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) The operation of the business of the Acquired Companies as currently conducted does not infringe, misappropriate, or violate, and has not since December 31, 2019, infringed, misappropriated, or violated, any Third Party Right, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) To the Knowledge of the Company, there is no, and in the past three (3) years there has been no, infringement, misappropriation, or violation, by any Person of any of the Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f) The Acquired Companies have taken reasonable security measures to protect the confidentiality of Trade Secrets in the possession or control of the Company, including Trade Secrets included in the Company Intellectual Property, and no source code for Software included in the Company Intellectual Property that is intended to remain confidential has been (or been agreed to be) disclosed, licensed, released, distributed, escrowed, or made available to or for any Person, other than to employees, contractors and consultants who are subject to confidentiality obligations.
(g) No product that is offered or distributed by the Acquired Companies contains, incorporates, links or calls to any Open Source Software in a manner that obligates any Acquired Company to disclose, make available, offer or deliver any portion of the source code of such product or component thereof to any third party other than the applicable Open Source Software, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the computer systems, servers, network equipment and other computer hardware owned, leased, used, or licensed by the Acquired Companies (“IT Systems”) are adequate and sufficient for the operation of the business of the Acquired Companies as currently conducted. The Acquired Companies have taken commercially reasonable measures to protect the security and integrity of the IT Systems. In the past three (3) years (i) there has been no Security Breach of, unauthorized access to, unauthorized use of, or malicious code in, any of the IT Systems of the Company or any of its Subsidiaries, and (ii) there have been no failures, breakdowns, or continued substandard performance of the IT Systems which have caused the material disruption or interruption in or to the use of the IT Systems or the operation of the business of the Acquired Companies.
(i) For purposes of this Agreement:
(i) “Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Acquired Companies.

(ii) “Intellectual Property” means all intellectual property rights of any type in any jurisdiction throughout the world, including all:
(A)
patents and patent applications and all related provisionals, divisionals, continuations, continuations-in-part, reissues, extensions and substitutions of any of the foregoing (collectively, “Patents”);

(B)
trade names, logos, slogans, trade dress, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration and any other similar designation of source or origin, together with the goodwill symbolized by any of the foregoing (collectively, “Marks”);

(C)
copyrights in both published and unpublished works and other works of authorship, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”);

(D)
rights in know-how and confidential information, trade secrets, technology, formulae, formulations, inventions, discoveries and invention disclosures, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, schematics, blueprints, flow charts, models, strategies and prototypes (collectively, “Trade Secrets”); and

(E)	rights in software (including source code and object code) (“Software”).
(iii) “Open Source Software” means any software (in source or object code form) that is subject to (A) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (B) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (4) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.
(iv) “Process” (or “Processing” or “Processed”) means the access, collection, use, processing, storage, sharing, sale, distribution, transfer, disclosure, sorting, treatment, manipulation, performance of operations on, enhancement, aggregation, destruction, security or disposal of any data or information.
(v) “Security Breach” means any breach of security or other security incident of an IT System resulting in (i) any unauthorized access to or use of any Trade Secret or material confidential information owned or Processed by or on behalf of the Company or any of its Subsidiaries, or (ii) any unauthorized Processing of any such trade secret or confidential information.
Section 3.21. AI Technology. Except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies’ use and provision of generational artificial intelligence technology (collectively, “Gen AI Technology”) is in compliance with all applicable Laws and Data Privacy Requirements, and (b) to the extent that the Acquired Companies have engaged in the development of Gen AI Technology, all data (including Personal Information) used in connection with such development or input into such Gen AI Technology by or on behalf of the Acquired Companies (including for purposes of training such Gen AI Technology) has been collected and processed by the Acquired Companies in compliance with the foregoing. None of the Acquired Companies have been subject to any Legal Proceeding (pending or, to the Knowledge of the Company, threatened) related to its creation, training, use, promotion, advertisement, testing or provision of Gen AI Technology.
Section 3.22. Properties.
(a) No real property is owned in fee by the Company or any of its Subsidiaries.

(b) Section 3.22(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”) and the address for each Company Leased Real Property.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies have a valid leasehold interest in the Company Leased Real Property as necessary to permit the Acquired Companies to conduct their business in the ordinary course as currently conducted. Neither the Company or any of its Subsidiaries nor any other party to the Real Property Leases is in breach or default in any material respect under any Real Property Lease. Except as set forth on Section 3.22(b) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries have subleased, licensed or otherwise granted any Person the right to use or occupy any Company Leased Real Property or any portion thereof.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies have title to, or a valid leasehold interest in, all material tangible personal property as necessary to permit the Acquired Companies to conduct their business in the ordinary course as currently conducted.
Section 3.23. Data Privacy. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, (a) the Acquired Companies are, and, in the past three (3) years, have been, in compliance with (i) all applicable Laws, (ii) the Company’s and its Subsidiaries’ published and publicly communicated privacy policies, (iii) the Company’s rules, policies or procedures (whether physical or technical in nature, or otherwise), (iv) all binding industry standards applicable to the Company (including the Payment Card Industry Data Security Standard (PCI DSS), and (v) the requirements of any Contract to which the Company or any of its Subsidiaries is a party, in each case in connection with the Company’s and its Subsidiaries’ collection, storage, transfer, Processing, or use of any personally identifiable information from any individuals (such information “Personal Information”) or otherwise relating to data loss, theft, or breach, privacy, security, or security breach notification requirements applicable to the Company (i)–(v), “Data Privacy Requirements”), (b) the Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect all Personal Information collected by them or on their behalf from and against unauthorized access, use, or disclosure and (c) the Company and its Subsidiaries have commercially reasonable safeguards in place that are intended to protect Personal Information in its possession or under its control against unauthorized Processing. In the past three (3) years, neither the Company nor its Subsidiaries have received any written notice of any claims of or threats, or been charged with or been subject to any Legal Proceeding relating to any Data Privacy Requirement. The Transactions do not and will not violate or breach any applicable Data Privacy Requirement.
Section 3.24. Brokers’ Fees. Except for Centerview Partners LLC (“Centerview”) and J.P. Morgan Securities LLC, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company or any of its Subsidiaries who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.
Section 3.25. Opinion of Financial Advisor. The Company Board has received the opinion of Centerview, to be confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than Excluded Shares, Appraisal Shares and any shares of Company Common Stock held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall, following the execution of this Agreement, furnish a true, correct and complete copy of such written opinion to Parent.
Section 3.26. Related Party Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or transactions between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate (including any director or officer) thereof, beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of any class of securities thereof or any “immediate family member” (as such term is defined in Item 404 of Regulation S-K promulgated under the

Securities Act) but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Documents filed at least one (1) Business Days prior to the date of this Agreement (each, a “Related Party Transaction”).
Section 3.27. Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.12 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in the Charter and any applicable “anti-takeover”, “fair price”, “moratorium” or “control share acquisition” law (each a “Takeover Statue”) will not be applicable to the Merger and the other transactions contemplated by this Agreement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company that:
Section 4.1. Corporate Existence and Power. Each of Parent and Merger Sub is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate or limited liability company, as applicable, powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.
Section 4.2. Corporate Authorization. Each of Parent and Merger Sub has all requisite corporate or limited liability company, as applicable, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.
Section 4.3. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Entity, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of (x) the HSR Act and (y) any other Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4. Non-Contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or the Certificate of Incorporation or Bylaws of Merger Sub, (b) assuming compliance with the matters referred to in Section 4.3, result in a violation or breach of any provision of any applicable Law or Order, or (c) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which any of their respective properties or assets are bound, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.5. Capitalization and Operation of Merger Sub. All of the outstanding equity interests of Parent and Merger Sub have been duly authorized and validly issued. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby.

Section 4.6. No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.
Section 4.7. Litigation. As of the date hereof, there is no Legal Proceeding involving Parent or Merger Sub pending or threatened (or to the knowledge of Parent, threatened orally), that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.8. Financing.
(a) Parent has delivered to the Company true, correct and complete copies, as of the date this Agreement, of (i) (A) the fully executed Equity Commitment Letter (the “Equity Financing”) and (B) the fully executed Debt Commitment Letter from the Financing Sources party thereto, pursuant to which the Financing Sources party thereto have committed, on the terms and subject to (and only to) the conditions set forth therein, to provide Parent with debt financing in the amounts specified therein for the purpose of financing the Merger and the other transactions contemplated hereby and the related fees and expenses, in each case, payable on or prior to the Closing Date (such financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”) and (ii) each fully executed fee letter related to the Debt Commitment Letter entered into by Parent or any of its Affiliates associated therewith, dated as of the date of this Agreement (which, in the case of each such fee letter, may be customarily redacted with respect to fee amounts, pricing and other terms, none of which redacted terms would reasonably be expected to adversely affect the enforceability, termination, availability or conditionality, or reduce (below the Required Amount) the aggregate principal amount of, the Debt Financing) (together with all annexes, exhibits, schedules and other attachments thereto and each as amended, restated, amended and restated, supplemented, replaced, substituted, waived or otherwise modified in accordance with its terms, collectively, the “Debt Fee Letters”; the Debt Commitment Letter and Debt Fee Letters are collectively referred to herein as the “Debt Financing Commitment” and, together with the Equity Commitment Letter, the “Financing Commitments”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof, in connection with the Company’s exercise of its rights under Section 8.6.
(b) The execution, delivery and performance of each Financing Commitment by Parent and, to the knowledge of Parent, each other Person party thereto, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all requisite action by Parent and, to the knowledge of Parent, each other Person party thereto, and no other proceedings on the part of Parent and each other Person party thereto are necessary to authorize the execution, delivery or performance of such Financing Commitment by Parent and, to the knowledge of Parent, each other Person party thereto. As of the date of this Agreement, each of the Financing Commitments, in the form so delivered, is in full force and effect and constitutes the legal, valid and binding obligations of Parent and the Guarantor, as applicable, and, to the knowledge of Parent, each of the other Persons party thereto, and is enforceable against Parent, the Guarantor and, to the knowledge of Parent, each of such other Persons party thereto, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity. As of the date of this Agreement, (i) the Financing Commitments and the terms thereof have not been amended, restated, amended and restated, supplemented, replaced, substituted, waived or otherwise modified in any respect, (ii) to the knowledge of Parent, the Financing Commitments, and the respective commitments contained therein or obligations thereunder, have not been withdrawn, terminated, repudiated or rescinded in any respect and (iii) no such amendment, restatement, amendment and restatement, supplement, replacement, substitution, waiver, modification, withdrawal, termination, repudiation or rescission of the Financing Commitments, the respective commitments contained therein or obligations thereunder, in each case, is contemplated, subject to any amendments required to implement the Additional Lender Designation Right and the RCF Designation Right, each as defined and described in the Debt Commitment Letter. There are no other Contracts, agreements, side letters, arrangements or understandings (written or oral) relating to the Financing to which the Parent, Merger Sub or any of their respective Affiliates is a party that would permit the parties to the Financing Commitments to reduce the amount of the Financing below the Required Amount, impose new or additional conditions precedent to the availability of the Financing or that would otherwise adversely affect the availability of the Financing on the Closing Date, other than as expressly contemplated by the Financing Commitments.
(c) Assuming the conditions set forth in Article 6 are satisfied at the Closing and assuming the accuracy of the Company’s representations and warranties set forth in this Agreement and performance by the Company of its obligations under this Agreement that are required to be performed by the Company on or prior to the Closing Date, the aggregate amounts of the Financing, when funded or invested, as applicable, in accordance with the Financing Commitments when funded will be sufficient for Parent, Merger Sub and the Surviving Corporation to pay the amounts required to be paid on the Closing Date in connection with the consummation of the Transactions, including payment of the aggregate Merger Consideration, to make any repayment, repurchase or refinancing of debt contemplated by this Agreement, to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses due and payable on the Closing Date (collectively, the “Required Amount”).
(d) As of the date this Agreement, other than as expressly set forth in the Financing Commitments, there are no conditions precedent related to funding or investing, as applicable of the Financing at the Closing or that would permit the Financing Sources or the Guarantor, as applicable, to reduce the aggregate principal amount of the Financing to an amount below the Required Amount. As of the date of this Agreement, no event has occurred and no circumstance exists that, with or without notice or lapse of time or both, would, or would reasonably be expected to (i) constitute or result in a default or breach on the part of Parent or the Guarantor, as applicable, or, to the knowledge of Parent, any other party thereto under any Financing Commitment or a failure of any condition to the Financing or otherwise result in any portion of the Financing necessary for the Required Amount being unavailable on the Closing Date, (ii) constitute or result in a failure of the Parent or the Guarantor, as applicable, or, to the knowledge of Parent, any other party thereto set forth in the Financing Commitments, to satisfy, or delay in the satisfaction of, any of the conditions to the funding or investing, as applicable, of the Financing set forth in the Financing Commitments or (iii) otherwise result in any portion of the Financing not being available on a timely basis and, in any event, not later than the Closing. As of the date of this Agreement, neither the Guarantor nor any of the Financing Sources party to the Debt Financing Commitment has notified Parent of its intention to terminate any of the Financing Commitments or not to provide all or any portion of the Financing. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Article 6, Parent does not have any reason to believe that it will be unable to satisfy, on a timely basis (and, in any event, not later than the Closing), any term or condition to the funding or investing, as applicable, of the Financing to be satisfied by it (or otherwise within Parent’s or any of its Subsidiaries’ control) set forth in any Financing Commitment or that any portion of the Financing will be unavailable on the Closing Date. Parent has fully paid, or caused to be fully paid, all commitment fees or other fees, expenses or deposits in connection with the Financing or otherwise required by the Financing Commitments, in each case, that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Commitments (or, if applicable, any Financing Agreements).
(e) Notwithstanding this Section 4.8 or any other provision of this Agreement, Parent acknowledges and agrees that it is not a condition to Closing under this Agreement, nor to the consummation of the transactions contemplated by this Agreement, for the Parent to obtain any equity or debt financing (including receipt of all or any portion of the proceeds of the Financing); provided, that the foregoing representation and warranty shall not limit the express conditions set forth in (i) Section 8.11(a) required in order for the Company to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger and (ii) Section 3 of the Equity Commitment Letter required in order for the Company, as an express third-party beneficiary, to enforce the terms of the Equity Commitment Letters against the Guarantor as if the Company were a party thereto.
Section 4.9. Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the funding or investing, as applicable, of the full amount of the Financing and the payment of the aggregate Merger Consideration and all other amounts due and payable on the Closing Date in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), assuming (x) the accuracy of the representations and warranties in Article 3 (y) compliance and performance by the Company with its covenants and agreements hereunder and (z) that immediately prior to the

Effective Time the Acquired Companies are Solvent, (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, will exceed the value of all probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as such debts become absolute and matured in the ordinary course of business; (b) the Surviving Corporation and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries, taken as a whole, will be able to pay its liabilities, including contingent and other liabilities, as they mature (the foregoing clauses (a) through (c), “Solvent”). For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due in the ordinary course of business. No transfer of property is being made, and no obligation is being incurred (or is contemplated being incurred), by Parent or its Affiliates in connection with the transactions contemplated hereby (or any series of related transactions or any other transactions in close proximity with the transactions contemplated by this Agreement), (a) with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, any Affiliate of Parent or Merger Sub, the Company or any of the Company’s Subsidiaries or (b) that could render Parent, Merger Sub, any Affiliate of Parent or Merger Sub, the Company or any of the Company’s Subsidiary not Solvent (or in the zone of insolvency).
Section 4.10. Guarantee. Concurrently with the execution of this Agreement, Parent has furnished the Company with a duly executed, true, complete and correct copy of the Guarantee in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement. As of the date hereof, the Guarantee is in full force and effect. As of the date hereof, the Guarantee is (i) a legal, valid and binding obligation of the Guarantor and (ii) enforceable in accordance with its respective terms against the Guarantor. As of the date hereof, there is no breach or default under the Guarantee by the Guarantor, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Guarantor.
Section 4.11. Absence of Certain Agreements. As of the date hereof, other than the Support Agreements, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, other than the Support Agreements, there are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub, the Guarantor or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement or the operations of the Company or any of its Subsidiaries or, following the Effective Time, the Surviving Corporation or any of its Subsidiaries. None of Parent, Merger Sub or the Guarantor (or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub)) has entered into any Contract with any Person prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction involving the Company or any of its Subsidiaries in connection with the Merger.
Section 4.12. Stock Ownership. Neither Parent nor Merger Sub owns any shares of capital stock of the Company. None of Parent, Merger Sub nor any of their respective Affiliates is an “Interested Stockholder” of the Company as defined in the Company’s Certificate of Incorporation.
Section 4.13. Brokers’ Fees. Except for Goldman Sachs & Co. LLC, there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

ARTICLE 5
COVENANTS
Section 5.1. Conduct of the Company.
(a) Except for matters (i) expressly required by this Agreement, (ii) set forth in Section 5.1 of the Company Disclosure Schedule, (iii) required by applicable Law or the rules or regulations of NYSE, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course, consistent with past practice, and (y) use its commercially reasonable efforts to preserve substantially intact its business organization and material business relationships; and provided further that no action or inaction by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) may be taken into consideration in determining whether a breach of this Section 5.1(a) has occurred unless such action would constitute a breach of such other provision.
(b) Without limiting the generality of the foregoing, except for matters (i) expressly permitted or contemplated by this Agreement, (ii) set forth in Section 5.1 of the Company Disclosure Schedule, (iii) required by applicable Law or the rules or regulations of NYSE, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed,), from the date hereof until the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to:
(i) amend the Company’s Certificate of Incorporation or Bylaws, or amend in a manner materially adverse to the Company, any Certificate of Incorporation or Bylaws, or other comparable charter or organizational documents, of the Company’s Subsidiaries;
(ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent;
(iii) (A) split, combine, adjust, subdivide or reclassify any capital stock or other equity or voting interest of the Company or any of its Subsidiaries, (B) except as otherwise provided in Section 5.1(b)(iv), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries or any equity or equity-based awards, options, warrants or rights of any kind to acquire any shares of, or securities convertible into, or exchangeable for any shares of, Company Common Stock, or other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding as of the Capitalization Date, (C) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction by holders of Company Equity Awards that are outstanding on the date hereof of the applicable exercise price or withholding Taxes with respect to such Company Equity Awards in accordance with the applicable terms of such Company Equity Award and the applicable Company Benefit Plan or (D) pledge or encumber any shares of capital stock or other equity or voting interest of the Company or any of its Subsidiaries;
(iv) issue, deliver, sell or grant any Company Securities, other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Equity Awards or purchase rights under the Company ESPP that are outstanding on the date hereof, in each case in accordance with and to the extent required under the applicable terms of such Company Equity Award, the applicable Company Benefit Plan or the Company ESPP, as applicable;
(v) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of the Company;
(vi) (A) increase the base salary, hourly wages, benefits, bonuses, commissions or other compensation payable or to become payable to, or grant or provide any severance, termination, retention bonus, transaction bonus or change in control, phantom equity or other similar payments or benefits to, the Company’s or any Subsidiary of the Company’s current or former employees, directors or executive officers or other individual service providers, (B) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (C) make grants under the Company Stock Plan or (D) grant to any current or former employees, directors, executive officers or other individual service providers of the Company or any Subsidiary of the Company any right to reimbursement, indemnification or payment for Taxes incurred under Section 409A or Section 4999 of the Code, except (x) as required to be made pursuant to the terms of Company Benefit Plans set forth on Section 3.16(a) of the Company Disclosure Schedule, or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date hereof (provided that no grants shall be made under the Company Stock Plan), (y) in the case of clause (A), increases as required under any applicable Law or as necessary to maintain the qualified status of a Company Benefit Plan or (z) in the case of clause (A), market-based increases in base salary or hourly wages (and corresponding target bonus opportunities) for any current or former employees, directors, executive officers or other individual service providers of the Company or any Subsidiary of the Company with annual base compensation at or below $100,000 and as set forth in Section 5.1(b)(vi)of the Company Disclosure Schedule;
(vii) acquire or divest any business, assets or capital stock of or to, or make any investment in, any Person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than acquisitions in the ordinary course of business (A) of inventory, supplies, Intellectual Property, raw materials, equipment or similar assets or (B) that, individually or in the aggregate, involve a purchase or sale price of not more than $2,000,000;
(viii) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any material assets or material properties except (A) pursuant to contracts or commitments existing as of the date hereof, (B) sales of inventory or used equipment in the ordinary course of business consistent with past practice, or (C) Permitted Liens;
(ix) agree to any covenant limiting the ability of the Company or any of its Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area, or pursuant to which any material benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the Effective Time;
(x) change any of the accounting methods, principles or practices used by the Company or any of its Subsidiaries materially affecting its assets, liabilities or business, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act or as otherwise specifically disclosed in the Company’s reports filed with the SEC;
(xi) except for (A) borrowings under the Company’s current credit facilities, in the ordinary course of business, or (B) intercompany loans between the Company and any of its Subsidiaries or among or between any Subsidiaries of the Company, (1) incur, issue, or otherwise become liable for additional Indebtedness in excess of $500,000 or (2) assume, guarantee or endorse the obligations of any Person (other than a wholly-owned Subsidiary of the Company) in excess of $500,000;
(xii) terminate, amend, or modify any Material Contract or Real Property Lease (or enter into any contract that would be a Material Contract if entered into prior to the date hereof, other than in the ordinary course of business);
(xiii) settle, pay, discharge or satisfy any Legal Proceeding, other than any Legal Proceeding that involves only the payment of monetary damages not in excess of $100,000 individually or $500,000 in the aggregate and which includes no injunctive or similar restrictions that would adversely affect the Company’s revenues or expenses in any respect;
(xiv) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements pursuant to the WARN Act or implicate labor protection payments under any Labor Agreement;
(xv) (A) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any material Company Intellectual Property, except for the expiration of registered Company Intellectual Property at the end of the applicable maximum statutory term, the abandoning or permitting to expire or lapse Intellectual Property that is no longer relevant in any material respect to the business of the Company in the ordinary course of business, or the granting of non-exclusive licenses to Company Intellectual Property in the ordinary course of business or (B) intentionally disclose any Trade Secrets other than pursuant to a written confidentiality and non-disclosure agreement entered into in the ordinary course of business, or (C) disclose, license, release, distribute, escrow, or make available any source code for Software owned by any of the Acquired Companies other than to employees, contractors and consultants who are subject to confidentiality obligations;
(xvi) make any capital expenditures other than capital expenditures (x) not in excess of $500,000 individually or $2,000,000 in the aggregate in any 12-month period or (y) as otherwise contemplated by the capital expenditure schedule made available to Parent;
(xvii) grant any refunds, credits, rebates or other allowances in an amount in excess of $50,000 individually to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business;
(xviii) adopt or implement any shareholder rights plan, rights agreement, “poison pill”, anti-takeover or similar arrangement;
(xix) make any loans or advances to any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto; or (iii) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned Subsidiaries of the Company;
(xx) enter into any Related Party Transaction;
(xxi) make (other than consistent with past practice) or change any material Tax election, change an annual accounting period, adopt or change any Tax accounting method, file any amended Tax Return or enter into any closing agreement (within the meaning of Section 7121 of the Code), settle any material Tax claim or assessment, request or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (other than through a customary extension of a Tax Return) prepare or file any Tax Return in a manner materially inconsistent with past practice, or take any action that would change the classification the Company or its Subsidiaries under Treasury Regulations Section 301.7701-3 or otherwise under the Code;
(xxii) (A) enter into, adopt, amend, modify or terminate any material Company Benefit Plan or any plan, program, agreement arrangement that would be a material Company Benefit Plan if in effect as of the date hereof, other than in in connection with annual renewals of health and welfare plans consistent with past practice; (B) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any future, current or former employee, officer, director or other individual service provider of the Company or any Subsidiary of the Company whose base salary plus target cash incentive compensation (for the avoidance of doubt not including commissions) would exceed $200,000 or (C) terminate any employee, officer, director or other service provider of the Company or any Subsidiary of the Company other than for cause, whose base salary plus target cash incentive compensation (for the avoidance of doubt not including commissions) would exceed $200,000;
(xxiii) (i) modify, amend, extend, terminate or enter into any Labor Agreement or (ii) recognize or certify any Union or other employee representative body as the bargaining representative for any employees of the Company or any Subsidiary;
(xxiv) knowingly waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or any Subsidiary; or
(xxv) authorize, commit or agree to take any of the foregoing actions.
Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. In addition, notwithstanding the foregoing, nothing in this Section 5.1 shall restrict the Company and its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and its Subsidiaries.

Section 5.2. No Solicitation or Negotiation.
(a) Subject to the terms of this Section 5.2, from the date hereof until the earlier of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company shall, shall cause its Subsidiaries to, and shall cause its and its Subsidiaries’ Representatives to, immediately cease and cause to be terminated any solicitation, discussions or negotiations that may be ongoing with a potential acquiror or its Representatives with respect to an Acquisition Proposal, and shall promptly (and in any event, with twenty-four (24) hours of the execution of this Agreement) terminate all physical and electronic data room access previously granted to any such Person or its Representatives and immediately cease providing any further information with respect to the Company and its Subsidiaries with respect to an Acquisition Proposal to any such Person or its Representatives and promptly (and in any event, with twenty-four (24) hours of the execution of this Agreement) request the return or destruction any copies of, studies based upon and/or any extracts or summaries from, any non-public information of the Company or its Subsidiaries in such Person’s possession or control, which non-public information was provided by or behalf of the Company in compliance with Section 5.2.
(b) Subject to the terms of this Section 5.2, from the date hereof until the earlier of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company shall not, and shall cause its Subsidiaries and its and their Representatives not to:
(i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist the submission or announcement of any Acquisition Proposal or Acquisition Inquiry;
(ii) furnish any non-public information regarding the Company or any of its Subsidiaries or affording access to the business, properties, assets, books, records or other non-public information, or to any personnel of the Company or any of its Subsidiaries to any Person for the purpose of inducing the making, submission or announcement of or knowingly encouraging, facilitating, assisting or in response to, an Acquisition Proposal or Acquisition Inquiry;
(iii) participate or engage in discussions, communications or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;
(iv) approve, endorse or recommend any proposal that constitutes or is reasonably expected to lead to, an Acquisition Proposal;
(v) amend, terminate or grant the waiver of a “standstill” or similar obligation or agreement with respect to the Company and its Subsidiaries or any confidentiality agreement to which the Company or any of its Subsidiaries is a party (other than limited waiver of a “standstill” or similar obligation); or
(vi) enter into any Alternative Acquisition Agreement.
(c) Notwithstanding anything to the contrary contained in this Agreement, the Company and its Subsidiaries and Representatives may engage in any such discussions or negotiations with, and provide any such information to, any Third Party in response to a bona fide written Acquisition Proposal if: (A) the Company complies with the notice requirements pursuant to Section 5.2(d) and prior to providing any non-public information regarding the Company to any Third Party in response to an Acquisition Proposal, the Company enters into (or there is then in effect) an Acceptable Confidentiality Agreement with such Third Party; and (B) the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and that the failure to take such actions contemplated by this Section 5.2(c) would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law. Prior to or concurrent with providing any non-public information to such Third Party, the Company shall make such non-public information available to Parent (to the extent such non-public information has not been previously made available by the Company to Parent or Parent’s Representatives). Prior to the Effective Time, the Company will be permitted to waive, any provision of any standstill, confidentiality or similar agreement that prohibits an Acquisition Proposal or Acquisition Inquiry being made to the Company or the Company Board (or a committee thereof) if the Company Board (or a committee thereof) determines, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law so long as the Company promptly (and in any even within twenty-four (24) hours) notifies Parent thereof (including the identity of such Person and the other information required by this Section 5.2(c) and Section 5.2(d), as applicable) after granting such waiver.
(d) If the Company receives an Acquisition Proposal after the date hereof, then the Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal) notify Parent in writing of such Acquisition Proposal (which notification shall include the identity of the Person making such proposal, the material terms and conditions thereof and include copies or any written (and summaries of oral) proposal relating thereto provided to the Company or any of its Representatives), and shall thereafter keep Parent reasonably informed of the status of discussions and negotiations and any material change to the terms of such Acquisition Proposal.
(e) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company, the Company Board (or any committee thereof) or their Representatives from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or limited to the information described in Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (or any substantially similar communication) (and no such disclosure shall, taken by itself, be deemed to be a Change in Recommendation); (ii) disclosing to the Company’s stockholders any factual information regarding the business, financial condition or results of operations of the Company or the fact that an Acquisition Proposal has been made, the identity of the party making such Acquisition Proposal or the material terms of such Acquisition Proposal (and no such disclosure shall, taken by itself, be deemed to be a Change in Recommendation); or (iii) communicating with any Person (or the Representatives of such Person) that makes any Acquisition Proposal or Acquisition Inquiry to the extent necessary to direct such Person to the provisions of this Section 5.2 and/or to clarify and understand the terms and conditions of an Acquisition Proposal made by such Person; provided, however, that the Company Board shall not make any Change in Recommendation except in accordance with Section 5.3(b).
(f) The Company agrees that any breach of this Section 5.2 by any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ Representatives acting on behalf of the Company, shall be deemed to be a breach of this Agreement by the Company.
Section 5.3. Company Recommendation.
(a) Neither the Company Board nor any committee thereof shall, except as permitted by Section 5.2 or Section 5.3(b): (i) withhold, withdraw, modify, amend or qualify, or publicly propose to withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent and Merger Sub, the Company Board Recommendation (it being understood that it shall be considered a modification adverse to Parent that is material if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Shareholders within ten (10) Business Days of commencement thereof or (2) any Acquisition Proposal is publicly announced by the Third Party making such Acquisition Proposal (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Company Board reaffirms the Company Board Recommendation); (ii) approve, adopt, endorse, declare advisable or recommend (or propose to approve, adopt, endorse, declare advisable or recommend) to the Company’s stockholders any Acquisition Proposal; (iii) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing; (iv) fail to include the Company Board Recommendation in the Company’s Proxy Statement (any action described in clause (i) through (iv) being referred to as a “Change in Recommendation”); or (v) cause the Company to enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract (other than a confidentiality agreement entered into in compliance with Section 5.2) contemplating an Acquisition Proposal (any such contract, an “Alternative Acquisition Agreement”).
(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Effective Time, the Company Board may:
(i) (A) make a Change in Recommendation in response to a bona fide Acquisition Proposal that did not result from a breach of Section 5.2 (other than a breach that is immaterial and unintentional) and/or

(B) authorize the Company to terminate this Agreement and cause the Company to enter into an Alternative Acquisition Agreement contemplating an Acquisition Proposal, in each case if and only if: (1) the Company Board (or a committee thereof) determines in good faith (x) that such Acquisition Proposal would constitute a Superior Proposal and (y) after consultation with the Company’s financial advisors and outside legal counsel, that in light of such Acquisition Proposal, a failure to make a Change in Recommendation and/or to cause the Company to terminate this Agreement and enter into such Alternative Acquisition Agreement would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law; (2) the Company delivers to Parent a written notice (the “Superior Proposal Notice”) stating that the Company Board intends to take such action and, in the event the Company Board contemplates causing the Company to enter into an Alternative Acquisition Agreement, including the identity of the Person or “group” of Persons marking such Acquisition Proposal, a summary of the material terms and conditions of such Alternative Acquisition Agreement and material written correspondence and documents with such Person or “group” of Persons and agreements relating to such Acquisition Proposal; (3) during the five (5) Business Day period commencing on the date of Parent’s receipt of such Superior Proposal Notice, the Company shall engage in good faith negotiations with Parent and shall have made its Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement, the Commitment Letters or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal; (4) after the expiration of the negotiation period described in clause (3) above, the Company Board (or a committee thereof) shall have determined in good faith, after taking into account any amendments or adjustments to this Agreement, the Commitment Letters that Parent and Merger Sub have agreed in writing to make as a result of the negotiations contemplated by clause (3) above, that (x) such Acquisition Proposal continues to constitute a Superior Proposal, and (y) after consultation with the Company’s financial advisors and outside legal counsel, the failure to make a Change in Recommendation and/or enter into such Alternative Acquisition Agreement would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law; and (5) if the Company enters into an Alternative Acquisition Agreement concerning such Superior Proposal, the Company terminates this Agreement in accordance with Section 7.1(f); provided, however, that, in the event of any material amendment or adjustment to the terms of any Superior Proposal, the Company shall deliver an additional Superior Proposal Notice and comply again with clauses (2) through (4) of this Section 5.3(b)(i), except that references to five (5) Business Days shall be deemed to be four (4) Business Days; or
(ii) make a Change in Recommendation not related to an Acquisition Proposal if: (A) there is an Effect affecting the Company that does not relate to any Acquisition Proposal and was not known or reasonably foreseeable by the Company Board prior to the date hereof (or if known, the consequences of which were not known or reasonably foreseeable), in each case, other than (A) an effect resulting from a breach of this Agreement by the Company or any of its Subsidiaries; (B) changes in the market price or trading volume of the shares of Company Common Stock, in and of itself; or (C) the fact that the Company meets or exceeds any internal or published projections, forecasts, budgets, plans for any period, in and of itself (any such Effect unrelated to an Acquisition Proposal or other inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal being referred to as an “Intervening Event”); (B) the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Intervening Event, a failure to effect a Change in Recommendation would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law; (C) such Change in Recommendation is not effected prior to the fifth (5th) Business Day after Parent receives written notice (the “Intervening Event Notice”) from the Company confirming that the Company Board intends to effect such Change in Recommendation; (D) during such five (5) Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend or adjust this Agreement, the Commitment Letters or enter into an alternative transaction; and (E) at the end of such five (5) Business Day period, the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel and after taking into account any amendments or adjustments to this Agreement, the Commitment Letters that Parent and Merger Sub have irrevocably agreed in writing to make as a result of the negotiations contemplated by clause (D) above, that, in light of such Intervening Event, a failure to effect a Change in Recommendation would be inconsistent with the Company Board’s fiduciary duties to the

Company’s stockholders under applicable Law; provided, however, that each time material modifications to the Intervening Event occur, the Company shall deliver an additional Intervening Event Notice and comply again with clauses (C) through (E) of this Section 5.3(b)(ii), except that references to five (5) Business Days shall be deemed to be four (4) Business Days.
Section 5.4. Approval of Merger Agreement.
(a) As promptly as reasonably practicable (and, in the case of setting a record date for the Stockholder Meeting, no later than five (5) Business Days) following the clearance of the Proxy Statement by the SEC (whether by confirmation that the SEC has no further comments or expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act), the Company shall, in accordance with Applicable Law and the Company’s governing documents, duly set a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) for the purpose of considering and taking action upon the matters requiring Stockholder Approval (with the record date and meeting date set in consultation with Parent; provided that the date of the Stockholder Meeting shall be no later than twenty (20) Business Days following the mailing of the Proxy Statement to the Company’s stockholders); provided that, notwithstanding anything else to the contrary herein, the Company may postpone or adjourn the Stockholder Meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if the Company reasonably believes there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholder Meeting or to obtain the Stockholder Approval, (iii) to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting, (iv) to allow additional time for the solicitation of votes in order to obtain the Stockholder Approval, or (v) if, in the good faith judgment of the Company Board or any committee thereof (after consultation with outside counsel), such adjournment or postponement is consistent with its fiduciary duties under Applicable Law. Unless the Company Board or any committee thereof has withdrawn the Company Board Recommendation in compliance with Section 5.3, the Company shall use its commercially reasonable efforts to (A) cause the definitive Proxy Statement to be mailed to the Company’s stockholders and (B) solicit from stockholders of the Company proxies in favor of the adoption of this Agreement.
(b) As promptly as reasonably practicable (but no later than twenty (20) Business Days) after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and file it with the SEC and the Company and Parent shall cooperate with each other in connection with the preparation of the foregoing, including to cause their respective Affiliates, as applicable, to cooperate with the preparation of the foregoing. The Company shall use commercially reasonable efforts (in consultation with Parent) to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement. The Company shall notify the other parties hereto promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate, and shall cause their Affiliates and advisors to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under Applicable Law. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith.
(c) Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company on the one hand, and Parent and Merger Sub on the other hand, each assumes no responsibility with respect to information supplied by or on behalf of, respectively, Parent or Merger Sub or their Affiliates, or the Company or its Affiliates, for inclusion or incorporation by reference in the Proxy Statement. Parent shall ensure that such information supplied by it and its Affiliates for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.5. Filings; Further Actions; Reasonable Best Efforts.
(a) Each of the Company, Parent and Merger Sub (and their respective Affiliates, if applicable) shall: (i) promptly (and in no event later than the date that is fifteen (15) Business Days after the date hereof) make and effect all filings required to be made or effected by it or otherwise advisable pursuant to the HSR Act; (ii) use commercially reasonable efforts to obtain all other consents and approvals required from Third Parties in connection with the Transactions; and (iii) use reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary or advisable under applicable Law to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof; provided, however, that in no event shall the Company be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any Person for any consent or approval required for the consummation of any of the Transactions, except for the filing fees in Section 7.3(a). Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub (A) shall promptly use its reasonable best efforts to provide all information requested by any Governmental Entity in connection with the Merger or any of the other Transactions and (B) shall use its reasonable best efforts to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or other applicable Antitrust Laws or applicable Foreign Investment Laws and obtain any clearance or approval required to be obtained from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition, antitrust or investment authority or any other Governmental Entity in connection with the Transactions as soon as possible, but in any event such that the Transactions may duly be consummated on or before the End Date. Nothing in this Agreement shall require any of the Acquired Companies to enter into any agreement or consent decree with any Governmental Entity that is not conditioned upon the Closing.
(b) Without limiting the generality of anything contained in Section 5.5(a), subject to applicable Law, each party hereto shall use reasonable best efforts to: (i) give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding; and (iii) promptly inform the other parties of any communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Merger. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or Legal Proceeding.
(c) Parent and Merger Sub shall not, and shall cause their respective Subsidiaries or Affiliates not to, acquire or agree to acquire any rights, interests, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition or action would reasonably be expected to (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its Affiliates to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders, or declarations or approvals of any Governmental Entity or the expiration or termination of any applicable waiting period necessary to consummate the Merger or the other Transactions, (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Merger or the other Transactions, or (iii) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, waiting period expirations or terminations, non-actions or other authorizations under any Antitrust Laws with respect to the Merger or the other Transactions.
Section 5.6. Financing.
(a) Each of Parent and Merger Sub shall use, and shall cause its Affiliates to use, its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing on terms and conditions in the Financing Commitments (subject to the ability to amend, modify, supplement or replace as set forth herein), and shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), agree to or permit any amendment, restatement, replacement, supplement or modification to be made to, or any waiver of any provision under, the Financing Commitments if such amendment, restatement, replacement, supplement, modification or waiver (i) reduces (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Financing from that contemplated by the Financing Commitments delivered as of the date hereof (including by changing the amount of fees to be paid or original issue discount thereof) below an amount, when taken together with available cash of the Parent and Merger Sub, sufficient to pay the Required Amount on the Closing Date, (ii) otherwise adversely affects in any material respect the ability or likelihood of the Closing or of Parent and Merger Sub to timely consummate the transactions contemplated by this Agreement, including the ability to pay the Required Amount, (iii) imposes new or additional conditions precedent or otherwise expand any of the existing conditions precedent to the funding of the Financing described in the Financing Commitments or otherwise add, expand, amend or modify any other terms or provisions of the Financing Commitments as in effect on the date hereof, in each case, in a manner that would reasonably be expected to prevent, materially delay or materially impede the Closing, (iv) adversely impacts in any material respect the ability of Parent or the Company, as applicable, to enforce its rights against the other parties to the Financing Commitments or the Financing Agreements or (v) results in the termination, withdrawal, repudiation or recission of any Financing Commitment or any Financing Agreement, or release or terminate any of the commitments or obligations of the Guarantor or any of the Financing Sources; provided, however, that subject to compliance with the other provisions of this Section 5.6, Parent may amend (or amend and restate) (x) the Debt Financing Commitment or the Financing Agreements to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that had not executed the Debt Commitment Letter as in effect on the date hereof, (y) the Equity Commitment Letter, to increase the amount of Equity Financing available thereunder or (z) the Financing Commitments to correct typographical errors. Parent shall promptly deliver to the Company copies of any such amendment, restatement, supplement, replacement or modification following the effectiveness thereof.
(b) Each of Parent and Merger Sub shall, and shall cause its Affiliates and its and their respective officers, employees, advisors and other Representatives to, use its commercially reasonable efforts to all things necessary, proper and advisable to arrange and obtain the Financing, at or prior to the Closing, on the terms and conditions contemplated by the Financing Commitments, including by using, in each case, commercially reasonable efforts to (i) comply in all material respects with its obligations under the applicable Financing Commitments and Financing Agreements, (ii) subject to amendments, modifications or replacements of the Financing Commitments otherwise permitted by this Section 5.6, maintain in effect the applicable Financing Commitments and the Financing Agreements, as applicable, in accordance with the terms and subject to the conditions thereof, (iii) negotiate and enter into the definitive agreements with respect to Debt Financing Commitments (any such agreements, collectively, the “Financing Agreements”), on a timely basis, on the terms and conditions not materially less favorable to Parent and Merger Sub than those set forth in the Financing Commitments (as such terms may be amended or modified as permitted by this Section 5.6), (iv) satisfy and cause to be satisfied (and cause their respective Affiliates to satisfy) on a timely basis (and, in any event, at or prior to the Closing) all of the terms and conditions precedent to the funding of the Financing to be satisfied by and applicable to Parent (or any of its controlled Affiliates) to the Financing contemplated by the Financing Commitments and Financing Agreements (including by consummating the Equity Financing pursuant to the terms of the Equity Commitment Letter and by paying any commitment fees or other fees or deposits required by the Debt Financing Commitments or the Financing Agreements) and within its control, (v) consummate the Financing no later than the Closing and (vi) enforce its rights under the Financing Commitments. Following reasonable request from the

Company, Parent shall keep the Company informed on a current basis and in reasonable detail of the status and all material developments in its efforts to arrange the Financing and to satisfy the conditions thereof, including advising and updating the Company, and giving the Company prompt written notice, in a reasonable level of detail, with respect to status, proposed closing date and material terms of the definitive documentation related to the Financing, providing copies of then current drafts of the credit agreement and other Financing Agreements, and giving the Company prompt notice of any material change with respect to the Financing and promptly giving the Company all information requested by the Company relating to the Financing or any circumstance referred to in the immediately preceding sentence.
(c) Parent shall give the Company prompt written notice upon Parent having knowledge of or becoming aware of (A) any expiration or termination of, violation, or any material breach or material default, or threatened (in writing) material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material violation, material breach or material default) by any party to any of the Financing Commitments or any Financing Agreement, (B) any actual or threatened reduction, withdrawal, repudiation, recission or termination (including termination of any commitments) of the Financing by any Financing Source party to the Financing Commitments or any Financing Agreement, (C) any material dispute or disagreement between or among Parent, on the one hand, and the Financing Sources party to the Financing Commitments or Financing Agreements, on the other hand, with respect to the obligation to fund or invest, as applicable, the Financing or the amount of the Financing to be funded or invested, as applicable, at the Closing, or (D) any reason Parent believes or has determined that it will not be able to obtain all or any portion of the Financing on terms and conditions contemplated by any of the Financing Commitments or Financing Agreements or will be unable to obtain Alternative Debt Financing.
(d) If all or any portion of the Debt Financing expires, terminates or becomes or would reasonably be expected to become unavailable prior to the Closing on the terms and conditions contemplated in the Debt Financing Commitment or the Financing Agreements applicable to such Debt Financing for any reason, or any of the Debt Financing Commitment or the Financing Agreements applicable to such Debt Financing shall be withdrawn, terminated, repudiated or rescinded for any reason, in each case such that the amount of the Debt Financing is not sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing, to pay the Required Amount on the Closing Date, Parent shall (i) promptly upon becoming aware thereof, notify the Company in writing of such event and the reasons giving rise to such event, promptly following the occurrence of such event, (ii) use, and Merger Sub shall use, its commercially reasonable efforts to arrange and obtain, as promptly as possible following the occurrence of such event (and in any event no later than the Closing), and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources, in an amount sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing and available cash of the Parent and Merger Sub, to pay the Required Amount on the Closing Date (“Alternative Debt Financing”), and (iii) obtain a new financing commitment letter (together with its related term sheets and fee letters, collectively, the “Alternative Debt Financing Commitment”) or a new definitive agreement with respect thereto (any such agreements, collectively, the “Alternative Debt Financing Agreements”) that provides for financing (A) on terms and conditions (including structure, covenants and pricing) that are not materially less favorable or materially more onerous (including by way of the imposition of new conditions or expansion of existing conditions), taken as a whole, to Parent and Merger Sub than the terms and conditions to the funding of the Debt Financing on the Closing Date as set forth in the Debt Financing Commitment without the Company’s written consent and (B) in an amount that is sufficient, when added to any portion of the Financing that is and will be available prior to or at the Closing and available cash of the Parent and Merger Sub, to pay the Required Amount. In such event, Parent shall deliver true, correct and complete fully executed copies of any Alternative Debt Financing Commitment or Alternative Debt Financing Agreements (which, in the case of any associated fee letter, may be customarily redacted with respect to fee amounts, pricing and other economic terms, none of which redacted terms would reasonably be expected to adversely affect availability or conditionality, or reduce (below the Required Amount) the aggregate principal amount of, the Alternative Debt Financing), as applicable, to the Company, and, thereafter, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Debt Financing (and consequently the term “Financing” shall include the Equity Financing, any available portion of the then-existing Debt Financing and the Alternative Debt Financing), and the terms “Debt Financing Commitment” and “Financing Agreement”, in each case, as used in this Agreement shall be deemed to include any Alternative Debt Financing Commitment and any Alternative Debt Financing Agreement, respectively.
(e) Prior to the Effective Time, and in all cases subject to the limitations set forth in, and prior to the termination of, this Agreement, the Company shall, and shall use its commercially reasonable efforts to cause each of its applicable Subsidiaries and its and their respective Representatives to, use its and their respective commercially reasonable efforts to provide Parent, at Parent’s sole cost and expense, with such reasonable and customary cooperation as may be reasonably requested in writing by Parent in each case, to assist Parent and Merger Sub in arranging the Debt Financing, including the use of commercially reasonable efforts to (provided that the foregoing commercially reasonable efforts standard shall not apply with respect to the Company and its applicable Subsidiaries (but shall apply with respect to its and their respective Representatives) with respect to clause (iv)):
(i) upon reasonable prior written notice and at reasonable times, cause the reasonable participation by appropriate and applicable senior management of the Company in a reasonable number of meetings and presentations with prospective lenders upon reasonable prior written notice (but not more than one primary bank meeting) and customary ratings agency presentations, in each case, on a telephonic basis;
(ii) provide reasonable and customary assistance with the preparation of customary materials for bank information memoranda and similar documents reasonably necessary in connection with the Debt Financing (including providing customary authorization and representation letters authorizing the distribution of information relating to the Company and its Subsidiaries to prospective lenders or investors and containing representations with respect to the presence of or absence of material non-public information relating to the Company and its Subsidiaries and the accuracy of the information relating to the Company and its Subsidiaries contained therein;
(iii) furnish Parent reasonably promptly with the Company SEC Documents and other historical financial statements of the Company (the “Required Financial Information”); provided, however, with respect to such other historical financial statements, the Company shall only be obligated to deliver such applicable financial statements to the extent they may be reasonably obtained from the books and records of the Company and its Subsidiaries (and solely at the times the Company typically prepares such statements or information) without undue effort or expense, and in no event shall the Required Financial Information be deemed to include or shall the Company otherwise be required to provide (x) pro forma financial statements or pro forma adjustments related to the Debt Financing, projections or other prospective information or (y) any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments; or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;
(iv) provide, at least four (4) Business Days prior to the Closing Date, to the extent requested by Parent or its financing sources at least eight (8) Business Days prior to the anticipated Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and beneficial ownership regulations (including beneficial ownership certifications under 31 C.F.R. § 1010.230);
(v) provide reasonable and customary assistance with the preparation of, and execution and delivery at Closing, the Financing Agreements (including schedules thereto) and facilitating the pledging of collateral in connection with the Debt Financing, including executing and delivering as of, but not effective before, the Closing any customary pledge and security documents, currency or interest hedging arrangements or other customary definitive financing documents, a solvency certificate (in the form attached to the Debt Commitment Letter as of the date hereof), as may reasonably requested by Parent to the extent required by the terms of the Debt Commitment Letter; provided, that the effectiveness of any documentation executed by the Company or any of its Subsidiaries shall be subject to the occurrence of the Closing;

(vi) take reasonable corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing in accordance with the Debt Commitment Letter; and
(vii) reasonably cooperate in the replacement or backstop of any outstanding letters of credit issued for the account of the Company or its Subsidiaries, providing the Payoff Letters and Lien terminations, and delivering prepayment or redemption notices in a timely manner with respect thereto.
(f) Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall require any such cooperation or efforts from the Acquired Companies, its Affiliates and its and their respective Representatives in connection with the Debt Financing to the extent that it would or would reasonably be expected to (i) cause any representation, warranty or covenant in this Agreement to be breached by the Acquired Companies or its Affiliates, require any waiver or amendment of any term of this Agreement or cause any condition to the Closing set forth in Article 6 to fail to be satisfied, (ii) prior to the Closing, require any Acquired Company or any of its Affiliates or any of its or their respective Representatives to pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses, costs, liabilities or obligations or otherwise issue or provide or agree to any indemnities in connection with the Debt Financing, (iii) require any Acquired Company or any of its Affiliates or any of its or their respective Representatives to enter into, execute, deliver, approve, modify or perform any agreement, instrument, certificate (including solvency or similar certificates from a financial or similar officer) or other documentation (other than customary authorization and representation letters described in clause (e)(ii) above) effective prior to the Effective Time, (iv) unreasonably interfere (in the reasonable judgement of the Acquired Companies) with the conduct or ongoing business of any Acquired Company, (v) create an obligation to prepare or deliver (A) any pro forma financial information, projections or other forward-looking financial information, (B) any other financial information for any Acquired Company that is not currently readily available or prepared in the ordinary course of business of the Acquired Companies at the time requested by Parent, (C) a description of all or any portion of the Debt Financing, including any “description of notes” or any information customarily provided by a lead arranger, underwriter or initial purchaser in a customary information memorandum or offering memorandum for a secured bank financing or high yield debt securities, as applicable, including sections customarily drafted by a lead arranger or an initial purchaser or underwriter, such as those regarding confidentiality, timelines, syndication process, limitations of liability and plan of distribution, (D) risk factors relating to all or any component of the Debt Financing or (E) any other information required by Rules 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of nonconvertible high-yield debt securities under Rule 144A promulgated under the Securities Act, (vi) change any fiscal period; (vii) require any Acquired Company or any of their Affiliates or any of its or their respective Representatives to adopt any resolutions, execute any consents or otherwise take any corporate or similar action in connection with the Debt Financing unless Parent and Merger Sub shall have determined that the directors and managers of any Person are to remain as directors and managers of such Person on and after the Closing and such resolutions are contingent upon the occurrence of, or only effective as of Closing, (viii) require the Acquired Companies or any of their Affiliates or any of its or their respective Representatives to deliver any legal opinion or reliance letters or comfort letter or opinion of any of its Representative, (ix) after using commercially reasonable efforts to provide such access or disclose such information in a manner that does not jeopardize such attorney-client privilege, attorney work product protections or other applicable legal privilege or confidentiality obligations, provide access to or disclose any information that the Company determines in good faith would reasonably be expected to jeopardize attorney-client privilege, attorney work product protections or other applicable legal privilege or confidentiality obligations binding on the Company or any of its Subsidiaries or Affiliates, (x) take any action that the Company determines in its reasonable judgment would reasonably be excepted to conflict with or violate the organizational documents of the Acquired Companies or any applicable Laws or fiduciary duty or would result in a contravention, violation or breach of, or default under, any material Contract or material permit to which any Acquired Company is a party or by which it or any of its property is bound, (xi) cause any officers, directors, manager or employees, advisors of the Acquired Companies or any of their Affiliates to incur or take any other action that would reasonably be expected to result in any actual or potential personal liability, (xii) other than to the extent set forth in customary authorization and representation letters described in clause (e)(ii) above, require any Acquired Company to make any representations, warranties or certifications effective prior to the

Effective Time or (xiii) require any Acquired Company to cause or permit any liens to be placed on any of its property effective prior to the Effective Time. None of the Acquired Companies shall be required to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time.
(g) The Company hereby consents to the customary use of its and its Subsidiaries’ logos in connection with the Debt Financing in a manner usual and customary for debt financings of a type similar to the Debt Financing so long as the Company has a reasonable opportunity to preview and consent to such use of logos and such logos (i) are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and (ii) are used solely in connection with a description of the Company, its business and products or the Merger (including in connection with any marketing materials related to the Debt Financing).
(h) All non-public or other confidential information provided by the Acquired Companies or any of their Affiliates or Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any Financing Sources in connection with any marketing efforts with respect to the Debt Financing (and, in each case, to their respective counsel, auditors and other Representatives); provided that the recipients of such information (i) agree to be bound by the Confidentiality Agreement as if parties thereto, or (ii) are subject to other confidentiality undertakings at least as restrictive as the Confidentiality Agreement and of which the Company is a beneficiary.
(i) The Company and the Subsidiaries and their respective Affiliates and Representatives shall have no liability whatsoever to Parent or Merger Sub or any other Person in respect of any financial information or data or other information provided solely pursuant to this Section 5.6. Parent and Merger Sub shall reimburse the Company promptly (and in any event, within five Business Days) upon demand for all reasonable and documented out-of-pocket fees, costs and expenses (including reasonable attorneys’ and accountants’ fees and expenses and other professional fees and expenses and documented travel costs) incurred by the Company or any of its Subsidiaries or Representatives in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.6, except that Parent and Merger Sub shall have no obligation to reimburse (A) any ordinary course amounts payable to Representatives of the Company or its Subsidiaries with respect to services provided prior to the Closing and (B) any other amounts that would have been incurred in connection with the transaction contemplated hereby regardless of the Debt Financing. Parent shall indemnify and hold harmless the Company and its Subsidiaries and its Affiliates and its and their respective Representatives, and the successors and assigns of each of the foregoing Persons, from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any obligations with respect to the cooperation provided pursuant to this Section 5.6 or any information utilized in connection therewith. Notwithstanding anything to the contrary in this Section 5.6, in no event shall Parent be obligated to reimburse, indemnify or otherwise pay or hold harmless any Persons pursuant to Section 5.6 to the extent such liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid resulted, as determined by a final court not subject to appeal, from the bad faith, willful misconduct or gross negligence of such Person or its Representatives. Parent’s and Merger Sub’s reimbursement and indemnification obligations pursuant to this Section 5.6(i) are referred to collectively as the “Reimbursement Obligations”.
(j) For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 5.6 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent or Merger Sub with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. Parent and Merger Sub acknowledge and agree that obtaining the Financing is not a condition to the Closing; and notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub’s obligations hereunder are not conditioned in any manner upon Parent obtaining the Financing, or any other financing. If the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article 6, to consummate the Merger and the other transactions contemplated under this Agreement.
(k) Notwithstanding anything to the contrary in this Agreement, the Company shall be deemed not to have breached any of its obligations under this Section 5.6 for the purposes of any condition set forth in Article 6 unless (i) any Acquired Company has materially breached its obligations under this Section 5.6, (ii) Parent provided written notice to the Company of such breach, providing reasonable detail in good faith of steps required to cure such breach, (iii) the Acquired Companies have not reasonably promptly taken such steps or otherwise cured such breach (and in any event, with reasonably sufficient time prior to the End Date to consummate the Debt Financing) and (iv) such material breach has been the proximate cause of any debt Financing not to be obtained on the Closing Date.
Section 5.7. Access; Confidentiality.
(a) Upon reasonable advance written notice and solely for purposes of furthering the Transactions or integration planning relating thereto, the Company shall afford Parent and Parent’s Representatives reasonable access, during normal business hours between the date of this Agreement and the earlier of the Effective Time and the date of termination of this Agreement, to the Acquired Companies’ properties, personnel, books and records, Contracts and, during such period, the Company shall furnish promptly to Parent all readily available information concerning its business as Parent may reasonably request; provided, however, that the Acquired Companies shall not be required to permit any inspection or other access, or to disclose any information to the extent: (i) such disclosure in the reasonable judgment of the Company could: (a) result in the disclosure of any trade secrets of Third Parties; (b) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy; (c) jeopardize protections afforded to any of the Acquired Companies under the attorney-client privilege or the attorney work product doctrine; or (d) violate any Law; provided, that the Company shall provide Parent with a description of such information not disclosed and use commercially reasonable efforts to implement alternative disclosure arrangements for Parent to evaluate such information without resulting in a violation of the foregoing clauses (a) through (d) or (ii) subject to Section 5.2, any such information relates to an Acquisition Proposal; and provided further that any such access shall be afforded and any such information shall be furnished solely at Parent’s expense. Any access to the properties of the Acquired Companies shall be subject to their reasonable security measures and insurance requirements and will not include the right to perform invasive testing. Nothing in this Section 5.7 shall be construed to require any Acquired Company to (x) prepare any financial statements, projections, reports, analyses, appraisals or opinions that are not readily available or prepared by the Acquired Companies in the ordinary course of business or (y) disclose any personnel records of such Acquired Company relating to individual performance or evaluation records, medical histories or other personal information if such disclosure is prohibited by Law. All requests for access pursuant to this Section 5.7(a) must be directed to the General Counsel of the Company or another person designated in writing by the Company.
(b) Each of Parent and Merger Sub agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.7 (or otherwise pursuant to this Agreement) for any competitive or other purpose unrelated to the Transactions contemplated by this Agreement.
(c) Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidentiality Agreement. All information provided by or on behalf of the Acquired Companies pursuant to this Agreement or obtained by Parent and its Representatives pursuant to Section 5.7(a) shall be treated as confidential information of the Acquired Companies for purposes of the Confidentiality Agreement; provided that, notwithstanding anything to the contrary contained in the Confidentiality Agreement, after the execution of this Agreement, Parent shall not require the Company’s prior consent and is expressly permitted to share confidential information to its sources of financing for the Merger (including the Financing Sources) that are subject to confidentiality restrictions.
Section 5.8. Interim Operations of Merger Sub. During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.
Section 5.9. Publicity. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, and thereafter the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior written consent of the other party; provided that (i) a party hereto may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or Order or the applicable rules or requirements of NYSE if it has used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent, in each case, prior to such issuance but has been unable to do so prior to the time such press release or public statement is so required to be issued or made, (ii) the Company shall not be obligated to engage in such consultation with respect to communications that are (A) principally directed to employees, customers, Channel Partners, technology or other partners or vendors so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party) not in violation of this Section 5.9 or (B) related to an Acquisition Proposal, Superior Proposal, Change in Recommendation or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each, only to the extent the Company has complied with Section 5.2 and Section 5.3, and (iii) Parent, Merger Sub and their Affiliates shall not be required to consult with the Company before making any statements or disclosures with respect to this Agreement or the transactions contemplated by this Agreement (which does not include, for the avoidance of doubt, Evaluation Material as defined in the Confidentiality Agreement) of the Acquired Companies) (A) to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions or (B) on such Person’s website or social media channels in the ordinary course of business (but with respect to such statements, only to the extent that such statements are consistent with the previous press releases, public disclosures or public statements made jointly by the Company and Parent (or individually if approved by the other party)).
Section 5.10. Other Employee Benefits.
(a) For a period of twelve (12) months immediately following the Closing Date (or, if earlier, the termination date of the applicable Continuing Employee), Parent shall, or shall cause the Surviving Corporation to, provide to each employee of the Acquired Companies as of immediately prior to the Closing Date who continues employment with Parent, the Surviving Corporation, or any Subsidiary of Parent or the Surviving Corporation immediately following the Closing Date (each, a “Continuing Employee”) with (i) (A) base salary or base hourly wage rate (as applicable) and (B) target annual cash incentive compensation opportunity (including bonuses and commissions, but excluding long-term incentive, equity or equity-based or retention, transaction or change in control bonus arrangements), in each case in an amount at least equal to the level that was provided to each such Continuing Employee as of immediately prior to the Effective Time, and (ii) employee benefits (including health, welfare and defined contribution retirement benefits, but excluding defined benefit pension, equity or equity-based, long-term incentive, severance, nonqualified deferred compensation, change in control, retention and retiree health or welfare benefits) that are no less favorable in the aggregate than those provided to each such Continuing Employee as of immediately prior to the Effective Time (subject to the same exclusions).
(b) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, ensure that each Continuing Employee receives full credit for purposes of eligibility to participate, vesting, paid time off and vacation benefit accrual, and determination of severance benefits) for service with the Acquired Companies (or predecessor employers to the extent the Company provides such past service credit) prior to the Closing under the employee benefit plans, programs and policies of Parent or the Surviving Corporation, as applicable, in which such employees become participants to the same extent and for the same purpose as such service was credited to such Continuing Employee under the corresponding Company Benefit Plan immediately prior to the Closing; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of compensation or benefits. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the Effective Time, which shall not be subject to accrual limits or forfeiture.
(c) During the plan year in which the Effective Time occurs, with respect to each benefit plan maintained by Parent or the Surviving Corporation that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate (each, a “Parent Welfare Plan”), Parent shall cause the Surviving Corporation to use commercially reasonable best efforts to cause each such Parent Welfare Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Welfare Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Benefit Plan in which such Continuing

Employee was a participant immediately prior to such Continuing Employee’s commencement of participation in such Parent Welfare Plan but, with respect to short- or long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of Parent’s or its applicable Subsidiary’s applicable insurance contracts in effect as of the Effective Time; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 5.10(b) shall control solely for that purpose; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid by such Continuing Employee during the portion of the plan year prior to the Closing Date in satisfying any applicable maximum out-of-pocket or deductible requirements under such Parent Welfare Plan that is a group health plan for the applicable plan year, to the extent that such expenses were recognized for such purposes under the comparable Company Benefit Plan.
(d) The Surviving Corporation shall honor in accordance with their terms and all the rights and obligations thereunder, all existing severance, change in control and separation pay plans, agreements and arrangements applicable to employees of the Acquired Companies and in effect as of the date of this Agreement. Parent hereby acknowledges that the consummation of the Merger constitutes a “change of control”, a “change in control” or a “sale event” (or a term of similar import) for purposes of any Company Benefit Plan that contains a definition of “change of control”, a “change in control” or a “sale event” (or a term of similar import), as applicable.
(e) Nothing in this Section 5.10 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to or establishment of any particular Company Benefit Plan or other benefit or compensation plan, program, agreement or arrangement, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of its benefit or compensation plans, programs, agreements or arrangements in accordance with their terms, (iii) create a right in any employee to employment with Parent, the Surviving Corporation or any Acquired Company, or (iv) create any third-party beneficiary rights in any Person (other than the parties hereto), including with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any Acquired Company or under any benefit plan which Parent, any Acquired Company or the Surviving Corporation may maintain.
Section 5.11. Compensation Arrangements. Prior to the Effective Time, the compensation committee of the Company Board (the “Compensation Committee”) will cause each Company Benefit Plan and Company employment agreement pursuant to which consideration is payable to any officer, director or employee who is a holder of any security of the Company to be approved by the Compensation Committee (comprised solely of “independent directors”) in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(2) under the Exchange Act and satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) of the Exchange Act.
Section 5.12. Director and Officer Indemnification, Exculpation and Insurance.
(a) For six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain directors’ and officers’ liability insurance in respect of any acts, errors, omissions, facts or events occurring before the Effective Time, including in respect of this Agreement and the Transactions, covering each such person currently covered by the Company’s directors’ and officers’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 5.12(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the annual premium most recently paid by the Company prior to the date of this Agreement for such insurance (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then Parent shall, and shall cause the Surviving Corporation to, maintain policies of insurance that, in Parent’s and the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, after reasonable consultation with Parent, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six (6) years from and after the Effective Time with respect to claims arising from any acts, errors, omissions, facts or events that occurred on or before the Effective Time

(including matters that continue after the Effective Time that are interrelated to claims arising on or before the Effective Time), including in respect of this Agreement and the Transactions; provided, however, that the amount paid for such prepaid policies does not exceed 400% of the Current Premium. Nothing in this Agreement shall restrict the Company from obtaining such policies.
If any such prepaid policies described in this Section 5.12(a) have been obtained prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain any and all such policies in full force and effect for their full term, and continue to honor the obligations thereunder. In addition to the runoff policies described in this Section 5.12(a), prior to the Effective Time, the Company may, in its discretion, also purchase an extension of the Company’s current directors’ and officers’ liability insurance for up to an additional one (1) year period beyond the current expiration date of such insurance, which shall be on substantially the same terms with respect to coverage and in an amount no less favorable than those in effect on the date hereof, and the annual premium shall not exceed 300% of the annual premium most recently paid by the Company or any of its Subsidiaries with respect to the directors’ and officers’ liability insurance in effect as of the date hereof.
(b) For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts, errors, omissions, facts or events occurring at or prior to the Effective Time, including with respect to this Agreement and the Transactions (and whether asserted or claimed prior to, at or after the Effective Time) in favor of the current or former directors or officers of any Acquired Company including pursuant to the Organizational Documents of any Acquired Company, and any indemnification or other similar agreements of any Acquired Company, in each case as in effect as of immediately prior to the Effective Time, shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation and the other Acquired Companies to perform their obligations thereunder; provided that all rights to indemnification, advancement of expenses and exculpation in respect of any claim asserted or made, and for which an Indemnified Party delivers a written notice to Parent within such six (6) year period asserting a claim for such protections pursuant to this Section 5.12, shall continue until the final disposition of such claim provided that the indemnified person to whom expenses are advanced provides an undertaking (which shall not include posting of any collateral) to repay such advances if it is ultimately determined by a court of competent jurisdiction in a final and non-appealable adjudication that such Indemnified Person is not entitled to indemnification. Such undertaking shall be made without regard to indemnitee’s ultimate entitlement to indemnification or ability to repay such advances and no other form of undertaking shall be required. Without limiting the foregoing, for a period of six (6) years from the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent required by the Organizational Documents of any Acquired Company in effect as of the date of this Agreement and any indemnification or other similar agreements of any Acquired Company set forth on Section 5.12(b) of the Company Disclosure Schedule: (i) indemnify and hold harmless each individual who at the Effective Time is, or any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), judgments, damages, losses, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any demand, action, suit or other Legal Proceeding (whether civil, administrative, investigative or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness, and regardless of whether such Legal Proceeding is brought before, at or after the Effective Time) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer of the Company or any Subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or any Subsidiary of the Company or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened (including any Indemnified Party Proceeding relating in whole or in part to this Agreement and the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party) to the fullest extent permitted by applicable Law; and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (x) each indemnification agreement in effect as of the date hereof between any Acquired Company and any Indemnified Party; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the Organizational Documents of any Acquired Company as in effect as of immediately prior to the Effective Time. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. If Parent or the Surviving Corporation fails to comply with its obligations in this Section 5.12(b) and an Indemnified Party commences a suit which results in a determination that Parent or the Surviving Corporation failed to comply with such obligation, Parent shall pay such Indemnified Party his or her costs and expenses (including reasonable fees and expenses of legal counsel) in connection with such suit.
(c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.12.
(d) The provisions of this Section 5.12 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, exculpation, advancement or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.12 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third-party beneficiaries of this Section 5.12). Parent and the Surviving Corporation jointly and severally agree to pay or advance, upon the written request of an Indemnified Party, all costs, fees and expenses, including attorneys’ fees, that may be incurred by the Indemnified Parties in enforcing their indemnity rights and other rights provided in this Section 5.12.
Section 5.13. Section 16 Matters. Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the Transactions, including any dispositions of shares of Company Common Stock (including any Company Equity Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.
Section 5.14. Transaction Litigation. The Company shall as promptly as reasonably practicable notify Parent in writing of, and shall give Parent the opportunity to participate in the defense of, any Transaction Litigation; provided, however, that the Company shall control such defense and this Section 5.14 shall not give Parent the right to direct such defense. The Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and provide Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted on behalf of the Company prior to such filing or submission, and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith. Notwithstanding anything to the contrary set forth in this Section 5.14, the Company may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Parties to defend any Transaction Litigation.
Section 5.15. Delisting of Company Common Stock. The Surviving Corporation shall cause the Company Common Stock to be de-listed from NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time.
Section 5.16. Takeover Laws. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover Laws or regulations may become, or may purport to be, applicable to the Transactions, each of Parent, Merger Sub and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any such Laws or regulations on any of the Transactions.
Section 5.17. Payoff Letters. At least three (3) Business Days prior to the Closing, the Company will deliver to Parent draft copies of payoff letters (subject to delivery of funds as arranged by Parent) (the “Payoff Letters”), in customary form and substance reasonably satisfactory to Parent, from the relevant creditor under the indebtedness set forth on Section 5.17 of the Company Disclosure Schedule that is expressly required under this Agreement to be paid off on the Closing Date (the “Payoff Indebtedness”), which payoff letter shall indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or similar obligations related to such Payoff Indebtedness as of the Closing Date (the “Payoff Indebtedness Amount”). On or prior to the Closing Date, the Company shall deliver to Parent executed copies of such Payoff Letter.
ARTICLE 6
CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER
Section 6.1. Conditions to the Obligations of Each Party. The obligation of each party to effect the Merger shall be subject to the satisfaction or waiver of the following conditions prior to the Effective Time:
(a) the Company Stockholder Approval shall have been obtained;
(b) No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Entity of competent and applicable jurisdiction and remain in effect, and there shall not be any Law enacted that makes consummation of the Merger illegal that remains in effect; and
(c) The applicable waiting period, or any extension thereof, under the HSR Act relating to the transactions contemplated by this Agreement has expired or been terminated.
Section 6.2. Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:
(a) (i) the representations and warranties of the Company set forth in Section 3.1 (Corporate Existence and Power), Section 3.2 (Corporate Authorization), Section 3.5(b) and Section 3.5(d) (Capitalization) and Section 3.24 (Brokers’ Fees) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); (ii) the representations and warranties of the Company set forth in Article 3 of the Agreement (other than the representations and warranties listed in Section 6.2(a)(i) and Section 6.2(a)(iii)) shall be true and correct as of the Effective Time as though made on and as of such date and time (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date); provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in this Section 6.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct if the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, shall not have resulted in a Company Material Adverse Effect that is continuing at the Effective Time and (iii) the representations and warranties set forth in Section 3.5(a) and Section 3.5(c) (Capitalization) shall be true and correct in all respects on the Closing Date as though made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct in all respects as of such earlier date); provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in this Section 6.2(a)(iii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct if the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, would not reasonably be expected to result in additional cost, expense or liability to the Acquired Companies and Parent, individually or in the aggregate, of more than $7,500,000;
(b) the Company shall have performed or complied in all material respects with the obligations or covenants that are required to be performed by it prior to the Effective Time under this Agreement;
(c) the Company shall have delivered to Parent, dated as of the Effective Time, a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the conditions set forth in the foregoing Section 6.2 (a), (b) and (d) have been satisfied as of immediately prior to the Effective Time; or
(d) since the date of the Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing at the Effective Time.
Section 6.3. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:
(a) the representations and warranties of Parent and Merger Sub set forth in Article 4 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement;
(b) Parent and Merger Sub shall each have performed or complied in all material respects with the obligations or covenants that are required to be performed by it prior to the Effective Time under this Agreement, and such failure to perform or comply shall have been cured at or prior to the Effective Time; and
(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
ARTICLE 7
TERMINATION
Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned:
(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);
(b) by either Parent or the Company, upon written notice to the other party, at any time after February 11, 2026 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;
(c) by either Parent or the Company, upon written notice to the other party, if (i) there shall be any Law enacted after the date hereof and remaining in effect that makes consummation of the Merger illegal, or (ii) any Governmental Entity of competent and applicable jurisdiction shall have issued a permanent injunction or other permanent Order having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such permanent injunction or other permanent Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or resulted in, the issuance, entry or continuing existence of any such Law or permanent Order;
(d) by either Parent or the Company, upon written notice to the other party, if the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the failure to obtain the Company Stockholder Approval;
(e) by Parent, upon written notice to the Company, at any time prior to receipt of the Company Stockholder Approval, if the Company Board shall have effected a Change in Recommendation (provided that, any written notice, including pursuant to Section 5.3(b), of the Company’s intention to make a Change in Recommendation in advance of making a Change in Recommendation shall not result in Parent having any termination rights pursuant to this Section 7.1(e);
(f) by the Company, upon written notice to Parent, at any time prior to the receipt of the Company Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided, however, that the Company shall prior to or substantially concurrently with, and as a condition to, such termination, pay, or cause to be paid, the Company Termination Fee to Parent pursuant to Section 7.3(b); provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(f) if the applicable Superior Proposal was solicited in material violation of or resulted from a breach of Section 5.2 (other than a breach that is immaterial and unintentional);
(g) by Parent, upon written notice to the Company, (i) a breach of any representation or warranty in Article 4 or failure to perform any covenant or obligation contained in this Agreement on the part of the Company shall have occurred that would cause a failure of any of the conditions set forth in Section 6.2 to exist, and (ii) such breach cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured upon the earlier of the End Date and thirty (30) days following the date Parent gives the Company written notice of such breach or failure; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is in breach of its representations, warranties, covenants or obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 7.1(h);
(h) by the Company, upon written notice to Parent, if (i) a breach of any representation or warranty in Article 5 or failure to perform any covenant or obligation contained in this Agreement on the part of Parent or Merger Sub shall have occurred, in each case, that would cause a failure of any of the conditions set forth in Section 6.3 to exist, and (ii) such breach cannot be cured by Parent by the End Date, or if capable of being cured in such time period, shall not have been cured upon the earlier of the End Date and thirty (30) days following the date the Company gives Parent written notice of such breach of failure; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(h) if the Company is in breach of its representations, warranties, covenants or obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 7.1(g); or
(i) by the Company, upon written notice to Parent if (i) all of the conditions with respect to the Merger set forth in Article 7 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied or waived at the Closing)), (ii) Parent fails to consummate the Merger by the time the Closing was required to occur under Section 5.3, (iii) the Company has provided written notice to Parent (A) of the Company’s intention to terminate the Agreement pursuant to this Section 7.1(i) if Parent fails to consummate the Closing in accordance with the terms and conditions hereof and (B) that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter and (iv) Parent fails to consummate the Closing within three (3) Business Days following delivery of such confirmation.
Section 7.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that: (a) this Section 7.2, Article I and the applicable definitions elsewhere in this Agreement, Section 5.7(b), Section 5.7(c), Section 7.3 and Article 8 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any party from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include, in the case of liabilities or damages payable by Parent or Merger Sub, the benefit of the bargain lost by the Company and holders of Company Common Stock (taking into consideration relevant matters, including the aggregate amount of the Merger Consideration) arising out of its Willful and Material Breach of any provision of this Agreement or any other agreement delivered in connection herewith or any common law fraud (with scienter), subject only, with respect to any such liabilities of the Company, to Section 7.3(b) and Section 7.3(e), and with respect to any such liabilities of Parent or Merger Sub, to the Parent Liability Limitation. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or Representatives, or any of its or their direct or indirect equity holders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for fraud or any Willful and Material Breach). To the extent Parent or Merger Sub is required to pay damages in connection with the termination of this Agreement that exceed the Company’s expenses or out-of-pocket costs incurred in connection with this Agreement and the Transactions, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the Company and by Persons who are holders of Company Common Stock as of the date on which this Agreement is terminated in respect of such Person’s shares of Company Common Stock. The parties’ rights and remedies under the Confidentiality Agreement, the Equity Commitment Letter or the Guarantee shall not be affected by a termination of this Agreement. Nothing shall limit or prevent any party from exercising any rights it may have under Section 8.11(a) in lieu of terminating this Agreement pursuant to Section 7.1.
Section 7.3. Expenses; Termination Fee.
(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Merger and the other Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated. In furtherance of the foregoing, (i) Parent shall pay all filing fees payable for filings required pursuant to the HSR Act or any other applicable Antitrust and Foreign Investment Laws in connection with the Merger or the other Transactions, and (ii) all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with the Merger or the other Transactions shall be paid by Parent and Merger Sub when due.
(b) If: (i) (A) this Agreement is validly terminated by Parent or the Company pursuant to Section 7.1(b) or (d) (provided that with respect to any such termination by the Company, the right to terminate this Agreement pursuant to Section 7.1(b) or (d), as applicable, is then available to Parent), (B) following the date hereof and prior to the time of the termination of this Agreement, a bona fide Acquisition Proposal shall have been publicly announced (and such Acquisition Proposal shall not have been publicly withdrawn prior to the time of the termination of this Agreement) and (C) the Company enters into a definitive agreement within twelve (12) months after such termination to effect such Acquisition Proposal, which Acquisition Proposal is subsequently consummated (with all references to “twenty percent (20%) or more” and “less than eighty (80%)” in the definition of Acquisition Proposal being treated as “more than fifty percent (50%) or less than fifty percent (50%), respectively” for purposes of this clause (i)); (ii) this Agreement is terminated by Parent pursuant to Section 7.1(e); or (iii) this Agreement is terminated by the Company pursuant to Section 7.1(f), then in the case of each of clauses (i) through (iii), the Company shall pay or cause to be paid to Parent, the Company Termination Fee. Any Company Termination Fee shall be paid: (x) in the case of clause (i) of the preceding sentence of this Section 7.3(b), substantially concurrently with the consummation of the transactions contemplated by such Acquisition Proposal, (y) in the case of clause (ii) of the preceding sentence of this Section 7.3(a) within two (2) Business Days following termination of this Agreement and (z) in the case of clause (iii) of the preceding sentence of this Section 7.3(b), prior to or substantially concurrently with and as a condition to termination of this Agreement under Section 7.1(f). Any Company Termination Fee due under this Section 7.3(b) shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. The Company Termination Fee shall be payable only once with respect to this Section 7.3(b) and not in duplication, even though the Company Termination Fee may be payable under one or more provisions hereof. In the event that Parent shall become entitled to payment of the Company Termination Fee, the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company, any of its Subsidiaries or any of their respective current, former or future directors, officers, employees, equityholders, agents or Representatives or Affiliates (collectively, the “Company Related Parties”) shall have any further liability, whether pursuant to a claim in law or in equity, to Parent, Merger Sub or any of their respective Affiliates or any other Person, and none of Parent, Merger Sub or any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company, any of its Subsidiaries or any of the Company Related Parties for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions, or any matters forming the basis for such termination.
(c) Parent shall pay promptly, but no later than five (5) Business Days after the applicable termination, to the Company a termination fee in the amount of $98,600,000 (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by the Company:
(i) if this Agreement is validly terminated by Parent or the Company pursuant to Section 7.1(b) if at such time the Company has the right to terminate pursuant to Section 7.1(h) or Section 7.1(i);
(ii) if this Agreement is validly terminated by the Company pursuant to Section 7.1(h); or
(iii) if this Agreement is validly terminated by the Company pursuant to Section 7.1(i).
(d) The Parent Termination Fee shall be payable only once with respect to Section 7.3(c) and not in duplication, even though the Parent Termination Fee may be payable under one or more provisions hereof. In the event that the Company shall become entitled to payment of the Parent Termination Fee, the receipt of the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any of its respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their Subsidiaries or any of their respective current, former or future directors, officers, employees, equityholders, agents or Representatives or Affiliates (collectively, the “Parent Related Parties”) or the Financing Sources shall have any further liability, whether pursuant to a claim in law or in equity, to the Company or any of its respective Affiliates or any other Person, and none of Company or any of its respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any of their Subsidiaries or any of the Parent Related Parties or the Financing Sources for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions, or any matters forming the basis for such termination.
(e) The parties acknowledge and agree that in no event will either the Company or Parent be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as the case may be, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. Notwithstanding anything to the contrary in this Agreement, while each of the Company and Parent may pursue both a grant of specific performance or other equitable relief under Section 8.11 and the payment of monetary damages in accordance with the terms hereof or the Parent Termination Fee or Company Termination Fee, as applicable, under no circumstances shall the Company or Parent (or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives) be entitled to receive both (i) a grant of specific performance or other equitable relief that results in the Merger occurring and (ii) monetary damages or the payment of the Parent Termination Fee or Company Termination Fee, as applicable, in connection with this Agreement or any termination of this Agreement.
(f) The Company and Parent acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the Company and Parent would not enter into this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or Parent shall fail to pay the Parent Termination Fee when due, and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 7.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 7.3(c) or any portion thereof, as applicable, then the non-paying Party will pay or cause to be paid to the other Party interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee became due, at a rate equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (collectively, “Enforcement Expenses”).

(g) Notwithstanding anything to the contrary in this Agreement, but subject to the last sentence of this Section 7.3(g), under no circumstances will the collective monetary damages payable by the Parent Related Parties) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Equity Commitment Letter or the Guarantee, or any transactions contemplated hereby or thereby, exceed an amount, in the aggregate, equal to the amount of the Parent Termination Fee plus the Reimbursement Obligations and Enforcement Expenses (such aggregate amount, the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against the Parent Related Parties, and in no event will the Company or its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure. Notwithstanding the foregoing, for the avoidance of doubt, this Section 7.3(g) will not relieve Parent from any liability for breaches of the Confidentiality Agreement or pursuant to Section 7.3(a).
ARTICLE 8
MISCELLANEOUS PROVISIONS
Section 8.1. Amendment. Any provision of this Agreement may be amended, modified, supplemented or waived prior to the Effective Time if, but only if, such amendment, modification, supplement or waiver is in writing and is signed, in the case of an amendment, modification or supplement by each party to this Agreement (or their respective boards of directors, if required) or, in the case of a waiver, by each party against whom the waiver is to be effective (or its board of directors, if required); provided, however, that following Company Stockholder Approval, this Agreement may not be amended, modified or supplemented in a manner that requires the approval of the stockholders of the Company under the DGCL unless such required further approval is obtained.
Section 8.2. Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.
Section 8.3. No Survival of Representations, Warranties and Covenants. None of the representations, warranties and covenants of the Company contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the Transactions, shall survive the Effective Time; provided, however, that this Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
Section 8.4. Entire Agreement; No Reliance. This Agreement, the Confidentiality Agreement, the Support Agreements, the Equity Commitment Letter and the Guarantee, the exhibits and schedules to this Agreement, and the Company Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto. Without limiting the generality of the foregoing: (a) Parent and Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 3 (including the Company Disclosure Schedule) or in the certificate delivered pursuant to Section 6.2(c), that they are not relying and have not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4 (including the Company Disclosure Schedule) or in the certificate delivered pursuant to Section 6.2(c), and that no employee, agent, advisor or other Representative of the Company has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement; (b) without limiting the foregoing, Parent and Merger Sub acknowledge and agree that neither the Company nor any of its Representatives has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding the Company or its Affiliates furnished or made available to Parent or Merger Sub and its Representatives except as expressly set forth in this Agreement, and neither the Company nor any other Person shall be subject to any liability to Parent or Merger Sub or any other Person resulting from the Company’s furnishing or making available to Parent or Merger Sub or Parent’s or Merger Sub’s use of such information, or any information, documents or material made available to Parent or Merger Sub in any due diligence materials provided to Parent or Merger Sub, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the Transactions; (c) without limiting the foregoing, Parent and Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding any forecasts, projections, estimates or budgets discussed with, delivered to or made available to Parent, or otherwise regarding the future revenues, future expenses, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business, operations or prospects of the Company; and (d) the Company acknowledges and agrees that Parent and Merger Sub have not made and are not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 4 or in the certificate delivered pursuant to Section 6.3(c), that it is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Article 5 or in the certificate delivered pursuant to Section 6.3(c), and that no Representative of Parent or Merger Sub has made or is making any representations or warranties whatsoever regarding the subject matter of this Agreement.
Section 8.5. Governing Law; Jurisdiction. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, including its statute of limitations, without giving effect to principles of conflicts of law. Each of the parties (i) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each party agrees that notice or the service of process in any action or proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 8.7 or in any other manner permitted by applicable Law. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final court judgment.
Section 8.6. Assignability; Parties in Interest. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties and their respective successors and assigns. This Agreement shall not be assignable by any party without the express written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; except that Parent and Merger Sub shall have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time: (a) to any of their respective Affiliates; or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the Parties to the Equity Commitment Letters or the Guarantor pursuant to the Guarantee, or (ii) impede or delay the consummation of the Merger or otherwise impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. No assignment by any Party will relieve such Party of any of its obligations hereunder. Except for (i) the provisions of Article 2 (which, from and after the Effective Time, shall be for the benefit of, and enforceable by, Persons who are holders of shares of Company Common Stock, and Company Equity Awards immediately prior to the Effective Time), (ii) the provisions of this Agreement applicable to the Indemnified Parties (which, from and after the Effective Time, shall be for the benefit of, and enforceable by, the Indemnified Parties), (iii) the limitations on liability of the Company Related Parties set forth in Section 7.3(b) (which shall be for the benefit of, and enforceable by, the Company Related Parties), (iv) the rights specified in the Equity Commitment Letter or Debt Commitment Letter, as the case may be, which provisions/rights shall inure to the benefit of the Persons or entities benefiting therefrom who shall be third-party beneficiaries thereof and who may enforce the covenants contained therein, (v) the provisions of Section 8.12, which shall be for the benefit of, and enforceable by, the Financing Sources and (vi) following termination of this Agreement pursuant to Article 8, subject to Section 7.2 and the last sentence of this Section 8.6, the right of the Company, on behalf of holders of Company Common Stock (who are third party beneficiaries for this purpose), to seek monetary damages (including monetary damages based on a lost premium or loss of the economic benefit of the transactions contemplated by this Agreement to the holders of Company Common Stock), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties, any right, benefit or remedy of any nature. Notwithstanding anything to the contrary contained in this Agreement, the rights granted pursuant to clause (v) of this Section 8.6 and the provisions of Section 7.2 with respect to the recovery of monetary damages based on the losses suffered by the holders of Company Common Stock shall only be enforceable on behalf of the holders of Company Common Stock by the Company in its sole and absolute discretion, as agent for the holders of Company Common Stock, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to the shares of Company Common Stock and subsequently be transferred therewith.
Section 8.7. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date delivered or sent if delivered in person or sent by email (to the extent that no “bounce back” or similar transmission error message indicating non-delivery is received with respect thereto), (b) on the third (3rd) Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by nationally recognized overnight courier, in each case as follows:

if to Parent, Merger Sub or the Surviving Corporation, to:

ML Holdco, LLC
c/o Centerbridge Partners, L.P.
375 Park Avenue, 13th Floor
New York, NY 10152
Attn:	Jared Hendricks
Benjamin Jaffe
The Office of the General Counsel
Email:	[***]
[***]
[***]

c/o Centerbridge Partners, L.P.
375 Park Avenue, 13th Floor
New York, NY 10152
Attention:	Jared Hendricks
Benjamin Jaffe
The Office of the General Counsel
Email:	[***]
[***]
[***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attention:	Corey D. Fox, P.C.
Andrew Struckmeyer
Email:	cfox@kirkland.com
andrew.struckmeyer@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Maggie D. Flores, P.C.
Email:	maggie.flores@kirkland.com

if to the Company, to:

MeridianLink, Inc.
1 Venture, Suite 235
Irvine, CA 92618
Attn:	Nicolaas Vlok, Chief Executive Offer
Email:	[***]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:	Joseph C. Theis, Jr.
Joshua M. Zachariah
James Ding

Email:	jtheis@goodwinlaw.com
jzachariah@goodwinlaw.com
jding@goodwinlaw.com

Section 8.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
Section 8.9. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.10. Obligation of Parent. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the

Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 8.10 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.
Section 8.11. Specific Performance; Waiver of Jury Trial.
(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, subject to Section 7.2, Section 7.3, and this Section 8.11, (i) the parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (ii) the provisions of Section 7.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (iii) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent and Merger would have entered into this Agreement. Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that Parent and Merger Sub have an obligation under this Agreement to cause the Equity Financing to be funded (subject to the requirements set forth in this Section 8.11) and that the Company shall have the right to obtain an injunction, specific performance or other equitable remedies in connection with enforcing Parent and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded (including to cause Parent to enforce the obligations of the Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) if, and only if, and for so long as: (A) all of the conditions with respect to the Merger set forth in Article 7 have been, and continue to be, satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied or waived at the Closing)), (B) the Debt Financing (or Alternative Debt Financing) has been funded in accordance with the terms and conditions thereof or the Debt Financing will be funded in accordance with the terms and conditions thereof at the Closing if the Equity Financing is funded at the Closing, (C) the Company has irrevocably confirmed to Parent in writing (and not revoked such notice) that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing, (D) Parent and/or Merger Sub fails to consummate the Closing within three (3) Business Days following the later of (x) the date by which the Closing is required to have occurred pursuant to Section 2.3 and (y) receipt of written notice from the Company in accordance with clause (C) above, (E) all of the conditions with respect to the Merger set forth in Article 7 have continued to be satisfied during the entirety of such three (3) Business Day period (other than those conditions that by their terms are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied or waived at the Closing)) and (F) the Company remains ready, willing and able to consummate the Closing. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equity holders shall have any rights or claims (whether in contract or in tort or otherwise) against any Financing Source, solely in their respective capacities as Financing Sources in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equity holders be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source. Notwithstanding anything contained herein to the contrary, nothing in this Section 8.11(a) shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Financing Source is a party, including any of the agreements entered into in connection with the Debt Financing (including the Debt Commitment Letter and Debt Fee Letters).
(b) Subject to Section 8.11(a), the parties agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement; provided, however, that in each case, parties may raise objections to the existence of any such breach or non-compliance or threatened breach or noncompliance. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
(c) EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING COMMITMENT, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.12. Debt Financing Provisions. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto, on behalf of itself, its Subsidiaries and each of its respective Affiliates and Representatives hereby: (a) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any of the Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court, (b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the applicable definitive document relating to the Debt Financing, (c) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing, any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon any party or its controlled Affiliates in any such proceeding shall be effective if notice is given in accordance with Section 8.12, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any proceeding brought against any of the Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing, any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Financing Sources will have any liability to Company, its Subsidiaries or any of their respective Affiliates or Representatives relating to or arising out of this Agreement, the Debt Financing, any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (h) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any claim or cause of action involving any Financing Source or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason and (i) agrees that the Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions of Section 7.2, Section 7.3(d), Section 8.6, Section 8.11(a) and Section 8.11(c) and this Section 8.12 (and the definitions of any terms used such Sections), and that such provisions (and such definitions, and any other provisions of this Agreement to the extent a modification thereof would directly affect the substance of any of the foregoing) shall not be amended or otherwise modified in any way that is materially adverse to the Financing Sources without the prior written consent of the Financing Sources party to the Debt Commitment Letter. Notwithstanding anything contained herein to the contrary, nothing in this Section 8.12 shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Financing Source is a party, including any of the agreements entered into in connection with the Debt Financing (including the Debt Commitment Letter and Debt Fee Letters).
Section 8.13. Construction.
(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or”, “nor” and words of like import shall not be exclusive. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” and the phrase “to the extent” means the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.” The word “will” shall be construed to have the same meaning as the word “shall”.
(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement.
(e) All references in this Agreement to “$” and “dollars” are intended to refer to U.S. dollars.
(f) Unless the context requires otherwise, any definition of or reference to any Law in this Agreement shall be construed as referring to such Law as from time to time amended, supplemented or otherwise modified, including comparable successor Law and any rules or regulations promulgated thereunder.
(g) Unless indicated otherwise, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m., Eastern Time, on such day or Business Day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day”, (iii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time, and (iv) whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
(h) As used in this Agreement, “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(i) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(j) Each representation and warranty in this Agreement is given independent effect so that if a particular representation and warranty proves to be incorrect or is breached, the fact that another representation and warranty concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty.
(k) References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is consistent with past practice, including with respect to time, frequency and magnitude.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

ML HOLDCO, LLC
a Delaware limited liability company

By:	/s/ Jared Hendricks
Name: Jared Hendricks
Title: Vice President and Secretary

ML MERGER SUB, INC.
a Delaware corporation

By:	/s/ Jared Hendricks
Name: Jared Hendricks
Title: Vice President and Secretary

MERIDIANLINK, INC.
a Delaware corporation

By:	/s/ Nicolaas Vlok
Name: Nicolaas Vlok
Title: Chief Executive Officer

Annex B
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”), dated as of [•], 2025, is entered into by and among MeridianLink, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company (each, a “Stockholder” and collectively, the “Stockholders”), and ML Holdco, LLC, a Delaware limited liability company (“Parent” and together with the Company and the Stockholders, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, in connection with and concurrently with the execution and delivery of this Agreement, the Company, Parent and ML Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, as of the date of this Agreement, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock (as adjusted pursuant to Section 13, the “Common Stock”) set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the date of this Agreement (as adjusted pursuant to Section 13, collectively, the “Owned Shares”);
WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders, the Company and Parent hereby agree as follows:
1. Agreement to Vote the Covered Shares. Beginning on the date of this Agreement until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholders agree to, and if applicable, to cause their respective controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholders or their respective controlled Affiliates after the date of this Agreement and prior to the Termination Date (as defined below) (as adjusted pursuant to Section 13) (the “Covered Shares”) as follows: (A) in favor of (i) the adoption of the Merger Agreement and the approval of the Transactions and (ii) the approval of any other proposal considered and voted upon by the Company’s stockholders at any meeting of such stockholders that is contemplated by the Merger Agreement and necessary for the consummation of the Transactions, and (B) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date (as defined below), (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions (clauses (A) and (B) collectively, the “Supported Matters”). The Stockholders agree to, and agree to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum at each such meeting. Except with respect to the obligations hereunder with respect to the Supported Matters, each Stockholder shall be entitled to vote the Covered Shares in its sole discretion. The Stockholders shall not take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement.
2. Proxy. In the event, but only in the event, that any Stockholder fails to comply with any of its obligations set forth in Section 1, then such Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, any duly elected officer of Parent, and each of them individually, with full power of substitution and resubstitution, to vote the Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) in accordance with Section 1 at any meeting of the Company’s stockholders (including any postponement, recess or adjournment thereof) at which any Supported Matters are to be considered; provided, however, that the Stockholder shall at all times retain the right to vote the Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in the Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement to Parent to enter into this Agreement and the Merger Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate or waive its rights to enforce this proxy with respect to any Stockholder at any time at its sole election by written notice provided to the applicable Stockholder. For purposes of this Section 2, a Stockholder will be deemed to have failed to comply with any of its obligations set forth in Section 1 if it has not submitted a proxy to the proxyholder appointed by the Company in connection with any meeting of the Company’s stockholders called to vote on any of the Supported Matters to vote consistent with such obligations by the day that is one (1) Business Day prior to the applicable meeting. Notwithstanding anything to the contrary in this Section 2, nothing herein shall prevent the Stockholder from making any Transfers permitted under Section 6 or as set forth elsewhere in this Agreement to its Affiliates, provided that such Affiliates agree to be bound by the terms of this Agreement, including this Section 2, with respect to the Transferred Covered Shares pursuant to a Joinder (as defined below).
3. Termination. This Agreement shall terminate automatically and without further action of the Parties upon the earliest to occur of: (i) the valid termination of the Merger Agreement pursuant to Article 8 thereof, (ii) the Effective Time, (iii) a Change in Recommendation by the Company Board in accordance with Section 5.3(b) of the Merger Agreement, or (iv) any modification, waiver or amendment to any term or provision of the Merger Agreement that is effected without the Stockholders’ prior written consent and that reduces the Merger Consideration or changes the form of consideration being offered to the Company’s stockholders under the Merger Agreement, imposes any conditions, requirements or restrictions on any Stockholder’s right to receive the cash consideration payable to the Stockholders with respect to shares of Company Common Stock owned by the Stockholders pursuant to the Merger Agreement or that materially delays the timing of any such payment after the Effective Time (the earliest such date set forth in clauses (i) through (iv), the “Termination Date”); provided, that the termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for such Party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination.
4. New Shares. Each Stockholder agrees that any shares of Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the date hereof and prior to the earlier to occur of (a) the Effective Time and (b) the Termination Date, shall automatically become, and shall be deemed to be, Owned Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Owned Shares on the date hereof.
5. No Solicitation. Subject in all cases to Section 12, each Stockholder agrees that it will not take any action that the Company, its Subsidiaries or their respective Representatives are prohibited from taking pursuant to Section 6.2 of the Merger Agreement.
6. Transfers. Beginning on the date of this Agreement until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, the Stockholder shall not, shall cause its controlled Affiliates not to, and shall direct its other Affiliates and its and its Affiliates’ Representatives not to, directly or indirectly, (a) tender any Covered Shares into any tender or exchange offer, (b) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting or other agreement with respect to any Covered Shares that is inconsistent with this Agreement, (d) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (e) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 6 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, each Stockholder may transfer any or all of the Covered Shares, in accordance with applicable Law, to the Stockholder’s Affiliates (provided, that, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof and deliver an irrevocable proxy in the form of Section 2 in which case such Affiliate shall be deemed a Stockholder hereunder, the “Joinder”).
7. Representations and Warranties of the Stockholders. The Stockholders hereby represent and warrant to Parent and the Company as follows:
7.1 Due Authority. Each Stockholder (if a legal entity) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite trust, corporate or other similar power and authority and has taken all trust, corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action by or on the part of the Stockholder, or vote of holders of any equity securities of, the Stockholder is necessary to authorize, approve and adopt (i) the execution and delivery of this Agreement or (ii) the compliance with and performance by the Stockholder of its covenants and obligations hereunder. This Agreement has been duly executed and delivered by the Stockholders and, assuming the due authorization, execution and delivery of this Agreement by all of the other Parties, constitutes a legal, valid and binding agreement of the Stockholders enforceable against each Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity. [If Stockholder is an individual and is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit B and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.]
7.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by each Stockholder, and the performance by each Stockholder of its covenants and obligations hereunder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation, trust agreement or operating agreement or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration or Lien that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Stockholder of its obligations under this Agreement.
7.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity or any other Person is required by or with respect to any Stockholder in connection with (a) the execution and delivery of this Agreement, (b) the performance by the Stockholders of their respective covenants and obligations under this Agreement, or (c) the consummation by the Stockholders of the transactions contemplated hereby, except (i) as required by the rules and regulations promulgated under any applicable federal or state securities, takeover and “blue sky” laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by each Stockholder of its obligations under this Agreement.
7.4 Ownership of the Owned Shares. Each Stockholder is, as of the date of this Agreement, the record and beneficial owner of the number of Owned Shares set forth opposite the Stockholder’s name on Exhibit A hereto, all of which are free and clear of any Liens, and any Owned Shares acquired after the date hereof will be free and clear of any Liens as of the date of such acquisition, in each case, other than those created by this Agreement or arising under applicable securities laws. As of the date of this Agreement, the Stockholders do not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholders have the sole right to dispose of the Owned Shares, and none of the Owned Shares are subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date of this Agreement, no Stockholder has entered into any agreement to Transfer any Owned Shares and no Person has a right to acquire any of the Owned Shares held by any Stockholder, [except pursuant to that certain Rule 10b5-1 trading plan adopted on June 13, 2025,] and the Stockholder will not enter into any such agreements to Transfer Owned Shares acquired by any Stockholder after the date hereof or grant any Person the right to acquire any of the Owned Shares acquired by any Stockholder after the date hereof, except as otherwise provided in this Agreement.
7.5 Absence of Litigation; Orders. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholders, threatened against any Stockholder or any of its respective Affiliates (other than the Company and its Subsidiaries) that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholders to perform their respective obligations under this Agreement. The Stockholders are not subject to any Order of any kind or nature that would reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Stockholders of their respective obligations under this Agreement.
8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:
8.1 Due Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the Company Board) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action by or on the part of the Company or vote of holders of any class of the capital stock of the Company is necessary to authorize, approve and adopt (i) the execution of this Agreement or (ii) the performance by the Company of its covenants and obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by all of the other Parties, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.
8.2 No Conflict. The execution and delivery of this Agreement by the Company, and the performance by the Company of its covenants and obligations hereunder do not and will not, other than as provided in the Merger Agreement with respect to the Transactions, (i) conflict with or result in any violation or breach of any provision of the organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, or Lien that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Company of its obligations under this Agreement.
8.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity or any other Person is required by or with respect to the Company in connection with (a) the execution and delivery of this Agreement, (b) the performance by the Company of its covenants and obligations under this Agreement, or (c) the consummation by the Company of the transactions contemplated hereby, except (i) as required by the rules and regulations promulgated under any applicable federal or state securities, takeover and “blue sky” laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by the Company of its obligations under this Agreement.
9. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and the Company as follows:
9.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action by or on the part of Parent or vote of holders of any equity securities of Parent is necessary to authorize, approve and adopt (i) the execution of this Agreement or (ii) the performance by Parent of its covenants and obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by all of the other Parties, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.
9.2 No Conflict. The execution and delivery of this Agreement by Parent, and the performance by Parent of its covenants and obligations hereunder do not and will not, other than as provided in the Merger Agreement with respect to the Transactions, (i) conflict with or result in any violation or breach of any provision of the organizational documents of Parent, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent is entitled, under any Contract binding upon Parent, or to which any of its properties, rights or other assets are subject or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent, except in the case of clauses (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, or Lien that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by Parent of its obligations under this Agreement.
9.3 Consents. No consent, approval, order or authorization of, or registration, declaration or, filing with, or notification to, any Governmental Entity or any other Person is required by or with respect to Parent in connection with (a) the execution and delivery of this Agreement, (b) the performance of Parent of its covenants and obligations under this Agreement, or (c) the consummation by Parent of the transactions contemplated hereby, except (i) as required by the rules and regulations promulgated under any applicable federal or state securities, takeover and “blue sky” laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any other Antitrust Laws, (iii) the applicable rules and regulations of the SEC or any applicable stock exchange or (iv) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by Parent of its obligations under this Agreement.

9.4 Absence of Litigation; Orders. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of Parent, threatened against Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement. Parent is not subject to any Order of any kind or nature that would reasonably be expected to restrict in any material respect, or prohibit or impair in any material respect, the consummation of the Transactions or the performance by Parent of its obligations under this Agreement.
10. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholders or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s Subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its Subsidiaries, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.
11. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements specified in Sections 12 and 13 and Sections 15 through 29, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.
12. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Transactions. The Stockholders, their respective Affiliates and their respective Representatives agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Legal Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any Legal Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with this Agreement, the Merger Agreement, the Transactions.
13. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change prior to the Effective Time in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock issued in such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, in each case prior to the Effective Time.
14. Further Assurances. The Stockholders shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

15. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand or email transmission, in each case, the intended recipient is set forth below:

if to the Stockholders to:

[Stockholder]
[Address]
[City, State ZIP]
Attn:	[•]
Email:	[•]

with a copy (which will not constitute notice) to:

[Name]
[Address]
[City, State ZIP]
Attn:	[•]
Email:	[•]

if to Parent to:

ML Holdco, LLC
c/o Centerbridge Partners, L.P.
375 Park Avenue, 13th Floor
New York, NY 10152
Attn:	Jared Hendricks
Benjamin Jaffe
The Office of the General Counsel
Email:	[***]
[***]
legalnotices@centerbridge.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attn:	Corey D. Fox, P.C.
Andrew Struckmeyer
Email:	cfox@kirkland.com
andrew.struckmeyer@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:	Maggie D. Flores, P.C.
Email:	maggie.flores@kirkland.com

if to the Company (prior to the Effective Time) to:

MeridianLink, Inc.
1 Venture, Suite 235
Irvine, CA 92618
Attn:	Nicolaas Vlok, Chief Executive Offer
Email:	[***]

with a copy (which will not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attn:	Joseph C. Theis, Jr.
Joshua M. Zachariah
James Ding
Email:	jtheis@goodwinlaw.com
jzachariah@goodwinlaw.com
jding@goodwinlaw.com

16. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, in the case of such law or regulation as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).
17. Entire Agreement. This Agreement and the documents and instruments and other agreements entered into in connection herewith by any of the Parties and the Merger Agreement collectively constitute the entire agreement with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties with respect to the subject matter hereof.
18. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
19. Governing Law; Waiver of Jury Trial. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, including its statute of limitations, without giving effect to principles of conflicts of law. Each of the Parties (a) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each Party agrees that notice or the service of process in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 15 or in any other manner permitted by applicable Law. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final court judgment. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, delegated or transferred, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
21. Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any Party is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other Parties will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholders would have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall in any way limit a Party’s right to pursue a claim for monetary damages arising out of a breach of this Agreement.
22. Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any Party or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, or other Representative, successor or permitted assign of any of the foregoing, shall have any liability to any Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of this Agreement or the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.
23. Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Entity to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

24. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
25. Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the Parties, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
26. No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
27. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Certificate of Incorporation, the Bylaws or any similar organization document of the Company, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all Parties.
28. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.
29. No Other Representations and Warranties. The Company, Parent and the Stockholders acknowledge and agree that, except for the representations and warranties expressly set forth in Section 7, Section 8 and Section 9 of this Agreement, none of the Company, Parent or the Stockholders makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. The Company, Parent and the Stockholders acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Section 7, Section 8 or Section 9, as applicable.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

ML HOLDCO, LLC

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

MERIDIANLINK, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares

[Exhibit B

Spousal Consent
I, [  ], spouse of [  ], acknowledge that I have read the Voting and Support Agreement, dated as of [  ], 2025, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.
I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.
I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.]

Dated:
[ ]

Annex C
Centerview Partners LLC
31 West 52nd Street
New York, NY 10019

August 10, 2025
The Board of Directors
MeridianLink, Inc.
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below), of MeridianLink, Inc., a Delaware corporation (the “Company”), of the $20.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among ML Holdco, LLC, a Delaware limited liability company (“Parent”), ML Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent or Merger Sub or any of their direct or indirect subsidiaries and (iii) Appraisal Shares (as defined in the Agreement) (the shares referred to in clauses (i) through (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive $20.00 per Share in cash, without interest (the $20.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Centerbridge Partners L.P., the sponsor of Parent (“Sponsor”), Parent or Merger Sub, and we have not received any compensation from Sponsor, Parent or Merger Sub during such period. In 2023 and 2024, we were engaged to provide financial advisory services unrelated to the Company to a private company in which Sponsor held a significant minority equity interest, in connection with certain strategic matters. We did not receive compensation in connection with such engagement, which has expired. We are currently engaged to provide financial advisory services unrelated to the Company to a financial creditor group (of which an affiliate of Thoma Bravo, L.P., a significant minority stockholder of the Company (“Thoma Bravo”), is a member) of an issuer in connection with a potential restructuring involving the relevant issuer, and we may receive compensation for such services in the future. We may provide financial advisory and other services to or with respect to the Company, Sponsor, Parent or Thoma Bravo or their respective affiliates, including portfolio companies of Sponsor and Thoma Bravo, in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Sponsor, Parent, Thoma Bravo or any of their respective affiliates, including portfolio companies of Sponsor and Thoma Bravo, or any other party that may be involved in the Transaction.

The Board of Directors
MeridianLink, Inc.
August 10, 2025

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated August 10, 2025 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023 and December 31, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in

The Board of Directors
MeridianLink, Inc.
August 10, 2025

connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

MERIDIANLINK, INC.
1 VENTURE, SUITE 235
IRVINE, CA 92618

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [TBD], 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V79324-TBD

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERIDIANLINK, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: If you wish to vote in accordance with the recommendations of the Board of Directors, you may simply sign, date and return this proxy card. In their discretion, the proxy holders may vote on such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V79325-TBD

MERIDIANLINK, INC.
Special Meeting of Stockholders
[TBD], 2025 [TBD] Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Laurence E. Katz and Elias Olmeta, and each of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MeridianLink, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at [TBD] Pacific Time on [TBD], 2025 at www.virtualshareholdermeeting.com/MLNK2025SM, and any adjournment or postponement thereof. The undersigned hereby revoke(s) any proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side